Filed Pursuant to Rule 424(b)(3)
Registration No. 333-207089
Registration No. 333-207089-01

POWERSHARES DB US DOLLAR INDEX TRUST

PowerShares DB US Dollar Index Bullish Fund        43,600,000 Common Units of Beneficial Interest

PowerShares DB US Dollar Index Trust, or the Trust, is organized in two separate series as a Delaware statutory trust, one of which is offered pursuant to this Prospectus. PowerShares DB US Dollar Index Bullish Fund, or the Fund, is a series of the Trust. The Fund issues common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the Fund. The common units of beneficial interest of the other series of the Trust (PowerShares DB US Dollar Index Bearish Fund) are offered pursuant to a separate prospectus. Shares may be purchased from the Fund only by certain eligible financial institutions, called Authorized Participants, and only in one or more blocks of 200,000 Shares, called a Basket. The Fund will generally issue its Shares in Baskets to Authorized Participants continuously as of 2:45 p.m., Eastern time, on the business day immediately following the date on which a valid order to create a Basket is accepted by the Fund, at the net asset value, or NAV, of 200,000 Shares as of the closing time of the NYSE Arca, Inc., or the NYSE Arca, or the last to close of the exchanges on which the Fund’s futures contracts are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the Fund.

Authorized Participants may sell the Shares they purchase from the Fund in Baskets, to other investors at prices that are expected to reflect, among other factors, the trading price of the Shares on the NYSE Arca and the supply of and demand for Shares at the time of sale and are expected to fall between NAV and the trading price of the Shares on the NYSE Arca at the time of sale.

The Shares trade on the NYSE Arca under the symbol “UUP”.

Invesco PowerShares Capital Management LLC serves as the Managing Owner, commodity pool operator and commodity trading advisor of the Fund. The Fund establishes long positions in certain futures contracts, or DX Contracts, with a view to tracking the changes, whether positive or negative, in the level of the Deutsche Bank Long US Dollar Index (USDX®) Futures Index – Excess ReturnTM, or the Index, over time. The performance of the Fund also is intended to reflect the excess, if any, of its interest income from its holdings of United States Treasury Securities, or Treasury Income, and dividends from its holdings in money market mutual funds (affiliated or otherwise), or Money Market Income.

DX Contracts are traded exclusively through ICE Futures U.S., a wholly-owned subsidiary of IntercontinentalExchange, Inc., or ICE Futures U.S., under the symbol “DX.” The changes in market value over time, whether positive or negative, of the DX Contracts are related to the changes, whether positive or negative, in the level of the U.S. Dollar Index (USDX®), or the USDX®. The USDX®, and in turn, the Index, provides a general indication of the international value of the U.S. dollar relative to the six major world currencies, or Index Currencies, which comprise the USDX® — Euro, Japanese Yen, British Pound, Canadian Dollar, Swedish Krona and Swiss Franc.

Except when aggregated in Baskets, the Shares are not redeemable securities.

INVESTING IN THE SHARES INVOLVES SIGNIFICANT RISKS.

PLEASE REFER TO “THE RISKS YOU FACE” BEGINNING ON PAGE 20.

•      Futures trading is volatile and even a small movement in market prices could cause large losses.

•      The success of the Fund’s trading program depends upon the skill of the Managing Owner and its trading principals.

•      You could lose all or substantially all of your investment.

•      Investors pay fees in connection with their investment in Shares including asset-based fees of 0.75% per annum. Additional charges include brokerage fees expected to be approximately 0.05% per annum in the aggregate.

Authorized Participants may offer to the public, from time-to-time, Shares from any Baskets they create. Shares offered to the public by Authorized Participants will be offered at a per-Share offering price that will vary depending on, among other factors, the trading price of the Shares on the NYSE Arca, the NAV per Share and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. Authorized Participants will not receive from the Fund, the Managing Owner or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public.

An Authorized Participant may receive commissions or fees from investors who purchase Shares through their commission or fee-based brokerage accounts. In addition, the Managing Owner pays a distribution services fee to Invesco Distributors, Inc. and pays a marketing services fee to Deutsche Bank Securities Inc. without reimbursement from the Trust or the Fund. For more information regarding items of compensation paid to FINRA members, please see the “Plan of Distribution” section on page 105.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense. The Fund is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

June 20, 2016

COMMODITY FUTURES TRADING COMMISSION RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 57 AND A STATEMENT OF THE PERCENTAGE RETURNS NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 13.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 18 THROUGH 33.

SWAPS TRANSACTIONS, LIKE OTHER FINANCIAL TRANSACTIONS, INVOLVE A VARIETY OF SIGNIFICANT RISKS. THE SPECIFIC RISKS PRESENTED BY A PARTICULAR SWAP TRANSACTION NECESSARILY DEPEND UPON THE TERMS OF THE TRANSACTION AND YOUR CIRCUMSTANCES. IN GENERAL, HOWEVER, ALL SWAPS TRANSACTIONS INVOLVE SOME COMBINATION OF MARKET RISK, CREDIT RISK, COUNTERPARTY CREDIT RISK, FUNDING RISK, LIQUIDITY RISK, AND OPERATIONAL RISK. HIGHLY CUSTOMIZED SWAPS TRANSACTIONS IN PARTICULAR MAY INCREASE LIQUIDITY RISK, WHICH MAY RESULT IN A SUSPENSION OF REDEMPTIONS. HIGHLY LEVERAGED TRANSACTIONS MAY EXPERIENCE SUBSTANTIAL GAINS OR LOSSES IN VALUE AS A RESULT OF RELATIVELY SMALL CHANGES IN THE VALUE OR LEVEL OF AN UNDERLYING OR RELATED MARKET FACTOR. IN EVALUATING THE RISKS AND CONTRACTUAL OBLIGATIONS ASSOCIATED WITH A PARTICULAR SWAP TRANSACTION, IT IS IMPORTANT TO CONSIDER THAT A SWAP TRANSACTION MAY BE MODIFIED OR TERMINATED ONLY BY MUTUAL CONSENT OF THE ORIGINAL PARTIES AND SUBJECT TO AGREEMENT ON INDIVIDUALLY NEGOTIATED TERMS. THEREFORE, IT MAY NOT BE POSSIBLE FOR THE COMMODITY POOL OPERATOR TO MODIFY, TERMINATE, OR OFFSET THE POOL’S OBLIGATIONS OR THE POOL’S EXPOSURE TO THE RISKS ASSOCIATED WITH A TRANSACTION PRIOR TO ITS SCHEDULED TERMINATION DATE.

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE TRUST. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

THE FUND FILES QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE ROOM AT 100 F STREET, N.E.,

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WASHINGTON, D.C. 20549. THE PUBLIC MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330.

THE FILINGS OF THE TRUST ARE POSTED AT THE SEC WEBSITE AT HTTP://WWW.SEC.GOV.

REGULATORY NOTICES

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, THE FUND, THE MANAGING OWNER, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER, SOLICITATION, OR SALE OF THE SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER, SOLICITATION, OR SALE.

THE BOOKS AND RECORDS OF THE FUND ARE MAINTAINED AS FOLLOWS: ALL MARKETING MATERIALS ARE MAINTAINED AT THE OFFICES OF INVESCO DISTRIBUTORS, INC., 11 GREENWAY PLAZA, SUITE 1000, HOUSTON, TEXAS 77046-1173; TELEPHONE NUMBER (800) 983-0903; BASKET CREATION AND REDEMPTION BOOKS AND RECORDS, ACCOUNTING AND CERTAIN OTHER FINANCIAL BOOKS AND RECORDS (INCLUDING FUND ACCOUNTING RECORDS, LEDGERS WITH RESPECT TO ASSETS, LIABILITIES, CAPITAL, INCOME AND EXPENSES, THE REGISTRAR, TRANSFER JOURNALS AND RELATED DETAILS) AND TRADING AND RELATED DOCUMENTS RECEIVED FROM FUTURES COMMISSION MERCHANTS ARE MAINTAINED BY THE BANK OF NEW YORK MELLON, 2 HANSON PLACE, BROOKLYN, NEW YORK 11217, TELEPHONE NUMBER (718) 315-7500. ALL OTHER BOOKS AND RECORDS OF THE FUND (INCLUDING MINUTE BOOKS AND OTHER GENERAL CORPORATE RECORDS, TRADING RECORDS AND RELATED REPORTS AND OTHER ITEMS RECEIVED FROM THE FUND’S COMMODITY BROKERS) ARE MAINTAINED AT THE FUND’S PRINCIPAL OFFICE, C/O INVESCO POWERSHARES CAPITAL MANAGEMENT LLC, 3500 LACEY ROAD, SUITE 700, DOWNERS GROVE, ILLINOIS 60515; TELEPHONE NUMBER (800) 983-0903. SHAREHOLDERS WILL HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. MONTHLY ACCOUNT STATEMENTS FOR THE FUND CONFORMING TO COMMODITY FUTURES TRADING COMMISSION (THE “CFTC”) AND THE NATIONAL FUTURES ASSOCIATION (THE “NFA”) REQUIREMENTS ARE POSTED ON THE MANAGING OWNER’S WEBSITE AT HTTP://WWW.INVESCOPOWERSHARES.COM. ADDITIONAL REPORTS ARE POSTED ON THE MANAGING OWNER’S WEBSITE IN THE DISCRETION OF THE MANAGING OWNER OR AS REQUIRED BY REGULATORY AUTHORITIES. THERE WILL SIMILARLY BE DISTRIBUTED TO SHAREHOLDERS OF THE FUND, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF THE FUND’S FISCAL YEAR, CERTIFIED AUDITED FINANCIAL STATEMENTS AND (IN NO EVENT LATER THAN MARCH 15 OF THE IMMEDIATELY FOLLOWING YEAR) THE TAX INFORMATION RELATING TO SHARES OF THE FUND NECESSARY FOR THE PREPARATION OF SHAREHOLDERS’ ANNUAL FEDERAL INCOME TAX RETURNS.

THE DIVISION OF INVESTMENT MANAGEMENT OF THE SECURITIES AND EXCHANGE COMMISSION REQUIRES THAT THE FOLLOWING STATEMENT BE PROMINENTLY SET

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FORTH HEREIN: “NEITHER POWERSHARES DB US DOLLAR INDEX TRUST NOR ANY SERIES THEREOF IS A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND IS NOT SUBJECT TO REGULATION THEREUNDER.”

AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN TRANSACTING IN SHARES. SEE “PLAN OF DISTRIBUTION.”

The USDX® mark is a registered service mark owned by ICE Futures U.S., Inc.

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Prospectus Section	Page

PART ONE DISCLOSURE DOCUMENT
SUMMARY	1

The Trust and the Fund	1
Shares Listed on the NYSE Arca	1
Purchases and Sales in the Secondary Market on the NYSE Arca	1
Pricing Information Available on the NYSE Arca and Other Sources	2
CUSIP Number	2
Risk Factors	2
The Trustee	5
Investment Objective	5
Shares Should Track Closely the Value of the Index	7
The Managing Owner	7
The Commodity Broker	8
The Administrator, Custodian and Transfer Agent	8
Invesco Distributors, Inc.	9
Invesco Advisers Inc.	9
Index Sponsor	10
Marketing Agent	10
“800” Number for Investors	10
Limitation of Liabilities	10
Creation and Redemption of Shares	10
The Offering	11
Authorized Participants	11
NAV	11
Clearance and Settlement	11
Segregated Accounts/Treasury Income and Money Market Income	11
Fees and Expenses	12
Breakeven Amounts	14
Distributions	14
Fiscal Year	14
U.S. Federal Income Tax Considerations	14
Breakeven Table	14
Incorporation by Reference of Certain Documents	17
Reports to Shareholders	17
Cautionary Note Regarding Forward-Looking Statements	18

ORGANIZATION CHART	19

THE RISKS YOU FACE	20

(1) The Value of the Shares Relates Directly to the Value of the Futures Contracts and Other Assets Held by the Fund and Fluctuations in the Price of These Assets Could

Prospectus Section	Page

Materially Adversely Affect an Investment in the Shares.	20
(2) NAV May Not Always Correspond to Market Price and, as a Result, Baskets May be Created or Redeemed at a Value that Differs from the Market Price of the Shares.	20
(3) The Fund’s Performance May Not Always Replicate Exactly the Changes in the Level of the Index.	21
(4) The Fund is Not Actively Managed and Will Track the Index During Periods in Which the Index Is Flat or Declining as Well as When the Index Is Rising.	22
(5) Investors Who Invest Only in the Fund May Not be Able to Profit if the Market Value of the DX Contracts Moves Against Such Investment.	22
(6) The NYSE Arca May Halt Trading in the Shares Which Would Adversely Impact Your Ability to Sell Shares.	22
(7) The Lack of An Active Trading Market for the Shares May Result in Losses on Your Investment at the Time of Disposition of Your Shares.	22
(8) The Shares Could Decrease in Value if Unanticipated Operational or Trading Problems Arise.	22
(9) As the Managing Owner and its Principals have a Limited History of Operating an Exchange-Traded Fund that Invests in a Broad Range of Commodity Futures Contracts, their Experience May be Relatively Inadequate or Unsuitable to Manage the Fund.	22
(10) You May Not Rely on Past Performance or Index Results in Deciding Whether to Buy Shares.	23
(11) Fewer Representative Index Currencies May Result In Greater Index Volatility.	23
(12) Unusually Long Peak-to-Valley Drawdown Periods With Respect To the Index May Be Reflected in Equally Long Peak-to-Valley Drawdown Periods with Respect to the Performance of the Shares.	23

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Prospectus Section	Page
(13) Price Volatility May Possibly Cause the Total Loss of Your Investment.	24
(14) Fees and Commissions are Charged Regardless of Profitability and May Result in Depletion of Assets.	24
(15) You Cannot Be Assured of the Managing Owner’s Continued Services, Which Discontinuance May Be Detrimental to the Fund.	25
(16) Possible Illiquid Markets May Exacerbate Losses.	25
(17) You May Be Adversely Affected by Redemption Orders that Are Subject To Postponement, Suspension or Rejection Under Certain Circumstances.	25
(18) Because the Futures Contracts Have No Intrinsic Value, the Positive Performance of Your Investment Is Wholly Dependent Upon an Equal and Offsetting Loss.	25
(19) Failure of Currency Futures Trading to Exhibit Low to Negative Correlation to General Financial Markets Will Reduce Benefits of Diversification and May Exacerbate Losses to Your Portfolio.	25
(20) Risks Associated with Forward Agreements and Swap Agreements, Which May be Detrimental to the Value of Your Shares.	26
(21) Risks Associated with Over-the-Counter Transactions May be Detrimental to the Value of Your Shares.	27
(22) Shareholders Will Not Have the Protections Associated With Ownership of Shares in an Investment Company Registered Under the Investment Company Act of 1940.	27
(23) Various Actual and Potential Conflicts of Interest May Be Detrimental to Shareholders.	28
(24) Shareholders Will Be Subject to Taxation on Their Allocable Share of the Fund’s Taxable Income, Whether or Not They Receive Cash Distributions.	28
(25) Items of Income, Gain, Loss and Deduction With Respect to Shares Could Be Reallocated if the IRS Does Not Accept the Assumptions or

Prospectus Section	Page
Conventions Used by the Fund in Allocating Such Tax Items.	28
(26) The Current Treatment of Long-Term Capital Gains Under Current U.S. Federal Income Tax Law May Be Adversely Affected, Changed or Repealed in the Future.	28
(27) Failure of Futures Commission Merchants or Commodity Brokers to Segregate Assets May Increase Losses; Despite Segregation of Assets, the Fund Remains at Risk of Significant Losses Because the Fund May Only Receive a Pro-Rata Share of the Assets, or No Assets at All.	29
(28) Failure of a Swap Dealer May Adversely Affect Your Shares.	29
(29) The Effect of Market Disruptions and Government Intervention Are Unpredictable and May Have an Adverse Effect on the Value of Your Shares.	29
(30) Regulatory Changes or Actions, Including the Implementation of the Dodd-Frank Act, May Alter the Operations and Profitability of the Fund.	30
(31) Lack of Independent Advisers Representing Investors.	30
(32) Possibility of Termination of the Fund May Adversely Affect Your Portfolio.	30
(33) Shareholders Do Not Have the Rights Enjoyed by Investors in Certain Other Vehicles.	30
(34) An Investment in Shares May Be Adversely Affected by Competition From Other Methods of Investing in Currencies.	31
(35) Competing Claims Over Ownership of Intellectual Property Rights Related to the Fund Could Adversely Affect the Fund and an Investment in the Shares.	31
(36) Because the Price of DX Contracts Are Primarily Influenced by Short-Term Interest Rate Differentials, You May Sell Your Shares at a Time When the DX Contracts Are Being Traded at a Discount, and therefore Receive an Amount that Would be Lower than if the DX Contracts Were Trading at a Premium.	31

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Prospectus Section	Page
(37) The Value of the Shares Will be Adversely Affected if the Fund is Required to Indemnify the Trustee or the Managing Owner.	31
(38) The NAV Calculation of the Fund May Be Overstated or Understated Due to the Valuation Method Employed When a Settlement Price is Not Available on the Date of NAV Calculation.	31
(39) Exchange Rates on the Index Currencies Could be Volatile and Could Materially and Adversely Affect the Performance of the Shares.	32
(40) Substantial Sales of Index Currencies by the Official Sector Could Adversely Affect an Investment in the Shares.	32
(41) Although the Shares are Limited Liability Investments, Certain Circumstances such as Bankruptcy of the Fund or Indemnification of the Fund by the Shareholders will Increase the Shareholders’ Liability.	32
(42) An Insolvency Resulting From the other Series in the Trust or the Trust Itself May Have a Material Adverse Effect On the Fund.	33
(43) The Fund may Potentially Lose Money on its Holdings of Money Market Mutual Funds.	33
(44) Due to the Increased use of Technologies, Intentional and Unintentional Cyber Attacks Pose Operational and Information Security Risks.	33
(45) The Fund is Subject to Extensive Regulatory Reporting and Compliance.	33
(46) Current Discussions between the SEC and PricewaterhouseCoopers LLP regarding PricewaterhouseCoopers LLP’s Independence Could Have Potentially Adverse Consequences for the Fund.	34

INVESTMENT OBJECTIVES OF THE FUND	36
Investment Objectives	36
Role of Managing Owner	38

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SUMMARY

This summary of material information contained or incorporated by reference in this Prospectus is intended for quick reference only and does not contain all of the information that may be important to you. For ease of reference, any references throughout this Prospectus to various actions taken by the Fund are actually actions that the Trust has taken on behalf of the Fund. The remainder of this Prospectus contains more detailed information. You should read the entire Prospectus, including the information incorporated by reference in this Prospectus, before deciding to invest in Shares. Please see the section “Incorporation by Reference of Certain Documents” on page 109 for information on how you can obtain the information that is incorporated by reference in this Prospectus. This Prospectus is dated June 20, 2016.

The Trust and the Fund

PowerShares DB US Dollar Index Trust, or the Trust, was formed as a Delaware statutory trust in two separate series, or funds, on August 3, 2006. PowerShares DB US Dollar Index Bullish Fund, or the Fund, is a series of the Trust. The Fund issues common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the Fund. The term of the Trust and the Fund is perpetual (unless terminated earlier in certain circumstances). The principal offices of the Trust and the Fund are located at c/o Invesco PowerShares Capital Management LLC, 3500 Lacey Road, Suite 700, Downers Grove, IL 60515, and its telephone number is (800) 983-0903.

The Trust was organized in two separate series as a Delaware statutory trust rather than as two separate statutory trusts in order to achieve certain administrative efficiencies. The interests of investors are not adversely affected by the choice of form of organization. As of the date of this Prospectus, the Trust consists of two series—PowerShares DB US Dollar Index Bullish Fund and PowerShares DB US Dollar Index Bearish Fund. This Prospectus is for the Fund only and not for PowerShares DB US Dollar Index Bearish Fund, or UDN. Common units of beneficial interest in UDN, which is a separate series of the Trust, are not being offered by this Prospectus. Information regarding both the Fund and UDN (and any other additional series of the Trust, as applicable) is available at www.invescopowershares.com.

Shares Listed on the NYSE Arca

The Shares are listed on the NYSE Arca under the symbol “UUP.”

Secondary market purchases and sales of Shares are subject to ordinary brokerage commissions and charges.

Purchases and Sales in the Secondary Market on the NYSE Arca

Individual Shares may be purchased and sold only on the NYSE Arca. Because the Shares will trade at market prices, rather than the net asset value, or NAV, of the Fund, Shares may trade at prices greater than NAV (at a premium), at NAV, or less than NAV (at a discount).

Baskets may be created or redeemed directly with the Fund only by Authorized Participants. It is expected that Baskets will be created when the market price per Share is at a premium to the NAV per Share. Similarly, it is expected that Baskets will be redeemed when the market price per Share is at a discount to the NAV per Share. Retail investors seeking to purchase or sell Shares on any day are expected to effect such transactions in the secondary market, on the NYSE Arca, at the market price per Share, rather than in connection with the creation or redemption of Baskets.

The market price of the Shares may not be identical to the NAV per Share, but these valuations are expected to be very close. Investors are able to use the intra-day indicative value, or the IIV, per Share to determine if they want to purchase in the secondary market via the NYSE Arca. The IIV per Share is based on the prior day’s final NAV, adjusted four times per minute throughout the trading day to reflect the continuous price changes of the Fund’s positions, which provide a continuously updated estimated NAV per Share.

Retail investors may purchase and sell Shares through traditional brokerage accounts. Purchases or sales of Shares may be subject to customary brokerage commissions. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

Pricing Information Available on the NYSE Arca and Other Sources

The following table lists additional NYSE Arca symbols and their meanings with respect to the Fund and the Index:

UUP	Market price per Share on NYSE Arca
UUP.IV	IIV per Share
UUP.NV	End of day NAV of the Fund
USDUPX	Intra-day and Index closing level as of close of NYSE Arca from the prior day

The intra-day data in the above table is published once every fifteen seconds throughout each trading day.

The Index Sponsor calculates and publishes the daily closing level of the Index as of the close of the NYSE Arca. The Managing Owner publishes the NAV of the Fund and the NAV per Share daily. Additionally, the Index Sponsor calculates and publishes the intra-day Index level, and the Index Sponsor calculates, and the Managing Owner publishes, the IIV per Share of the Fund (quoted in U.S. dollars) once every fifteen seconds throughout each trading day.

All of the foregoing information is published as follows:

The intra-day level of the Index (symbol: USDUPX) and the IIV per Share (symbol: UUP) (each quoted in U.S. dollars) are published once every fifteen seconds throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.invescopowershares.com, or any successor thereto.

The current trading price per Share (symbol: UUP) (quoted in U.S. dollars) is published continuously as trades occur throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.invescopowershares.com, or any successor thereto.

The most recent end-of-day Index closing level (symbol: USDUPX) is published as of the close of the NYSE Arca each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.invescopowershares.com, or any successor thereto.

The most recent end-of-day NAV of the Fund (symbol: UUP.NV) is published as of the close of business on Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.invescopowershares.com, or any successor thereto. In addition, the most recent end-of-day NAV of the Fund is published the following morning on the consolidated tape.

All of the foregoing information with respect to the Index is also published at https://index.db.com.

The Index Sponsor obtains information for inclusion in, or for use in the calculation of, the Index from sources the Index Sponsor considers reliable. None of the Index Sponsor, the Managing Owner, the Fund, or any of their respective affiliates accepts responsibility for or guarantees the accuracy and/or completeness of the Index or any data included in the Index.

CUSIP Number

The Fund’s CUSIP number is 73936D107.

Risk Factors

An investment in Shares is speculative and involves a high degree of risk. The summary risk factors set forth below are intended merely to highlight certain risks of the Fund. The Fund has additional risks that are set forth elsewhere in this Prospectus.

•	Past performance is not necessarily indicative of future results; all or substantially all of an investment in the Fund could be lost.

•	The trading of the Fund takes place in very volatile markets.

•	Investment in foreign exchange related products are subject to many factors which contribute or increase potential volatility, including, but not limited to:

— National debt levels and trade deficits, including changes in balances of payments and trade;

— Domestic and foreign inflation rates and investors’ expectations concerning inflation rates;

— Domestic and foreign interest rates and investors’ expectations concerning interest rates;

— Currency exchange rates;

— Investment and trading activities of mutual funds, hedge funds and currency funds;

— Global or regional political, economic or financial events and situations;

— Supply and demand changes which influence the foreign exchange rates of various currencies;

— Monetary policies of governments (including exchange control programs, restrictions on local exchanges or markets and limitations on foreign investment in a country or on investment by residents of a country in other countries), trade restrictions, currency devaluations and revaluations;

— Governmental intervention in the currency market, directly and by regulation, in order to influence currency prices; and

— Expectations among market participants that a currency’s value soon will change.

•

The Fund is subject to the fees and expenses described herein (in addition to the amount of any commissions charged by the investor’s broker in connection with an investor’s purchase of Shares) and will be successful only if significant losses are avoided.

•	The Fund is subject to fees and expenses in the aggregate amount of approximately 0.80% per annum as described herein and will be successful only if its annual returns from futures trading (held for investment purposes), plus its annual Treasury Income and any Money Market Income (held for margin and/or cash management purposes), exceed such fees and expenses of approximately 0.80% per annum. The Fund is expected to earn Treasury Income equal to 0.22% per annum, based upon the yield of 3-month United States Treasury Securities as of April 29, 2016, or a maximum of $0.06 per annum per Share at $25.00 as the NAV per Share. The Fund is also expected to earn Money Market Income equal to 0.39% per annum as of April 29, 2016, or a maximum of $0.10 per annum per Share at $25.00 as the NAV per Share. Because the Fund invests a portion of its assets in each of the Treasury Securities and the money market mutual funds, its expected income from each of its holdings will be approximately $0.05 and approximately $0.01, respectively, for an aggregate amount of approximately $0.06. Therefore, based upon the difference between the sum of the Treasury Income plus the Money Market Income and the annual fees and expenses, the Fund will be required to earn approximately 0.58% per annum, or $0.15 per annum per Share at $25.00 as the NAV per Share, in order for an investor to break-even on an investment during the first twelve months of an investment. Actual Treasury Income and Money Market Income could be higher or lower than the current levels.

•

As of the date of this Prospectus, the DX Contracts are not subject to speculative position limits. There can be no assurance that the DX Contracts will not become subject to speculative position limits. Should the Fund become subject to speculative position limits with respect to its DX Contracts holdings, the Fund’s positions in DX Contracts might be required to be aggregated with positions in other accounts that the Managing Owner owns or for which it controls trading unless the investment team managing the Fund qualifies as an “independent account controller” under current law or regulations proposed by the CFTC. If the CFTC does not extend or renew the independent account controller exemption from aggregation, or if the exemption were otherwise unavailable, to the extent that the Managing Owner avails itself of the exemption, it may be required to aggregate the Fund’s positions in DX Contracts in multiple other accounts or commodity pools. In that case, the Fund’s ability to issue new Baskets or the Fund’s ability to reinvest income in additional DX Contracts may be impaired or limited to the extent that these activities would cause the Fund to exceed the potential future position limits. Limiting the size of the Fund to stay within these position limits may affect the correlation between the price of the Shares, as traded on the NYSE Arca, and the NAV. The inability to create additional Baskets could result in Shares trading at a premium or discount to NAV of the Fund.

•

If the Managing Owner determines in its commercially reasonable judgment that it has become impracticable or inefficient for any reason for the Fund to gain full or partial exposure to the DX Contracts, the Fund may:

•	invest in a different month DX Contract other than the specific DX Contract that was originally required by the Index, or

•	invest in another futures contract substantially similar to the DX Contracts, if available, or

•	invest in the futures contracts referencing the Index Currencies, or

•	invest in a forward agreement, swap, or other OTC derivative referencing the Index Currencies,

if, in the commercially reasonable judgment of the Managing Owner, such above instruments tend to exhibit trading prices that correlate with the DX Contract.

•	There can be no assurance that the Fund will achieve profits or avoid losses, significant or otherwise.

•	Performance of the Fund may not track the Index during particular periods or over the long term. Such tracking error may cause the Fund to outperform or underperform the Index.

•

Certain potential conflicts of interest exist between the Managing Owner, the Commodity Broker (as defined herein) and their affiliates and the Shareholders. For example, the Commodity Broker may have a conflict of interest between its execution of trades for the Fund and for its other customers. More specifically, the Commodity Broker will benefit from executing orders for other clients, whereas the Fund may be harmed to the extent that the Commodity Broker has fewer resources to allocate to the Fund’s accounts due to the existence of such other clients. Allocation of resources among the Commodity Broker’s clients adds to the potential conflict. Proprietary trading by the affiliates of the Managing Owner and the Commodity Broker may create conflicts of interest from time-to-time because such proprietary trades may take a position that is opposite of that of the Fund or may compete with the Fund for certain positions within the marketplace. See “Conflicts of Interest” for a more complete disclosure of various conflicts. Although the Managing Owner has established procedures designed to resolve certain of these conflicts equitably, the Managing Owner has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts will not, in fact, result in adverse consequences to the Fund.

The Trustee

Wilmington Trust Company, or the Trustee, a Delaware trust company, is the sole trustee of the Trust. The Trustee delegated to the Managing Owner all of the power and authority to manage the business and affairs of the Trust and the Fund and has only nominal duties and liabilities to the Trust and the Fund.

Investment Objective

The Fund establishes long positions in DX Contracts with a view to tracking the changes, whether positive or negative, in the level of the Deutsche Bank Long US Dollar Index (USDX®) Futures Index – Excess ReturnTM, or the Index, over time. The Fund’s performance is also intended to reflect the excess, if any, of the sum of the Fund’s Treasury Income and Money Market Income over the expenses of the Fund. For the avoidance of doubt, the Fund invests in futures contracts in an attempt to track its Index. The Fund holds Treasury Securities and money market mutual funds for margin and/or cash management purposes only.

The Index is calculated to reflect the changes in market value over time, whether positive or negative, of long positions in DX Contracts. The Index reflects the changes in market value over time, whether positive or negative, of the DX Contract which expires during the months of March, June, September and December. The Fund seeks to track the Index by establishing long positions in DX Contracts.

The Shares are designed for investors who want a cost-effective and convenient way to invest in a fund that tracks the Index, which reflects the changes in market value over time, whether positive or negative, of the DX Contracts, and in turn, of the U.S. dollar relative to the underlying Index Currencies.

Advantages of investing in the Fund include:

•

Ease and Flexibility of Investment. The Shares trade on the NYSE Arca and provide institutional and retail investors with indirect access to the currency futures markets. The Shares may be bought and sold on the NYSE Arca like other exchange-listed securities. Retail investors may purchase and sell Shares through traditional brokerage accounts.

•

Shares May Provide A More Cost Effective Alternative. Investing in the Shares can be easier and less expensive for an investor than constructing and trading a comparable foreign currency futures portfolio.

•

The Fund invests in DX Contracts Which may be More Efficient and Transparent than Alternatives. Although the Fund will not take physical delivery due to rolling the underlying DX Contracts prior to expiration, DX Contracts tend to be more efficient and transparent because physical delivery is required upon the expiration of the contract.

•	Margin. Shares are eligible for margin accounts.

•	Diversification. The Shares may help to diversify a portfolio because historically the Index has tended to exhibit low to negative correlation with both equities and conventional bonds.

Investing in the Fund does not insulate Shareholders from certain risks, including price volatility.

DX Contracts are linked to the six underlying currencies, or the Index Currencies, of the U.S. Dollar Index (USDX®), or the USDX®. The Index Currencies are Euro, Japanese Yen, British Pound, Canadian Dollar, Swedish Krona and Swiss Franc. The Index Currencies represent the currencies of the major trading partners of the U.S. The changes in market value over time, whether positive or negative, of DX Contracts is tied to the USDX®. The USDX® is composed of notional amounts of each Index Currency. The notional amounts of the Index Currencies included in the USDX® reflect a geometric weighted average of the change in the Index Currencies’ exchange rates against the U.S. dollar relative to March 1973. March 1973 was chosen as a base period of the USDX® because it represents a significant milestone in foreign exchange history when the world’s major trading nations allowed their currencies to float freely against each other.

The Index reflects changes in market value over time, whether positive or negative, of the first to expire DX Contract relative to the value of the dollar as of December 31, 1986, or Base Date. Although the DX Contract started trading in 1985, the Base Date of December 31, 1986 was selected because reasonably reliable pricing data was not available prior to December 31, 1986.

The use of long positions in DX Contracts in the construction of the Index causes the Index to rise as a result of any upward price movement in the DX Contracts. In turn, this appreciation in the long DX Contracts reflects the rise of the U.S. dollar relative to the underlying basket of Index Currencies which comprise the USDX®.

The Index Sponsor calculates the closing level of the Index on both an excess return basis and a total return basis. The excess return index reflects the changes in market value over time, whether positive or negative, of the DX Contracts. The total return is the sum of the changes in market value over time, whether positive or negative, of the DX Contracts plus the return of 3-month U.S. Treasury bills. The closing levels of the Index have been calculated using historic exchange closing price data of the DX Contract since the Base Date.

Since the Base Date, the Index closing level has ranged on a daily basis from as high as 100.58 on January 5, 1987 to as low as 51.94 on April 29, 2011. Past Index levels are not necessarily indicative of future Index levels.

The underlying DX Contracts of the Index are rolled quarterly over three consecutive business days starting on the Wednesday prior to the applicable IMM Date, or each an Index Roll Day. “IMM Date” means the third Wednesday of March, June, September and December, a traditional settlement date in the International Money Market.

This roll takes place over a period of time in order to allow for more efficient execution during the roll period. With respect to each DX Contract, the Fund employs the below rule-based approach when it rolls from one DX Contract to another.

DX Contracts are rolled on each Index Roll Day as follows:

•	On each Index Roll Day, 1/3 of the DX Contracts that will expire on the next IMM Date is sold and positions in the DX Contracts that expire on the IMM Date following the next IMM Date are purchased.

•	On each Index Roll Day, new notional holdings are calculated for the old DX Contracts leaving the Index as well as the new DX Contracts entering the Index.

•	On all days that are not Index Roll Days, the notional holdings of the DX Contracts in the Index remain constant.

Volatility of the USDX® has been historically comparable in range and variability to a broad-based, multi-capitalization stock index future. The DX Contract price is sized at $1000 times the USDX® closing level. Thus, if the USDX® closing level is 100.00, the DX Contract will be valued $100,000. If the USDX® closing level is 112.50, each DX Contract will have a $112,500 value.

The sponsor of the Index, or the Index Sponsor, is Deutsche Bank Securities Inc. The composition of the Index may be adjusted in the Index Sponsor’s discretion.

The following table reflects the index base weights, or Index Base Weights, of each Index Currency as of March 1973 with respect to the USDX®:

Index Currency	Index Base Weight (%)
Euro	57.60
Japanese Yen	13.60
British Pound	11.90
Canadian Dollar	9.10
Swedish Krona	4.20
Swiss Franc	3.60

Closing Level at Inception:	100.00

The USDX® has been calculated since inception in March 1973. The closing level at inception was 100.00.

The Index Currencies and Index Base Weights used in the calculation of the USDX® are based on those used in the original Federal Reserve Board’s trade-weighted U.S. Dollar Index. The Index Base Weights of the Index Currencies comprising the USDX® in the above table have been fixed since inception in 1973, except for the changes necessitated by the introduction of the Euro. Because the USDX® is based only on indications of foreign exchange rate values, it may occasionally differ from a value calculated using other data sources. The USDX® is calculated as a geometric weighted average of the change in the Index Currency exchange rates against the U.S. dollar relative to March 1973. The USDX® measures the dollar’s general value relative to a base of 100.00. A quote of “105.50” means the dollar’s value has risen 5.50% since March 1973 relative to the underlying basket of Index Currencies which comprise the USDX®.

The Fund holds a portfolio of the DX Contracts (for investment purposes) and United States Treasury Securities for deposit with the Fund’s Commodity Broker as margin and United States Treasury Securities, cash and money market mutual funds (affiliated or otherwise) on deposit with the Custodian (for cash management purposes).

Under the Fifth Amended and Restated Declaration of Trust and Trust Agreement of the Trust, as amended from time-to-time, or the Trust Declaration, Wilmington Trust Company, the Trustee of the Trust has delegated to the Managing Owner the exclusive management and control of all aspects of the business of the Fund. The Trustee has no duty or liability to supervise or monitor the performance of the Managing Owner, nor does the Trustee have any liability for the acts or omissions of the Managing Owner.

There can be no assurance that the Fund will achieve its investment objective or avoid substantial losses.

Shares Should Track Closely the Value of the Index

The Shares are intended to provide investment results that generally correspond to the changes, whether positive or negative, in the levels of the Index, over time.

The value of the Shares is expected to fluctuate in relation to changes in the value of its portfolio. The market price of the Shares may not be identical to the NAV per Share, but these two valuations are expected to be very close.

The Fund invests in DX Contracts, which are futures contracts on the USDX®. The USDX® reflects the changes, whether positive or negative, in the level of the U.S. dollar relative to a basket of the Index Currencies. DX Contracts are traded exclusively through ICE Futures U.S. The Fund also holds United States Treasury Securities for deposit with the Fund’s Commodity Broker as margin and United States Treasury Securities, cash and money market mutual funds (affiliated or otherwise) for deposit with the Fund’s Custodian (for cash management purposes). The Fund’s portfolio is traded with a view to tracking the changes, whether positive or negative, in the levels of the Index, over time, whether the Index is rising, falling or flat over any particular period. The Fund establishes long positions in DX Contracts. The Fund is not “managed” by traditional methods, which typically involve effecting changes in the composition of the Fund’s portfolio on the basis of judgments relating to economic, financial and market considerations with a view to obtaining positive results.

The Managing Owner

Invesco PowerShares Capital Management LLC, a Delaware limited liability company, serves as Managing Owner of the Trust and the Fund. The Managing Owner was formed on February 7, 2003. The Managing Owner is an affiliate of Invesco Ltd. The Managing Owner was formed to be the managing owner of investment vehicles such as exchange-traded funds and has been managing non-commodity futures based exchange-traded funds since 2003 and a commodity futures based exchange-traded fund since 2014. The Managing Owner serves as the commodity pool operator and commodity trading advisor of the Trust and the Fund. The Managing Owner is registered as a commodity pool operator, commodity trading advisor and swap firm with the Commodity Futures Trading Commission, or the CFTC, and is a member of the National Futures Association, or the NFA. As a registered commodity pool operator and commodity trading advisor, with respect to both the Trust and the Fund, the Managing Owner must comply with various regulatory requirements under the Commodity Exchange Act and the rules and regulations of the CFTC and the NFA, including investor protection requirements, antifraud prohibitions, disclosure requirements, and reporting and recordkeeping requirements. The Managing Owner is also subject to periodic inspections and audits by the CFTC and NFA.

An investment in the Shares is speculative and involves a high degree of risk.

The principal office of the Managing Owner is located at 3500 Lacey Road, Suite 700, Downers Grove, IL 60515. The telephone number of the Managing Owner is (800) 983-0903.

PowerShares® is a registered service mark of Invesco PowerShares Capital Management, LLC.

The Fund pays the Managing Owner a Management Fee, monthly in arrears, in an amount equal to 0.75% per annum of the daily NAV of the Fund. The Management Fee is paid in consideration of the Managing Owner’s commodity futures trading advisory services.

The Fund may, for cash management purposes, invest in money market mutual funds that are managed by affiliates of the Managing Owner. The indirect portion of the management fee that the Fund may incur through such investment is in addition to the Management Fee paid to the Managing Owner. Therefore, the Managing Owner has agreed voluntarily to waive the fees that it receives in an amount equal to the indirect management fees that the Fund incurs through its investments in affiliated money market mutual funds through June 20, 2017.

The Commodity Broker

A variety of executing brokers execute futures transactions on behalf of the Fund. Such executing brokers give-up all such transactions to Deutsche Bank Securities Inc., a Delaware corporation, which serves as the Fund’s clearing broker, or Commodity Broker. In its capacity as clearing broker, the Commodity Broker may execute or receive transactions executed by others and clears all of the Fund’s futures transactions and performs certain administrative and custodial services for the Fund. Deutsche Bank Securities Inc. is registered with the CFTC as a futures commission merchant and is a member of the NFA in such capacity.

The Fund pays to the Commodity Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities for the Fund. On average, total charges paid to the Commodity Broker are expected to be less than $6.00 per round-turn trade, although the Commodity Broker’s brokerage commissions and trading fees are determined on a contract-by-contract basis. The Managing Owner estimates the brokerage commissions and fees will be approximately 0.05% of the NAV of the Fund in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater.

A round-turn trade is a completed transaction involving both a purchase and a liquidating sale, or a sale followed by a covering purchase.

The Administrator, Custodian and Transfer Agent

The Bank of New York Mellon is the administrator, or the Administrator, of the Fund and has entered into an Administration Agreement in connection therewith. The Bank of New York Mellon serves as custodian, or Custodian, of the Fund and has entered into a Global Custody Agreement, or Custody Agreement, in connection therewith. The Bank of New York Mellon serves as the transfer agent, or Transfer Agent, of the Fund and has entered into a Transfer Agency and Service Agreement in connection therewith.

The Bank of New York Mellon, a banking corporation organized under the laws of the State of New York with trust powers, has an office at 2 Hanson Place, Brooklyn, N.Y. 11217. The Bank of New York Mellon is subject to supervision by the New York State Banking Department and the Board of Governors of the Federal Reserve System. Information regarding the NAV of the Fund, creation and redemption transaction fees and the names of the parties that have executed a Participant Agreement may be obtained from The Bank of New York Mellon by calling the following number: (718) 315-7500. A copy of the Administration Agreement is available for inspection at The Bank of New York Mellon’s office identified above.

Pursuant to the Administration Agreement, the Administrator performs or supervises the performance of services necessary for the operation and administration of the Fund (other than making investment decisions), including receiving and processing orders from Authorized Participants to create and redeem Baskets, NAV calculations, accounting and other fund administrative services. The Administrator retains, separately for the Fund, certain financial books and records, including: Basket creation and redemption books and records, Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details and trading and related documents received from futures commission merchants, c/o The Bank of New York Mellon, 2 Hanson Place, Brooklyn, New York 11217, telephone number (718) 315-7500.

The Administration Agreement is continuously in effect unless terminated on at least 90 days’ prior written notice by either party to the other party. Notwithstanding the foregoing, the Administrator may terminate the Administration Agreement upon 30 days’ prior written notice if the Fund has materially failed to perform its obligations under the Administration Agreement.

The Administration Agreement provides for the exculpation and indemnification of the Administrator from and against any costs, expenses, damages, liabilities or claims (other than those resulting from the Administrator’s own bad faith, negligence or willful misconduct) which may be imposed on, incurred by or asserted against the Administrator in performing its obligations or duties under the Administration Agreement. Key terms of the Administration Agreement are summarized under the heading “Material Contracts.”

The Administrator’s monthly fees are paid on behalf of the Fund by the Managing Owner out of the Management Fee.

The Administrator and any of its affiliates may from time-to-time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Transfer Agent receives a transaction processing fee in connection with orders from Authorized Participants to create or redeem Baskets in the amount of $500 per order. These transaction processing fees are paid directly by the Authorized Participants and not by the Fund.

The Fund is expected to retain the services of one or more additional service providers to assist with certain tax reporting requirements of the Fund and its Shareholders.

Invesco Distributors, Inc.

Invesco Distributors, Inc., or Invesco Distributors, assists the Managing Owner with certain functions and duties relating to distribution and marketing, including reviewing and approving marketing materials. Invesco Distributors retains all marketing materials at c/o Invesco Distributors, Inc., 11 Greenway Plaza, Suite 1000, Houston, Texas 77046-1173. Investors may contact Invesco Distributors toll-free in the U.S. at (800) 983-0903. The Fund has entered into a Distribution Services Agreement with Invesco Distributors. Invesco Distributors is affiliated with the Managing Owner.

The Managing Owner, out of the Management Fee, pays Invesco Distributors for performing its duties on behalf of the Fund and may pay Invesco Distributors additional compensation in consideration of the performance by Invesco Distributors of additional services. Such additional services may include, among other services, the development and implementation of a marketing plan and the utilization of Invesco Distributors’ resources, which include an extensive broker database and a network of internal and external wholesalers.

Invesco Advisers Inc.

Invesco Advisers Inc., a Delaware corporation, or Invesco Advisers, is the commodity trading advisor of the Trust and each Fund and is an affiliate of the Managing Owner. The Managing Owner may utilize the Invesco Advisers trading desk to place trades for the Fund. Invesco Advisers receives no compensation for providing this service.

Invesco Advisers has been registered with the CFTC as a commodity pool operator since January 1, 2000, commodity trading advisor since November 8, 1984 and a swap firm since January 8, 2013 and has been a member of the NFA since February 11, 1986. Its principal place of business is 1555 Peachtree Street NE, Atlanta, Georgia 30309, telephone number (404) 439-3271. The registration of Invesco Advisers with the CFTC and its membership in the NFA must not be taken as an indication that either the CFTC or the NFA has recommended or approved Invesco Advisers, the Trust or each Fund.

Index Sponsor

The Managing Owner, on behalf of the Fund, has appointed Deutsche Bank Securities Inc. to serve as the index sponsor, or the Index Sponsor. The Index Sponsor calculates and publishes the daily index levels and the indicative intraday index levels. Additionally, the Index Sponsor also calculates the IIV per Share of the Fund throughout each Business Day.

The Managing Owner pays the Index Sponsor a licensing fee and an index services fee out of the Management Fee for performing its duties.

Marketing Agent

The Managing Owner, on behalf of the Fund, has appointed Deutsche Bank Securities Inc., or the Marketing Agent, to assist the Managing Owner by providing support to educate institutional investors about the Deutsche Bank indices and to complete governmental or institutional due diligence questionnaires or requests for proposals related to the Deutsche Bank indices.

The Managing Owner pays the Marketing Agent a marketing services fee out of the Management Fee.

The Marketing Agent will not open or maintain customer accounts or handle orders for the Fund. The Marketing Agent has no responsibility for the performance of the Fund or the decisions made or actions taken by the Managing Owner.

“800” Number for Investors

Investors may contact the Managing Owner toll free in the U.S. at (800) 983-0903.

Limitation of Liabilities

Your investment in the Fund is part of the assets of the Fund, and it will therefore be subject to the risks of the Fund’s trading only. You cannot lose more than your investment in the Fund, and you will not be subject to the losses or liabilities of any other series of the Trust in which you have not invested. We have received an opinion of counsel that the Fund is entitled to the benefits of the limitation on inter-series liability provided under the Delaware Statutory Trust Act. Each Share, when purchased in accordance with the Trust Declaration, shall, except as otherwise provided by law, be fully-paid and non-assessable.

The debts, liabilities, obligations, claims and expenses of the Fund will be enforceable against the assets of the Fund only, and not against the assets of the Trust generally or the assets of any other series of the Trust, and, unless otherwise provided in the Trust Declaration, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof will be enforceable against the assets of the Fund, as the case may be.

Creation and Redemption of Shares

The Fund creates and redeems Shares from time-to-time, but only in one or more Baskets. A Basket is a block of 200,000 Shares. Baskets may be created or redeemed only by Authorized Participants. Except when aggregated in Baskets, the Shares are not redeemable securities. Authorized Participants pay a transaction fee of $500 in connection with each order to create or redeem a Basket. Authorized Participants may sell the Shares included in the Baskets they purchase from the Fund to other investors.

See “Creation and Redemption of Shares” for more details.

The Offering

Unless otherwise agreed to by the Managing Owner and the Authorized Participant as provided in the next sentence, the Fund issues Shares in Baskets to Authorized Participants continuously on the creation order settlement date as of 2:45 p.m., Eastern time, on the business day immediately following the date on which a valid order to create a Basket is accepted by the Fund, at the NAV of 200,000 Shares as of the closing time of the NYSE Arca or the last to close of the exchanges on which the Fund’s futures contracts are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the Fund. Upon submission of a creation order, the Authorized Participant may request the Managing Owner to agree to a creation order settlement date up to 3 business days after the creation order date.

Authorized Participants

Baskets may be created or redeemed only by Authorized Participants. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in DTC, and (3) have entered into an agreement with the Fund and the Managing Owner, or a Participant Agreement. The Participant Agreement sets forth the procedures for the creation and redemption of Baskets and for the delivery of cash required for such creations or redemptions. A list of the current Authorized Participants can be obtained from the Administrator. See “Creation and Redemption of Shares” for more details.

NAV

NAV means the total assets of the Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of the Fund, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting.

NAV per Share is the NAV of the Fund divided by the number of its outstanding Shares.

See “Description of the Shares; The Fund; Certain Material Terms of the Trust Declaration – NAV” for more details.

Clearance and Settlement

The Shares are evidenced by global certificates that the Fund issues to DTC. The Shares are available only in book-entry form. Shareholders may hold Shares through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

Segregated Accounts/Treasury Income and Money Market Income

The proceeds of the continuous offering of the Shares are deposited in cash in a segregated account in the name of the Fund at the Custodian (or another eligible financial institution, as applicable) in accordance with CFTC investor protection and segregation requirements. The Fund is credited with 100% of the interest earned on its average net assets on deposit with the Custodian or such other financial institution each week. The Managing Owner expects to invest non-margin assets in United States government securities (which include any security issued or guaranteed as to principal or interest by the United States), or any certificate of deposit for any of the foregoing, including United States Treasury bonds, United States Treasury securities and issues of agencies of the United States government, and certain cash items such as money market mutual funds (affiliated or otherwise), certificates of deposit (under nine months) and time deposits or other instruments permitted by applicable rules and regulations for cash management purposes. The Fund is expected to earn Treasury Income equal to 0.22% per annum, based upon the yield of 3-month United States Treasury Securities as of April 29, 2016, or a maximum of $0.06 per annum per Share at $25.00 as the NAV per Share. The Fund is also expected to earn Money Market Income equal to 0.39% per annum as of April 29, 2016, or a maximum of $0.10 per annum per Share at $25.00 as the NAV per Share. Because the Fund invests a portion of its assets in each of the Treasury Securities and the money market mutual funds, its expected income from each of its holdings will be approximately $0.05 and approximately $0.01, respectively, for an aggregate amount of approximately $0.06. This income is used by the Fund to pay its expenses. See “Fees and Expenses” for more details.

Fees and Expenses

Management Fee

The Fund pays the Managing Owner a Management Fee, monthly in arrears, in an amount equal to 0.75% per annum of the daily NAV of the Fund. The Management Fee is paid in consideration of the Managing Owner’s futures trading advisory services.

The Fund may, for cash management purposes, invest in money market mutual funds that are managed by affiliates of the Managing Owner. The indirect portion of the management fee that the Fund may incur through such investment is in addition to the Management Fee paid to the Managing Owner. Therefore, the Managing Owner has agreed voluntarily to waive the fees that it receives in an amount equal to the indirect management fees that the Fund incurs through its investments in affiliated money market mutual funds through June 20, 2017.

Organization and Offering Expenses

Expenses incurred in connection with organizing the Fund and the initial offering of the Shares were paid by the Predecessor Managing Owner. Expenses incurred in connection with the continuous offering of Shares from commencement of the Fund’s trading operations up to and excluding February 23, 2015 were also paid by the Predecessor Managing Owner. Expenses incurred in connection with the continuous offering of Shares on and after February 23, 2015 are paid by the Managing Owner.

Brokerage Commissions and Fees

The Fund pays to the Commodity Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities. On average, total charges paid to the Commodity Broker are expected to be less than $6.00 per round-turn trade, although the Commodity Broker’s brokerage commissions and trading fees are determined on a contract-by-contract basis. The Managing Owner estimates the brokerage commissions and fees will be approximately 0.05% of the NAV of the Fund in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater.

Routine Operational, Administrative and Other Ordinary Expenses

The Managing Owner pays all of the routine operational, administrative and other ordinary expenses of the Fund, including, but not limited to, computer services, the fees and expenses of the Trustee, license and service fees paid to Deutsche Bank Securities Inc., or DBSI, as Marketing Agent and Index Sponsor, legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs.

Non-Recurring Fees and Expenses

The Fund pays all non-recurring and unusual fees and expenses (referred to as extraordinary fees and expenses in the Trust Declaration), if any, of itself, as determined by the Managing Owner. Non-recurring and unusual fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Such non-recurring and unusual fees and expenses, by their nature, are unpredictable in terms of timing and amount.

Management Fee and Expenses to be Paid First Out of Treasury Income and/or Money Market Income

The Management Fee and the brokerage commissions and fees of the Fund are paid first out of Treasury Income from the Fund’s holdings of United States Treasury Securities and Money Market Income from the Fund’s holdings of money market mutual funds (affiliated or otherwise) on deposit with the Commodity Broker as margin, the Custodian, or otherwise. If the sum of the Treasury Income and the Money Market Income is not sufficient to cover the fees and expenses of the Fund during any period, the excess of such fees and expenses over such Treasury Income and the Money Market Income will be paid out of income from futures trading, if any, or from sales of the Fund’s United States Treasury Securities and/or holdings in money market mutual funds. For the avoidance of doubt, the Fund invests in futures contracts in an attempt to track its Index. The Fund holds Treasury Securities and money market mutual funds for margin and/or cash management purposes only.

Selling Commission

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

SUMMARY (cont’d)

Breakeven Amounts

The estimated amount of all fees and expenses which are anticipated to be incurred by a new investor in Shares during the first twelve months of investment is 0.80% per annum of the NAV of the Fund, plus the amount of any commissions charged by the investor’s broker in connection with an investor’s purchase of Shares.

The Fund will be successful only if its annual returns from futures trading, plus its annual Treasury Income and Money Market Income, exceed such fees and expenses of approximately 0.80% per annum. The Fund is expected to earn Treasury Income equal to 0.22% per annum, based upon the yield of 3-month United States Treasury Securities as of April 29, 2016, or a maximum of $0.06 per annum per Share at $25.00 as the NAV per Share. The Fund is also expected to earn Money Market Income equal to 0.39% per annum as of April 29, 2016, or a maximum of $0.10 per annum per Share at $25.00 as the NAV per Share. Because the Fund invests a portion of its assets in each of the Treasury Securities and the money market mutual funds, its expected income from each of its holdings will be approximately $0.05 and approximately $0.01, respectively, for an aggregate amount of approximately $0.06. Therefore, based upon the difference between the sum of the Treasury Income plus the Money Market Income and the annual fees and expenses, the Fund will be required to earn approximately 0.58% per annum, or $0.15 per annum per Share at $25.00 as the NAV per Share, in order for an investor to break-even on an investment during the first twelve months of an investment. Actual Treasury Income and Money Market Income could be higher or lower than the current levels. For the avoidance of doubt, the Fund invests in futures contracts in an attempt to track its Index. The Fund holds Treasury Securities and money market mutual funds for margin and/or cash management purposes only.

Distributions

The Fund will make distributions at the discretion of the Managing Owner. To the extent that the Fund’s actual and projected Treasury Income and the Fund’s actual and projected Money Market Income exceeds the actual and projected fees and expenses of the Fund, the Managing Owner expects periodically to make distributions of the amount of such excess. The Managing Owner currently does not expect to make distributions with respect to the Fund’s capital gains. Depending on the Fund’s performance for the taxable year and your own tax situation for such year, your income tax liability for the taxable year for your allocable share of the Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions you receive with respect to such year.

Fiscal Year

The fiscal year of the Fund ends on December 31 of each year.

U.S. Federal Income Tax Considerations

Subject to the discussion below in “Material U.S. Federal Income Tax Considerations,” the Fund will be classified as a partnership for U.S. federal income tax purposes. Accordingly, the Fund will generally not incur U.S. federal income tax liability; rather, each beneficial owner of Shares will be required to take into account its allocable share of the Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with or within the owner’s taxable year.

Additionally, please refer to the “Material U.S. Federal Income Tax Considerations” section below for information on the potential U.S. federal income tax consequences of the purchase, ownership and disposition of Shares.

Breakeven Table

The Breakeven Table on the following page indicates the approximate percentage and dollar returns required for the value of an initial $25.00 investment in a Share to equal the amount originally invested twelve months after issuance.

The Breakeven Table, as presented, is an approximation only. The capitalization of the Fund does not directly affect the level of its charges as a percentage of its NAV, other than brokerage commissions.

SUMMARY (cont’d)

Breakeven Table

	Dollar Amount and Percentages of Expenses of the Fund[1]
Expense	$	%
Management Fee[2]	$0.19	0.75%
Organization and Offering Expense Reimbursement[3]	$0.00	0.00%
Brokerage Commissions and Fees[4]	$0.01	0.05%
Routine Operational, Administrative and Other Ordinary Expenses[5,6]	$0.00	0.00%
Treasury Income and Money Market Income[7]	$(0.06)	(0.22)%
12-Month Breakeven[8,9]	$0.15	0.58%

1.

The breakeven analysis assumes that the Shares have a constant month-end NAV and is based on $25.00 as the NAV per Share. See “Charges” on page 57 for an explanation of the expenses included in the Breakeven Table. The Managing Owner will pay a marketing services fee to the Marketing Agent and an index services fee to the Index Sponsor. Because the marketing services fee and the index services fee are not paid by the Fund, these fees are not included in the breakeven analysis.

2.	From the Management Fee, the Managing Owner is responsible for paying the fees and expenses of the Administrator, Invesco Distributors, the Index Sponsor and the Marketing Agent.

The Fund may, for cash management purposes, invest in money market mutual funds that are managed by affiliates of the Managing Owner. The indirect portion of the management fee that the Fund may incur through such investment is in addition to the Management Fee paid to the Managing Owner. Therefore, the Managing Owner has agreed voluntarily to waive the fees that it receives in an amount equal to the indirect management fees that the Fund incurs through its investments in affiliated money market mutual funds through June 20, 2017, or the Money Market Management Fee Waiver.

As of the date of this prospectus, the Money Market Management Fee Waiver is approximately less than $0.01 per Share per annum.

3.

The Predecessor Managing Owner was responsible for paying the organization and offering expenses up to and excluding February 23, 2015. The Managing Owner is responsible for paying the continuous offering costs of the Fund from and including February 23, 2015.

4.	The actual amount of brokerage commissions and trading fees to be incurred will vary based upon the trading frequency of the Fund and the specific futures contract traded.

5.	The Managing Owner is responsible for paying all routine operational, administrative and other ordinary expenses of the Fund.

6.

In connection with orders to create and redeem Baskets, Authorized Participants will pay a transaction fee in the amount of $500 per order. Because these transaction fees are de minimis in amount, are charged on a transaction-by-transaction basis (and not on a Basket-by-Basket basis), and are borne by the Authorized Participants, they have not been included in the Breakeven Table.

7.

Interest income currently is estimated to be earned at a rate of 0.22%, based upon the yield on 3-month United States Treasury Securities as of April 29, 2016, or the Treasury Income. Dividend income currently is estimated to be earned at a rate of 0.39% from the Fund’s holdings of money market mutual funds (affiliated or otherwise) as of April 29, 2016, or the Money Market Income.

SUMMARY (cont’d)

Actual Treasury Income and Money Market Income could be higher or lower than the current levels. For the avoidance of doubt, the Fund invests in futures contracts in an attempt to track its Index. The Fund holds Treasury Securities and money market mutual funds for margin and/or cash management purposes only.

8.

The Fund is subject to (i) a Management Fee of 0.75% per annum and (ii) estimated brokerage commissions and fees of 0.05% per annum. The Fund is subject to fees and expenses in the aggregate amount of approximately 0.80% per annum. The Fund will be successful only if its annual returns from the underlying futures contracts, including annual Treasury Income and Money Market Income, exceed approximately 0.80% per annum. The Fund is expected to earn Treasury Income equal to 0.22% per annum, as of April 29, 2016, or a maximum of $0.06 per annum per Share at $25.00 as the NAV per Share. The Fund is also expected to earn Money Market Income equal to 0.39% per annum as of April 29, 2016, or a maximum of $0.10 per annum per Share at $25.00 as the NAV per Share. Because the Fund invests a portion of its assets in each of the Treasury Securities and the money market mutual funds, its expected income from each of its holdings will be approximately $0.05 and approximately $0.01, respectively, for an aggregate amount of approximately $0.06. Therefore, based upon the difference between the sum of the current Treasury Income plus the Money Market Income and the annual fees and expenses, the Fund will be required to earn approximately 0.58% per annum, or $0.15 per annum per Share at $25.00 as the NAV per Share, in order for an investor to break-even on an investment during the first twelve months of an investment. The aggregate expense of $0.15 is disclosed above because of rounding. Actual Treasury Income and Money Market Income could be higher or lower than the current levels. For the avoidance of doubt, the Fund invests in futures contracts in an attempt to track its Index. The Fund holds Treasury Securities and money market mutual funds for margin and/or cash management purposes only.

9.

You may pay customary brokerage commissions in connection with purchases of the Shares. Because such brokerage commission rates are set by your broker, they will vary from investor to investor and have not been included in the Breakeven Table. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

SUMMARY (cont’d)

Incorporation by Reference of Certain Documents

The Securities and Exchange Commission, or the SEC, allows us to “incorporate by reference” into this Prospectus the information that we file with it, meaning we can disclose important information to you by referring you to those documents already on file with the SEC.

The information we incorporate by reference is an important part of this Prospectus, and later information that we file with the SEC will automatically update and supersede some of this information. We incorporate by reference the documents listed below, and any future filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, including those filed prior to the effectiveness of the Registration Statement containing this Prospectus.

This Prospectus incorporates by reference the following documents, which we have previously filed with the SEC, in response to certain disclosures:

•	The Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed February 29, 2016;

•	The Quarterly Report on Form 10-Q for the quarterly period ended on March 31, 2016, filed May 10, 2016;

•	The Current Reports on Form 8-K, filed April 22, 2016 and June 20, 2016;

•

All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2015, except for information furnished under Form 8-K, which is not deemed filed and not incorporated herein by reference;

•	Any documents filed pursuant to the Exchange Act subsequent to the date of this Registration Statement and prior to its effectiveness shall be deemed incorporated by reference into the Prospectus; and

•	Any documents filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made under this Prospectus.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this Prospectus except as so modified or superseded.

We will provide to you a copy of the filings that have been incorporated by reference in this Prospectus upon your request, at no cost. Any request may be made by writing or calling us at the following address or telephone number:

Invesco PowerShares Capital Management LLC

3500 Lacey Road, Suite 700

Downers Grove, IL 60515

Telephone: (800) 983-0903

These documents may also be accessed through our website at http://www.invescopowershares.com or as described herein under “Additional Information.” The information and other content contained on or linked from our website are not incorporated by reference in this Prospectus and should not be considered a part of this Prospectus.

We file annual, quarterly, current reports and other information with the SEC. You may read and copy these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding the Fund.

Reports to Shareholders

The Managing Owner will furnish you with an annual report of the Fund within 90 calendar days after the end of the Fund’s fiscal year as required by the rules and regulations of the CFTC, including, but not limited to, an annual audited financial statement

SUMMARY (cont’d)

certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund. You also will be provided with appropriate information to permit you to file your U.S. federal and state income tax returns (on a timely basis) with respect to your Shares. Monthly account statements conforming to CFTC and NFA requirements are posted on the Managing Owner’s website at http://www.invescopowershares.com. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by regulatory authorities.

Cautionary Note Regarding Forward-Looking Statements

This Prospectus includes forward-looking statements that reflect the Managing Owner’s current expectations about the future results, performance, prospects and opportunities of the Fund. The Managing Owner has tried to identify these forward-looking statements by using words such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “should,” “estimate” or the negative of those terms or similar expressions. These forward-looking statements are based on information currently available to the Managing Owner and are subject to a number of risks, uncertainties and other factors, both known, such as those described in “Risk Factors” in this Summary, in “The Risks You Face” and elsewhere in this Prospectus, and unknown, that could cause the actual results, performance, prospects or opportunities of the Fund to differ materially from those expressed in, or implied by, these forward-looking statements.

You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, the Managing Owner undertakes no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this Prospectus, as a result of new information, future events or changed circumstances or for any other reason after the date of this Prospectus.

THE SHARES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

[Remainder of page left blank intentionally.]

ORGANIZATION CHART

POWERSHARES DB US DOLLAR INDEX TRUST

[1]	PowerShares DB US Dollar Index Bearish Fund, which is the only other series of the Trust as of the date of this Prospectus, is not offered by this Prospectus.

THE RISKS YOU FACE

You could lose money investing in Shares. You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this Prospectus.

(1)

The Value of the Shares Relates Directly to the Value of the Futures Contracts and Other Assets Held by the Fund and Fluctuations in the Price of These Assets Could Materially Adversely Affect an Investment in the Shares.

The Shares are designed to reflect as closely as possible the changes, whether positive or negative, in the level of the Index, over time, through its investment in the DX Contracts. The value of the Shares relates directly to the changes in market value over time, whether positive or negative, of the DX Contracts, less the liabilities (including estimated accrued but unpaid expenses) of the Fund. The price of the DX Contracts may fluctuate widely. Several factors may affect the price of the Index Currencies, and in turn, the DX Contracts owned by the Fund, including, but not limited to:

•	National debt levels and trade deficits, including changes in balances of payments and trade;

•	Domestic and foreign inflation rates and investors’ expectations concerning inflation rates;

•	Domestic and foreign interest rates and investors’ expectations concerning interest rates;

•	Currency exchange rates;

•	Investment and trading activities of mutual funds, hedge funds and currency funds;

•	Global or regional political, economic or financial events and situations;

•	Supply and demand changes which influence the foreign exchange rates of various currencies;

•	Monetary policies of governments (including exchange control programs, restrictions on local exchanges or markets and limitations on foreign investment in a country or on investment by residents of a country in other countries), trade restrictions, currency devaluations and revaluations;

•	Governmental intervention in the currency market, directly and by regulation, in order to influence currency prices; and

•	Expectations among market participants that a currency’s value soon will change.

(2)	NAV May Not Always Correspond to Market Price and, as a Result, Baskets May be Created or Redeemed at a Value that Differs from the Market Price of the Shares.

The NAV per Share will change as fluctuations occur in the market value of its portfolio. Investors should be aware that the public trading price of a Basket may be different from the NAV of a Basket (i.e., 200,000 Shares may trade at a premium over, or a discount to, NAV of a Basket) and similarly the public trading price per Share may be different from its NAV per Share. Consequently, an Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per Share. This price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for Shares are closely related, but not identical to the same forces influencing the prices of the Index Currencies, trading individually or in the aggregate at any point in time. Investors also should note that the size of the Fund in terms of total assets held may change substantially over time and from time-to-time as Baskets are created and redeemed.

Authorized Participants or their clients or customers may have an opportunity to realize a profit if they can purchase a Basket at a discount to the public trading price of the Shares or can redeem a Basket at a premium over the public trading price of the Shares. The Managing Owner expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to track NAV per Share closely over time.

The value of a Share may be influenced by non-concurrent trading hours between the NYSE Arca and ICE Futures U.S., which is the futures exchange on which DX Contracts are traded. While the Shares trade on the NYSE Arca from 9:30 a.m. to 4:00 p.m.

Eastern Standard Time, DX Contracts are traded for 21 consecutive hours on ICE Futures U.S. from 8:00 p.m. Eastern Standard Time to 5:00 p.m. Eastern Standard Time on the next business day. As a result, during the time when the ICE Futures U.S. is open and the NYSE Arca is closed, trading spreads and the resulting premium or discount on the Shares may widen, and, therefore, increase the difference between the price of the Shares and the NAV of the Shares.

(3)	The Fund’s Performance May Not Always Replicate Exactly the Changes in the Level of the Index.

It is possible that the Fund’s performance may not fully replicate the changes in the level of the Index due to disruptions in the markets for the Index Currencies, DX Contracts, or due to other extraordinary circumstances.

As of the date of this Prospectus, the DX Contracts are not subject to speculative position limits. There can be no assurance that the DX Contracts will not become subject to speculative position limits. Should the Fund become subject to speculative position limits with respect to its DX Contracts holdings, the Fund’s positions in DX Contracts might be required to be aggregated with positions in other accounts that the Managing Owner owns or for which it controls trading unless the investment team managing the Fund qualifies as an “independent account controller” under current law or regulations proposed by the CFTC. If the CFTC does not extend or renew the independent account controller exemption from aggregation, or if the exemption were otherwise unavailable, to the extent that the Managing Owner avails itself of the exemption, it may be required to aggregate the Fund’s positions in DX Contracts in multiple other accounts or commodity pools. In that case, the Fund’s ability to issue new Baskets or the Fund’s ability to reinvest income in additional DX Contracts may be impaired or limited to the extent that these activities would cause the Fund to exceed the potential future position limits. Limiting the size of the Fund to stay within these position limits may affect the correlation between the price of the Shares, as traded on the NYSE Arca, and the NAV. Additionally, the Fund on any given date may not have an effective registration statement with the SEC with sufficient Shares available, which may limit the

Fund’s ability to create new Baskets. The inability to create additional Baskets could result in Shares trading at a premium or discount to NAV of the Fund.

If speculative position limits are applied to the DX Contracts and the Fund approaches or reaches such speculative position limits, the Fund may potentially increase its tracking error with respect to its Index. If the Managing Owner determines in its commercially reasonable judgment that it has become impracticable or inefficient for any reason for the Fund to gain full or partial exposure to the DX Contracts, the Fund may:

•	invest in a different month DX Contract other than the specific DX Contract that was originally required by the Index, or

•	invest in another futures contract substantially similar to the DX Contracts, if available, or

•	invest in the futures contracts referencing the Index Currencies, or

•	invest in a forward agreement, swap, or other OTC derivative referencing the Index Currencies,

if, in the commercially reasonable judgment of the Managing Owner, such above instruments tend to exhibit trading prices that correlate with the DX Contract. Any of the above substitute instruments may potentially increase tracking error between the Fund and the Index.

Furthermore, the Fund is not able to replicate exactly the changes in the level of the Index because its total return is reduced by expenses and transaction costs, including those incurred in connection with its trading activities, and increased by Treasury Income from its holdings of United States Treasury Securities and Money Market Income from its holding of money market mutual funds (affiliated or otherwise) for margin and cash management purposes. Tracking the Index requires trading of the Fund’s portfolio with a view to tracking the Index over time and is dependent upon the skills of the Managing Owner and its trading principals, among other factors.

(4)	The Fund is Not Actively Managed and Will Track the Index During Periods in Which the Index Is Flat or Declining as Well as When the Index Is Rising.

The Fund is not actively managed by traditional methods. For example, if the DX Contracts owned by the Fund are declining in value, the Fund will not close out such positions, except in connection with a change in the composition or weighting of the Index. The Managing Owner will seek to cause the NAV to track the Index during periods in which the Index is flat or declining as well as when the Index is rising.

(5)	Investors Who Invest Only in the Fund May Not be Able to Profit if the Market Value of the DX Contracts Moves Against Such Investment.

The NAV of the Fund is expected to rise as a result of any upward price movement in the Fund’s long positions in the DX Contracts.

If the price of the Fund’s long positions in DX Contracts increases, the NAV of the Fund will increase. If the price of the Fund’s long positions in DX Contracts decreases, the NAV of the Fund will decrease. Therefore, the investment experience of investors who plan to invest in the Fund will depend upon the price movements of the Fund’s long positions in its DX Contracts. The Fund may become unprofitable in the future if the price of the DX Contracts moves in an adverse direction.

Certain investors who decide to invest in both the Fund and UDN may, nevertheless, suffer losses if the investor’s investment mix between the Fund and UDN is biased in one direction and the market price of the DX Contracts moves in an adverse direction. Additionally, investors should not invest in equal amounts in both the Fund and UDN simultaneously. The net effect of such an investment will be the sum of the Treasury Income and the Money Market Income, less fees and expenses.

(6)	The NYSE Arca May Halt Trading in the Shares Which Would Adversely Impact Your Ability to Sell Shares.

The Shares are listed for trading on the NYSE Arca under the market symbol “UUP.” Trading in the Shares may be halted due to market conditions or, in light of NYSE Arca rules and procedures, for reasons that, in the view of the NYSE Arca, make trading in the Shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. There can be no assurance that the requirements necessary to maintain the listing of the Shares will continue to be met or will remain unchanged. The Fund will be terminated if its Shares are delisted.

(7)	The Lack of An Active Trading Market for the Shares May Result in Losses on Your Investment at the Time of Disposition of Your Shares.

Although the Shares are listed and traded on the NYSE Arca, there can be no guarantee that an active trading market for the Shares will be maintained. If you need to sell your Shares at a time when no active market for them exists, the price you receive for your Shares, assuming that you are able to sell them, likely will be lower than the price you would receive if an active market did exist.

(8)	The Shares Could Decrease in Value if Unanticipated Operational or Trading Problems Arise.

The mechanisms and procedures governing the creation, redemption and offering of the Shares have been developed specifically for this securities product. Consequently, there may be unanticipated problems or issues with respect to the mechanics of the operations of the Fund and the trading of the Shares that could have a material adverse effect on an investment in the Shares. In addition, although the Fund is not actively “managed” by traditional methods, to the extent that unanticipated operational or trading problems or issues arise, the Managing Owner’s past experience and qualifications may not be suitable for solving these problems or issues.

(9)

As the Managing Owner and its Principals have a Limited History of Operating an Exchange-Traded Fund that Invests in a Broad Range of Commodity Futures Contracts, their Experience May be Relatively Inadequate or Unsuitable to Manage the Fund.

The Managing Owner manages a number of exchange-traded funds that use financial futures as part of their investment strategy and, only for a limited time, has actively managed an exchange-traded fund related to a broad-based futures index. The past performance of these funds is no indication of the Managing Owner’s ability to manage exchange-traded investment vehicles that track an index such as the Fund. There can be no assurance that the Managing Owner will be able to cause the NAV per Share of the Fund to closely track the changes in the Index levels. If the experience of the Managing Owner and its principals is not relatively adequate or suitable to manage investment vehicles such as the Fund, the operations of the Fund may be adversely affected.

(10)	You May Not Rely on Past Performance or Index Results in Deciding Whether to Buy Shares.

Although past performance is not necessarily indicative of future results, the Fund’s performance history might (or might not) provide you with more information on which to evaluate an investment in the Fund. Likewise, the Index has a history which might (or might not) be indicative of the future Index results, or of the future performance of the Fund. Therefore, you will have to make your decision to invest in the Fund without relying on the Fund’s past performance history or the Index’s closing level history.

(11)	Fewer Representative Index Currencies May Result In Greater Index Volatility.

The changes in market value over time, whether positive or negative, of DX Contracts is linked to the U.S. Dollar Index (USDX®), or the USDX®. The USDX® is comprised of only six Index Currencies. Accordingly, the USDX® is concentrated in terms of the number of currencies represented. You should be aware that other currency indexes are more diversified in terms of the number of currencies included. Concentration in fewer currencies may result in a greater degree of volatility in the USDX®, and in turn, the changes in market value of the underlying DX Contracts, under specific market conditions and over time.

(12)	Unusually Long Peak-to-Valley Drawdown Periods With Respect To the Index May Be Reflected in Equally Long Peak-to-Valley Drawdown Periods with Respect to the Performance of the Shares.

Although past Index levels are not necessarily indicative of future Index levels, the Index has experienced unusually long peak-to-valley drawdown periods. As of April 29, 2016, the closing level of the Index experienced a peak-to-valley drawdown of (48.06)% during the period from January 1987 – April 2011. Please see the chart on page 37 for information regarding worst peak-to-valley drawdown periods the Index.

Because it is expected that the Fund’s performance will track the changes in the closing levels of the Index, the Fund would suffer a continuous drawdown during the period that the Index suffers such a drawdown period, and in turn, the value of your Shares will also suffer.

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(13)	Price Volatility May Possibly Cause the Total Loss of Your Investment.

Futures contracts have a high degree of price variability and are subject to occasional rapid and substantial changes. Consequently, you could lose all or substantially all of your investment in the Fund.

The following table* reflects various measures of volatility** of the Index, as calculated on an excess return basis:

Volatility Type	Volatility Index
Daily volatility over full history	8.77%
Average rolling 3 month daily volatility	8.46%
Monthly return volatility	8.76%
Average annual volatility	8.57%

The following table reflects the daily volatility on an annual basis of the Index:

Year	Daily Volatility Index
1987	9.44%
1988	9.62%
1989	10.22%
1990	8.77%
1991	11.53%
1992	11.70%
1993	9.44%
1994	7.83%
1995	9.78%
1996	4.99%
1997	7.59%
1998	8.06%
1999	7.59%
2000	8.77%
2001	8.70%
2002	7.49%
2003	8.44%
2004	9.52%
2005	8.10%
2006	6.95%
2007	5.21%
2008	11.94%
2009	11.09%
2010	8.84%
2011	9.47%
2012	6.67%
2013	6.70%
2014	5.23%
2015	9.61%
2016*	7.68%

*	As of April 29, 2016. Past Index levels are not necessarily indicative of future changes, positive or negative, in the Index levels.

**	Volatility, for these purposes means the following:

Daily Volatility: The relative rate at which the price of the Index moves up and down, found by calculating the annualized standard deviation of the daily change in price.

Monthly Return Volatility: The relative rate at which the price of the Index moves up and down, found by calculating the annualized standard deviation of the monthly change in price.

Average Annual Volatility: The average of yearly volatilities for a given sample period. The yearly volatility is the relative rate at which the price of the Index moves up and down, found by calculating the annualized standard deviation of the daily change in price for each business day in the given year.

Past Index results are not necessarily indicative of future changes, positive or negative, in the Index levels.

(14)	Fees and Commissions are Charged Regardless of Profitability and May Result in Depletion of Assets.

The Fund is directly subject to the fees and expenses described herein which are payable irrespective of profitability. Such fees and expenses include asset-based fees of 0.75% per annum. Additional charges include brokerage fees of approximately 0.05% per annum in the aggregate and selling commissions. For the avoidance of doubt, selling commissions are not included in the Fund’s breakeven calculation. The Fund is expected to earn Treasury Income equal to 0.22% per annum, as of April 29, 2016, or a maximum of $0.06 per annum per Share at $25.00 as the NAV per Share. The Fund is also expected to earn Money Market Income equal to 0.39% per annum as of April 29, 2016, or a maximum of $0.10 per annum per Share at $25.00 as the NAV per Share. Because the Fund’s current Treasury Income and/or Money Market Income does not exceed its fees and expenses, the Fund will need to have a positive performance that exceeds the difference between the sum of the Fund’s Treasury

Income and or Money Market Income and its fees and expenses in order to break-even. If the aggregate of the Fund’s performance from its holdings of DX Contracts plus its Treasury Income and/or Money Market Income (earned from its margin and cash management function) do not exceed the Fund’s fees and expenses described herein, then, the expenses of the Fund could, over time, result in losses to your investment therein. You may never achieve profits, significant or otherwise.

(15)	You Cannot Be Assured of the Managing Owner’s Continued Services, Which Discontinuance May Be Detrimental to the Fund.

You cannot be assured that the Managing Owner will be willing or able to continue to service the Fund for any length of time. If the Managing Owner discontinues its activities on behalf of the Fund, the Fund may be adversely affected.

(16)	Possible Illiquid Markets May Exacerbate Losses.

Futures positions cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as when foreign governments may take or be subject to political actions which disrupt the markets in their currency or major exports, can also make it difficult to liquidate a position.

There can be no assurance that market illiquidity will not cause losses for the Fund. The large size of the positions which the Fund may acquire increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so. Any type of disruption or illiquidity will be exacerbated due to the fact that the Fund only invest in the DX Contracts.

(17)	You May Be Adversely Affected by Redemption Orders that Are Subject To Postponement, Suspension or Rejection Under Certain Circumstances.

The Fund may, in its discretion, suspend the right of redemption or postpone the redemption settlement date, (1) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (2) for such other period as the Managing Owner determines to be necessary for the protection of the Shareholders. In addition, the Fund will reject a redemption order if the order is not in proper form as described in the Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the NAV of the Fund declines during the period of delay. The Fund disclaims any liability for any loss or damage that may result from any such suspension or postponement.

(18)	Because the Futures Contracts Have No Intrinsic Value, the Positive Performance of Your Investment Is Wholly Dependent Upon an Equal and Offsetting Loss.

Futures trading is a risk transfer economic activity. For every gain there is an equal and offsetting loss rather than an opportunity to participate over time in general economic growth. Unlike most alternative investments, an investment in Shares does not involve acquiring any asset with intrinsic value. Overall stock and bond prices could rise significantly and the economy as a whole prosper while Shares trade unprofitably.

(19)	Failure of Currency Futures Trading to Exhibit Low to Negative Correlation to General Financial Markets Will Reduce Benefits of Diversification and May Exacerbate Losses to Your Portfolio.

Historically, currency futures’ returns have tended to exhibit low to negative correlation with the returns of other assets such as stocks and bonds. Although currency futures trading can provide a diversification benefit to investor portfolios because of its low to negative correlation with other financial assets, the fact that the Index is not 100% negatively correlated with financial assets such as stocks and bonds means that the Fund cannot be expected to be automatically profitable during unfavorable periods for the stock or bond market, or vice-versa. If the Shares perform in a manner that correlates with the general financial markets or do not perform successfully, you will obtain no diversification benefits by investing in the Shares and the Shares may produce no gains to offset your losses from other investments.

(20)	Risks Associated with Forward Agreements and Swap Agreements, Which May be Detrimental to the Value of Your Shares.

If the Managing Owner determines in its commercially reasonable judgment that it has become impracticable or inefficient for any reason for the Fund to gain full or partial exposure to the DX Contracts, the Fund may potentially invest in a forward agreement and/or swap agreement referencing the Index Currencies, which will then subject the Fund (and ultimately the value of your Shares) to certain of the below risks, as applicable.

To the extent the Fund enters into forward contracts (agreements to exchange one currency for another on a future date at a fixed rate agreed upon at the inception of the forward contract) on the Index Currencies, these forward contracts are not guaranteed by an exchange or clearinghouse; rather, banks and dealers act as principals in these markets. This exposes the Fund to the creditworthiness of the counterparty, to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract (whether or not bona fide) or because of a credit or liquidity problem, thus causing the Fund to experience delays in liquidating or transferring the relevant forward, or may result in a loss. Furthermore, while the markets for currency forward contracts are not currently regulated by the CFTC or any banking authority, they may in the future become subject to regulation under the Dodd-Frank Act, a development which may entail increased costs and may result in burdensome reporting or regulatory requirements. There is currently no limitation on the daily price movements of forward contracts. Assets deposited with the counterparty as margin are not currently required under CFTC regulations or any other regulations to be held in a segregated account for the benefit of the Fund. Consequently assets deposited by the Fund with a counterparty as margin may be indistinguishable, for insolvency purposes, from assets of such counterparty and therefore may be subject to creditors’ claims in the event of such counterparty’s insolvency, and not available for timely recall by the Fund. Principals in the forward markets have no obligation to continue to make markets in the forward contracts. The imposition of credit controls by governmental authorities or the implementation of regulations pursuant to the Dodd-Frank Act might limit such forward trading to less than that which may be necessary, to the possible detriment of the Fund and ultimately the value of your Shares.

Swap agreements are typically privately negotiated and may be either over-the-counter derivative products or if they are cleared derivative products are typically standardized and not subject to negotiation. In each case, swaps involve an agreement in which two parties agree to exchange actual or contingent payment streams that may be calculated in relation to the Index Currencies and a particular “notional amount.” Swaps may be subject to various types of risks, including market risk, liquidity risk, structuring risk, tax risk, and the risk of non-performance by the counterparty, including risks relating to the financial soundness and creditworthiness of the counterparty. Swap agreements can take many different forms, may be cleared on a clearinghouse or not cleared and are known by a variety of names. The Fund is not limited to any particular form of swap agreement if, in the commercially reasonable judgment of the Managing Owner, such swap agreements tend to exhibit trading prices that correlate with long positions in the DX Contract. A significant factor in the performance of swaps is the change in the value of the Index Currencies, specific interest rates, or other factors that determine the amounts of payments due to and from the counterparties. If a swap calls for payments by the Fund, the Fund must have sufficient cash available to make such payments when due. In addition, to the extent a swap is not cleared on a clearinghouse and a counterparty’s creditworthiness declines, the value of the swap agreement with that counterparty would be likely to decline, potentially resulting in losses to the Fund. The Dodd-Frank Act requires that a substantial portion of swap transactions must be executed in regulated markets and submitted for clearing to regulated clearinghouses. While these provisions are intended in part to reduce counterparty credit risk related to swap transactions and the SEC and the CFTC are in the process of issuing rules and regulations to govern these markets, the success of the Dodd-Frank Act in this respect may not be apparent for several years and will depend on whether the SEC and the CFTC are able to successfully implement these rules and regulations and whether the market will be able to adapt to the ramifications of such rules and regulations.

(21)	Risks Associated with Over-the-Counter Transactions May be Detrimental to the Value of Your Shares.

The Dodd-Frank Act includes provisions that comprehensively regulate the over-the-counter derivatives markets for the first time.

The Dodd-Frank Act requires that a substantial portion of over-the-counter derivatives must be executed in regulated markets and submitted for clearing to regulated clearinghouses. Over-the-counter trades submitted for clearing will be subject to minimum initial and variation margin requirements set by the relevant clearinghouse, as well as possible SEC- or CFTC-mandated margin requirements. In 2016, the CFTC and various federal banking regulators adopted new margin requirements on non-cleared over-the-counter derivatives. In addition, the over-the-counter derivative dealers with which the Fund may execute the majority of its over-the-counter derivatives will be subject to clearing and margin requirements, including the requirement to post margin to the clearinghouses through which they clear their customers’ trades instead of using such margin in their operations, as they currently are allowed to do. This will further increase the dealers’ costs, which costs are expected to be passed through to other market participants in the form of higher fees and less favorable dealer pricing.

The SEC and CFTC will also require a substantial portion of derivative transactions that are currently executed on a bi-lateral basis in the over-the-counter markets to be executed through a regulated securities, futures, or swap exchange or execution facility. In 2012, the CFTC issued mandatory clearing and trade execution requirements for several classes of swap transactions. Such requirements may make it more difficult and costly for investment funds, including the Fund, to enter into certain tailored or customized transactions. They may also render an investment in over-the-counter instruments in which the Fund might otherwise engage impossible or so costly that they will no longer be economical to implement.

Over-the-counter derivative dealers and major over-the-counter derivatives market participants are required to register with the SEC and/or CFTC.

Dealers and major participants are subject to a number of requirements, including minimum capital and margin requirements. These requirements apply irrespective of whether the over-the-counter derivatives in question are exchange-traded or cleared, and may increase the overall costs for over-the-counter derivative dealers, which costs are likely to be passed along, at least partially, to market participants in the form of higher fees or less advantageous dealer marks. The overall impact of the Dodd-Frank Act on the Fund is highly uncertain and it is unclear how the over-the-counter derivatives markets will adapt to this new regulatory regime.

Although the Dodd-Frank Act requires many over-the-counter derivative transactions previously entered into on a principal-to-principal basis to be submitted for clearing by a regulated clearinghouse, certain of the derivatives that may be traded by the Fund may remain principal-to-principal or over-the-counter contracts between the Fund and third parties entered into bi-laterally. The risk of counterparty nonperformance can be significant in the case of these over-the-counter instruments, and “bid-ask” spreads may be unusually wide in these heretofore substantially unregulated markets. While the Dodd-Frank Act is intended in part to reduce these risks, its success in this respect may not be evident for some time after the Dodd-Frank Act is fully implemented, a process that may take several years. To the extent not mitigated by implementation of the Dodd-Frank Act, if at all, the risks posed by such instruments may include credit risk from a counterparty’s failure to meet its financial obligations; market and systemic risk; legal risk due to, for example, a party’s legal capacity, the insolvency or bankruptcy; operational risk; cyber security risks; inadequate documentation risk; liquidity risk due to inability to prematurely terminate the derivative; concentration risk due to the concentration of closely related risks; and settlement risk.

(22)	Shareholders Will Not Have the Protections Associated With Ownership of Shares in an Investment Company Registered Under the Investment Company Act of 1940.

The Fund is not registered as an investment company under the Investment Company Act of 1940, and it is not required to register under such Act. Consequently, Shareholders will not have the regulatory protections provided to the investors in registered and regulated investment companies.

(23)	Various Actual and Potential Conflicts of Interest May Be Detrimental to Shareholders.

The Fund is subject to actual and potential conflicts of interest involving the Managing Owner, various commodity futures brokers, Authorized Participants and Invesco Distributors. The Managing Owner and its principals, all of whom are engaged in other investment activities, are not required to devote substantially all of their time to the business of the Fund, which also presents the potential for numerous conflicts of interest with the Fund. As a result of these and other relationships, parties involved with the Fund have a financial incentive to act in a manner other than in the best interests of the Fund and the Shareholders. For example, if the Fund invests in affiliated money market mutual funds for cash management purposes, the Managing Owner may select affiliated money market mutual funds that may pay dividends that are lower than non-affiliated money market mutual funds. The Managing Owner has not established any formal procedure to resolve conflicts of interest. Consequently, investors are dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts do not, in fact, result in adverse consequences to the Shareholders.

The Fund may be subject to certain conflicts with respect to the Commodity Broker, including, but not limited to, conflicts that result from receiving greater amounts of compensation from other clients, or purchasing opposite or competing positions on behalf of third party accounts traded through the Commodity Broker.

Because the Managing Owner and Invesco Distributors are affiliates, the Managing Owner has a disincentive to replace Invesco Distributors. Furthermore, the Managing Owner did not conduct an arm’s length negotiation with respect to Invesco Distributors.

(24)	Shareholders Will Be Subject to Taxation on Their Allocable Share of the Fund’s Taxable Income, Whether or Not They Receive Cash Distributions.

Shareholders will be subject to U.S. federal income taxation and, in some cases, state, local, or foreign income taxation on their allocable share of the Fund’s taxable income, whether or not they receive cash distributions from the Fund. Shareholders may not receive cash distributions equal to their share of the Fund’s taxable income or even the tax liability that results from such income.

(25)	Items of Income, Gain, Loss and Deduction With Respect to Shares Could Be Reallocated if the IRS Does Not Accept the Assumptions or Conventions Used by the Fund in Allocating Such Tax Items.

U.S. federal income tax rules applicable to partnerships are complex and often difficult to apply to publicly traded partnerships. The Fund will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report items of income, gain, loss and deduction to Shareholders in a manner that reflects the Shareholders’ beneficial interest in such tax items, but these assumptions and conventions may not be in compliance with all aspects of the applicable tax requirements. It is possible that the United States Internal Revenue Service, or the IRS, will successfully assert that the conventions and assumptions used by the Fund do not satisfy the technical requirements of the Internal Revenue Code of 1986, as amended, or the Code, and/or Treasury Regulations and could require that items of income, gain, loss and deduction be adjusted or reallocated in a manner that adversely affects one or more Shareholders.

(26)	The Current Treatment of Long-Term Capital Gains Under Current U.S. Federal Income Tax Law May Be Adversely Affected, Changed or Repealed in the Future.

Under current law, long-term capital gains are taxed to non-corporate investors at reduced U.S. federal income tax rates. This tax treatment may be adversely affected, changed or repealed by future changes in, or the expiration of, tax laws at any time.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISERS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE SHARES; SUCH TAX CONSEQUENCES MAY DIFFER WITH RESPECT TO DIFFERENT INVESTORS.

(27)

Failure of Futures Commission Merchants or Commodity Brokers to Segregate Assets May Increase Losses; Despite Segregation of Assets, the Fund Remains at Risk of Significant Losses Because the Fund May Only Receive a Pro-Rata Share of the Assets, or No Assets at All.

The Commodity Exchange Act requires a clearing broker to segregate all funds received from customers from such broker’s proprietary assets. If the Commodity Broker fails to do so, the assets of the Fund might not be fully protected in the event of the Commodity Broker’s bankruptcy. Furthermore, in the event of the Commodity Broker’s bankruptcy, the Fund could be limited to recovering either a pro rata share of all available funds segregated on behalf of the Commodity Broker’s combined customer accounts or the Fund may not recover any assets at all, even though certain property specifically traceable to the Fund was held by the Commodity Broker. The Commodity Broker may, from time-to-time, have been the subject of certain regulatory and private causes of action. Such material actions, if any, are described under “The Commodity Broker.”

In the event of a bankruptcy or insolvency of any exchange or a clearing house, the Fund could experience a loss of the funds deposited through its Commodity Broker as margin with the exchange or clearing house, a loss of any unrealized profits on its open positions on the exchange, and the loss of profits on its closed positions on the exchange.

(28)	Failure of a Swap Dealer May Adversely Affect Your Shares.

If the Fund invests in one or more swap agreements, the Fund would have credit risk to each of its swap dealer(s) and the clearinghouses on which such swap dealer(s) clear swaps. Moreover, the Fund may, in its sole discretion, maintain all of its cleared swaps positions with a single swap dealer. Where a swap dealer is registered as such with the CFTC, such swap dealer is required by CFTC regulations to segregate from its own assets, and for the sole benefit of its customers (including the Fund), all assets held by a swap dealer in respect of each swap agreement, including an amount equal to the net unrealized gain on all such open cleared swaps. Cleared swaps are marked to market on a daily basis, with variations in value credited or charged to the customer’s account, and any funds received in connection with profits on a swap position belonging to the customer should be treated as the property of the customer and maintained by a swap dealer in a customer segregated account. A swap dealer is also required to deposit its own funds into its customer segregated accounts to the extent necessary to ensure that such accounts do not become under-segregated and that no customer’s excess funds in the segregated account may be used to meet the margin requirements of another customer. In the event of a swap dealer’s financial collapse, insolvency, or bankruptcy, the customer funds held in a swap dealer’s customer segregated accounts, assuming such funds were properly segregated, should be insulated as an identifiable separate pool of assets and, as such, should not be available for distribution to such swap dealer’s general creditors. Under such circumstances, each customer with assets on deposit in such swap dealer’s customer segregated account would receive its pro rata share of such assets. As long as such swap dealer is collecting margin payments from its customers, properly segregating such customer margin payments or advancing its own funds in accordance with CFTC regulations, each customer should receive all of its assets from the customer segregated account. To the extent that any segregated account may be under-margined, however, the deficiency would be shared on a pro rata basis by each customer holding assets in such account. While the Managing Owner will generally seek to utilize swap dealers who have a reputation for maintaining sufficient assets in customer accounts to avoid under-margined accounts, no assurance can be given that the Managing Owner will be able to successfully limit the Fund’s cleared swap positions to swap dealers that fully comply with applicable CFTC regulations.

(29)	The Effect of Market Disruptions and Government Intervention Are Unpredictable and May Have an Adverse Effect on the Value of Your Shares.

The global financial markets have in the past few years gone through pervasive and fundamental disruptions that have led to extensive and unprecedented governmental intervention. Such intervention has in certain cases been implemented on an “emergency” basis, suddenly and substantially eliminating market participants’ ability to continue to implement certain strategies or manage the risk of their outstanding positions. In addition — as one would expect given the complexities of the financial markets and the limited time frame within which governments have felt compelled to take action — these interventions have typically been unclear in scope and application, resulting in confusion and uncertainty which in itself has been materially detrimental to the efficient functioning of the markets as well as previously successful investment strategies.

The Fund may incur major losses in the event of disrupted markets and other extraordinary events in which historical pricing relationships become materially distorted. The risk of loss from pricing distortions is compounded by the fact that in disrupted markets many positions become illiquid, making it difficult or impossible to close out positions against which the markets are moving. The financing available to market participants from their banks, dealers and other counterparties is typically reduced in disrupted markets. Such a reduction may result in substantial losses to the affected market participants. Market disruptions may from time to time cause dramatic losses, and such events can result in otherwise historically low-risk strategies performing with unprecedented volatility and risk.

(30)	Regulatory Changes or Actions, Including the Implementation of the Dodd-Frank Act, May Alter the Operations and Profitability of the Fund.

The regulation of commodity interest transactions in the United States is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. Considerable regulatory attention has been focused on non-traditional investment pools that are publicly distributed in the United States. The Dodd-Frank Act regulates markets, market participants and financial instruments that previously have been unregulated and substantially alters the regulation of many other markets, market participants and financial instruments. It is difficult to predict the impact of the Dodd-Frank Act on the Fund, the Managing Owner, and the markets in which the Fund may invest, the NAV of the Fund or the market price of the Shares. The Dodd-Frank Act and the implementing regulation adopted by regulators could result in the Fund’s investment strategy becoming non-viable or non-economic to implement. Therefore, the Dodd-Frank Act and regulations adopted pursuant to the Dodd-Frank Act could have a material adverse impact on the profit potential of the Fund and in turn the value of your Shares.

(31)	Lack of Independent Advisers Representing Investors.

The Managing Owner has consulted with counsel, accountants and other advisers regarding the formation and operation of the Fund. No counsel has been appointed to represent you in connection with the Fund’s continuous offering of Shares. Accordingly, you should consult your own legal, tax and financial advisers regarding the desirability of an investment in the Shares.

(32)	Possibility of Termination of the Fund May Adversely Affect Your Portfolio.

The Managing Owner may withdraw from the Fund upon 120 days’ notice, which would cause the Fund to terminate unless a substitute managing owner was obtained. Owners of 50% of the Shares have the power to terminate the Fund. If it is so exercised, investors who may wish to continue to invest in a vehicle that tracks the Fund’s Index will have to find another vehicle, and may not be able to find another vehicle that offers the same features as the Fund. See “Description of the Shares; The Fund; Certain Material Terms of the Trust Declaration—Termination Events” for a summary of termination events. Such detrimental developments could cause you to liquidate your investments and upset the overall maturity and timing of your investment portfolio. If the registrations with the CFTC or memberships in the NFA of the Managing Owner or the Commodity Broker were revoked or suspended, such entity would no longer be able to provide services to the Fund.

(33)	Shareholders Do Not Have the Rights Enjoyed by Investors in Certain Other Vehicles.

As interests in separate series of a Delaware statutory trust, the Shares have none of the statutory rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring “oppression” or “derivative” actions). In addition, the Shares have limited voting and distribution rights (for example, Shareholders do not have the right to elect directors and the Fund is not required to pay regular distributions, although the Fund may pay distributions at the discretion of the Managing Owner).

(34)	An Investment in Shares May Be Adversely Affected by Competition From Other Methods of Investing in Currencies.

The Fund constitutes a relatively new type of investment vehicle. It competes with other financial vehicles, including mutual funds, and other investment companies, ETFs, other index tracking commodity pools, actively traded commodity pools, hedge funds, traditional debt and equity securities issued by companies and foreign governments, other securities backed by or linked to currencies, and direct investments in the underlying currencies or currency futures contracts. Market and financial conditions, and other conditions beyond the Managing Owner’s control, may make it more attractive to invest in other financial vehicles or to invest in such currencies directly, which could limit the market for the Shares and therefore reduce the liquidity of the Shares.

(35)	Competing Claims Over Ownership of Intellectual Property Rights Related to the Fund Could Adversely Affect the Fund and an Investment in the Shares.

While the Managing Owner believes that all intellectual property rights needed to operate the Fund are either owned by or licensed to the Managing Owner or have been obtained, third parties may allege or assert ownership of intellectual property rights which may be related to the design, structure and operations of the Fund. To the extent any claims of such ownership are brought or any proceedings are instituted to assert such claims, the negotiation, litigation or settlement of such claims, or the ultimate disposition of such claims in a court of law if a suit is brought, may adversely affect the Fund and an investment in the Shares, for example, resulting in expenses or damages or the termination of the Fund.

(36)

Because the Price of DX Contracts Are Primarily Influenced by Short-Term Interest Rate Differentials, You May Sell Your Shares at a Time When the DX Contracts Are Being Traded at a Discount, and therefore Receive an Amount that Would be Lower than if the DX Contracts Were Trading at a Premium.

The price of DX Contracts responds directly to short-term interest rate differentials. For example, if interest rates in the U.S. are broadly higher than international interest rates, then DX Contracts will trade at a discount to the spot index. If U.S. rates are lower, DX Contracts will trade at a premium to the spot index. This relationship also holds for long-dated futures versus nearby futures. Because interest rates move up and down, DX Contracts may trade at a premium some of the time and at a discount at other times. In turn, if you sell your Shares during a period when the DX Contracts are trading at a discount, you may receive less than you may have received if you sold your shares during a period when the DX Contracts are trading at a premium.

(37)	The Value of the Shares Will be Adversely Affected if the Fund is Required to Indemnify the Trustee or the Managing Owner.

Under the Trust Declaration, the Trustee and the Managing Owner have the right to be indemnified for any liability or expense either incurs without gross negligence or willful misconduct. That means the Managing Owner may require the assets of the Fund to be sold in order to cover losses or liability suffered by it or by the Trustee. Any sale of that kind would reduce the NAV of the Fund and, consequently, the value of the Shares.

(38)	The NAV Calculation of the Fund May Be Overstated or Understated Due to the Valuation Method Employed When a Settlement Price is Not Available on the Date of NAV Calculation.

Calculating the NAV of the Fund includes, in part, any unrealized profits or losses on open foreign exchange futures contracts. Under normal circumstances, the NAV of the Fund reflects the settlement price of open foreign exchange futures contracts on the date when the NAV is being calculated. However, if a foreign exchange futures contract traded on an exchange (both U.S. and, to the extent it becomes applicable, non-U.S. exchanges) could not be liquidated on such day (due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise), the Managing Owner may value such futures contract pursuant to policies the Managing Owner has adopted, which are consistent with normal industry standards. In such a situation, there is a risk that the calculation of the NAV of the Fund on such day will not accurately reflect the realizable market value of such foreign exchange futures contract. For example, daily limits are generally triggered in the event of a significant change in market price of a foreign exchange futures contract. Therefore, as a result of the daily limit, the current settlement price is unavailable. Because the Managing Owner may value such futures contract pursuant to policies the Managing Owner has adopted, which are consistent with normal industry standards, there is a risk that the resulting calculation of the NAV of the Fund could be under or overstated, perhaps to a significant degree. Although the DX Contracts that the Fund will invest in are not currently subject to “daily limits,” the terms and conditions of these contracts may change in the future, and thus, may subject the Fund to the above-described risks.

(39)	Exchange Rates on the Index Currencies Could be Volatile and Could Materially and Adversely Affect the Performance of the Shares.

Foreign exchange rates are influenced by national debt levels and trade deficits, domestic and foreign inflation rates and investors’ expectations concerning inflation rates, domestic and foreign interest rates and investors’ expectations concerning interest rates, currency exchange rates, investment and trading activities of mutual funds, hedge funds and currency funds; and global or regional political, economic or financial events and situations. Additionally, foreign exchange rates on the Index Currencies may also be influenced by changing supply and demand for a particular Index Currency, monetary policies of governments (including exchange control programs, restrictions on local exchanges or markets and limitations on foreign investment in a country or on investment by residents of a country in other countries), changes in balances of payments and trade, trade restrictions, currency devaluations and revaluations. Also, governments from time-to-time intervene in the currency markets, directly and by regulation, in order to influence prices directly. Additionally, expectations among market participants that a currency’s value soon will change may also affect exchange rates on the Index Currencies, and in turn, both the Index and the DX Contracts. These events and actions are unpredictable. The resulting volatility in the exchange rates on the underlying Index Currencies may materially and adversely affect the market value of the DX Contracts, which would then negatively impact the value of your Shares.

(40)	Substantial Sales of Index Currencies by the Official Sector Could Adversely Affect an Investment in the Shares.

The official sector consists of central banks, other governmental agencies and multi-lateral institutions that buy, sell and hold certain Index Currencies as part of their reserve assets. The official sector holds a significant amount of Index Currencies that can be mobilized in the open market. In the event that future economic, political or social conditions or pressures require members of the official sector to sell their Index Currencies simultaneously or in an uncoordinated manner, the demand for Index Currencies might not be sufficient to accommodate the sudden increase in the supply of certain Index Currencies to the market. Consequently, the price of the Index Currency may decline, which may materially and adversely affect the market value of the DX Contract, which would then negatively impact the Shares.

(41)

Although the Shares are Limited Liability Investments, Certain Circumstances such as Bankruptcy of the Fund or Indemnification of the Fund by the Shareholders will Increase the Shareholders’ Liability.

The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of the Trust Declaration. In addition, although the Managing Owner is not aware of this provision ever having been invoked in the case of any public futures fund, Shareholders agree in the Trust Declaration that they will indemnify the Fund for any harm suffered by it as a result of

•	Shareholders’ actions unrelated to the business of the Fund, or

•	taxes imposed on the Shares by the states or municipalities in which such investors reside.

(42)	An Insolvency Resulting From the other Series in the Trust or the Trust Itself May Have a Material Adverse Effect On the Fund.

The Fund is a series and is a part of a Delaware statutory trust. Pursuant to Delaware law, the organization of the Trust provides that the assets and liabilities of the Fund are separate from the assets and liabilities of the other series of the Trust, as well as the larger Trust itself. Though such organization may, under state law, protect the assets of the Fund in an insolvency action brought by the creditors of the other series of the Trust, this may be insufficient to protect the assets of the Fund from such creditors in an insolvency action in Federal court, or in a court in a foreign jurisdiction. Accordingly, an insolvency resulting from the other series in the Trust or the Trust itself may have a material adverse effect on the Fund. The material risks associated with the other series of the Trust have not been included in this disclosure document.

(43)	The Fund may Potentially Lose Money on its Holdings of Money Market Mutual Funds.

Although a money market mutual fund seeks to preserve the value of an investment at $1.00 per share, the Fund may lose money by investing in a money market mutual fund for cash management purposes. The share price of money market mutual funds can fall below the $1.00 share price. The Fund cannot rely on or expect a money market mutual fund’s adviser or its affiliates to enter into support agreements or take other actions to maintain the money market mutual fund’s $1.00 share price. The credit quality of a money market mutual fund’s holdings can change rapidly in certain markets, and the default of a single holding could have an adverse impact on the money market mutual fund’s share price. The money market mutual fund’s share price can also be negatively affected during periods of high redemption pressures and/or illiquid markets. Furthermore, the SEC recently adopted amendments to money market mutual fund regulations that, when implemented, could impact a money market mutual fund’s operations and possibly negatively impact its return.

(44)	Due to the Increased use of Technologies, Intentional and Unintentional Cyber Attacks Pose Operational and Information Security Risks.

With the increased use of technologies such as the Internet and the dependence on computer systems to perform necessary business functions, the Fund is susceptible to operational and information security risks. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber attacks include, but are not limited to gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites. Cyber security failures or breaches of the Fund’s third party service providers (including, but not limited to, Index Sponsor, the Administrator and transfer agent) or the issuers of the money market mutual funds in which the Fund invests, have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, the inability of Fund shareholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs. In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future. The Fund and its shareholders could be negatively impacted as a result. While the Managing Owner has established business continuity plans and systems to prevent such cyber attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been identified. Furthermore, the Fund cannot control the cyber security plans and systems put in place by Fund’s third party service providers. Cyber attacks may also cause disruptions to the futures exchanges and clearinghouses through which the Fund invests in exchange-traded futures contracts, resulting in disruptions to the Fund’s investment objectives and financial losses.

(45)	The Fund is Subject to Extensive Regulatory Reporting and Compliance.

The Fund is subject to changing regulation of corporate governance and public disclosure that have increased the Fund’s risk of noncompliance.

Because the Shares are publicly traded, the Fund is subject to certain rules and regulations of federal, state and financial market exchange entities charged with the protection of investors and the oversight of companies whose securities are publicly traded. These entities, including the Public Company Accounting Oversight Board, the SEC, the CFTC and NYSE-ARCA, have in recent years issued new requirements and regulations, most notably the Sarbanes-Oxley Act of 2002. From time to time, since the adoption of the Sarbanes-Oxley Act of 2002, these authorities have continued to develop additional regulations or interpretations of existing regulations. The Fund’s ongoing efforts to comply with these regulations and interpretations have resulted in, and are likely to continue resulting in, a diversion of management’s time and attention from focusing on Fund management to compliance related activities.

The Fund is responsible for establishing and maintaining adequate internal control over financial reporting. The Fund’s internal control system is designed to provide reasonable assurance to its management regarding the preparation and fair presentation of published financial statements. All internal control systems, no matter how well designed, have inherent limitations. Therefore, even those systems determined to be effective may provide only reasonable assurance with respect to financial statement preparation and presentation.

(46)	Current Discussions between the SEC and PricewaterhouseCoopers LLP regarding PricewaterhouseCoopers LLP’s Independence Could Have Potentially Adverse Consequences for the Fund.

PricewaterhouseCoopers LLP, the Fund’s independent registered public accounting firm, informed the Managing Owner that it has identified an issue related to its independence under Rule 2-01(c)(1)(ii)(A) of Regulation S-X, or the Loan Rule. The Loan Rule prohibits accounting firms, such as PricewaterhouseCoopers LLP, from being deemed independent if they have certain financial relationships with their audit clients or certain affiliates of those clients. The Fund is required under various securities laws to have its financial statements audited by an independent accounting firm.

The Loan Rule specifically provides that an accounting firm would not be independent if it receives a loan from a lender that is a record or beneficial owner of more than ten percent of an audit client’s equity securities. For purposes of the Loan Rule, audit clients include the Fund as well as all registered investment companies advised by the Managing Owner and its affiliates, including other subsidiaries of the Managing Owner’s parent company, Invesco Ltd., collectively, the Invesco Fund Complex. PricewaterhouseCoopers LLP informed the Managing Owner that it has relationships with lenders who hold, as record owner, more than ten percent of the shares of certain funds within the Invesco Fund Complex. These relationships call into question PricewaterhouseCoopers LLP’s independence under the Loan Rule with respect to those funds, as well as all other funds in the Invesco Fund Complex.

PricewaterhouseCoopers LLP informed the Managing Owner that it believes, after evaluating the facts and circumstances related to its lending relationships, the ability of PricewaterhouseCoopers LLP to exercise objective and impartial judgment with respect to its audits of the Fund’s financial statements was not and will not be impaired. PricewaterhouseCoopers LLP informed the Managing Owner that its conclusion was based on a number of factors, including, among others, PricewaterhouseCoopers LLP’s belief that the lenders have no influence over the Managing Owner or the Fund and that the individuals at PricewaterhouseCoopers LLP who arranged the lending relationships have no oversight of, or ability to influence, the individuals at PricewaterhouseCoopers LLP who conducted the audit of the Fund’s financial statements.

PricewaterhouseCoopers LLP informed the Managing Owner that it is in discussions with the SEC’s Staff to resolve this matter. If the SEC were ultimately to determine that PricewaterhouseCoopers LLP was not independent with respect to the Fund for certain periods, the Fund’s filings with the SEC which contain its financial statements for such periods would be non-compliant with the applicable securities laws. If the SEC determines that PricewaterhouseCoopers LLP was not independent, among other things, the Fund may be required to have independent audits conducted on the Fund’s previously audited financial statements by another independent registered public accounting firm for the affected periods. Similarly, the interim financial statements filed by the Fund may have to be reviewed by another independent registered public accounting firm. The time involved to conduct such independent audits and additional review of the interim period financial statements may impair the Fund’s ability to issue Baskets of Shares on a timely manner. Any of the foregoing could have a material adverse effect on the Fund’s results of operations, liquidity and financial condition, the trading prices of the Shares and the continued eligibility for listing of the Shares on The New York Stock Exchange.

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INVESTMENT OBJECTIVES OF THE FUND

Investment Objectives

PowerShares DB US Dollar Index Bullish Fund, or the Fund, establishes long positions in DX Contracts with a view to tracking the changes, whether positive or negative, in the level of the Deutsche Bank Long US Dollar Index (USDX®) Futures Index – Excess ReturnTM, or the Index, over time. The Fund’s performance is also intended to reflect the excess, if any, of the sum of the Fund’s Treasury Income and Money Market Income over the expenses of the Fund. For the avoidance of doubt, the Fund invests in futures contracts in an attempt to track its Index. The Fund holds Treasury Securities and money market mutual funds for margin and/or cash management purposes only.

The Index is calculated to reflect the changes in market value over time, whether positive or negative, of long positions in DX Contracts. The Index reflects the changes in market value over time, whether positive or negative, of the DX Contract which expires during the months of March, June, September and December. The Fund seeks to track the Index by establishing long positions in DX Contracts.

The Shares are designed for investors who want a cost-effective and convenient way to invest in a Fund that tracks the Index, which reflects the changes in market value over time, whether positive or negative, of the DX Contracts, and in turn, of the U.S. dollar relative to the underlying Index Currencies.

Advantages of investing in the Fund include:

•

Ease and Flexibility of Investment. The Shares trade on the NYSE Arca and provide institutional and retail investors with indirect access to the currency futures markets. The Shares may be bought and sold on the NYSE Arca like other exchange-listed securities. Retail investors may purchase and sell Shares through traditional brokerage accounts.

•

Shares May Provide A More Cost Effective Alternative. Investing in the Shares can be easier and less expensive for an investor than constructing and trading a comparable foreign currency futures portfolio.

•

The Fund invests in DX Contracts Which may be More Efficient and Transparent than Alternatives. Although the Fund will not take physical delivery due to rolling the underlying DX Contracts prior to expiration, DX Contracts tend to be more efficient and transparent because physical delivery is required upon the expiration of the contract.

•	Margin. Shares are eligible for margin accounts.

•	Diversification. The Shares may help to diversify a portfolio because historically the Index has tended to exhibit low to negative correlation with both equities and conventional bonds.

Investing in the Fund does not insulate Shareholders from certain risks, including price volatility.

DX Contracts are linked to the six underlying currencies, or the Index Currencies, of the U.S. Dollar Index (USDX®), or the USDX®. The Index Currencies are Euro, Japanese Yen, British Pound, Canadian Dollar, Swedish Krona and Swiss Franc. The Index Currencies represent the currencies of the major trading partners of the U.S. The changes in market value over time, whether positive or negative, of DX Contracts is tied to the USDX®. The USDX® is composed of notional amounts of each Index Currency. The notional amounts of the Index Currencies included in the USDX® reflect a geometric weighted average of the change in the Index Currencies’ exchange rates against the U.S. dollar relative to March 1973. March 1973 was chosen as a base period of the USDX® because it represents a significant milestone in foreign exchange history when the world’s major trading nations allowed their currencies to float freely against each other.

The Index reflects changes in market value over time, whether positive or negative, of the first to expire DX Contract relative to the value of the dollar as of December 31, 1986, or Base Date. Although the DX Contract started trading in 1985, the Base Date of December 31, 1986 was selected because reasonably reliable pricing data was not available prior to December 31, 1986.

The Fund’s portfolio also holds United States Treasury Securities for deposit with the Fund’s Commodity Broker as margin and United States Treasury Securities, cash and money market mutual funds (affiliated or otherwise) for deposit with the Fund’s Custodian (for cash management purposes).

Under the Trust Declaration, Wilmington Trust Company, the Trustee of the Trust has delegated to the Managing Owner the exclusive management and control of all aspects of the business of the Fund. The Trustee has no duty or liability to supervise or monitor the performance of the Managing Owner, nor will the Trustee have any liability for the acts or omissions of the Managing Owner.

If the Managing Owner determines in its commercially reasonable judgment that it has become impracticable or inefficient for any reason for the Fund to gain full or partial exposure to the DX Contracts, the Fund may:

•	invest in a different month DX Contract other than the specific DX Contract that was originally required by the Index, or

•	invest in another futures contract substantially similar to the DX Contracts, if available, or

•	invest in the futures contracts referencing the Index Currencies, or

•	invest in a forward agreement, swap, or other OTC derivative referencing the Index Currencies,

if, in the commercially reasonable judgment of the Managing Owner, such above instruments tend to exhibit trading prices that correlate with the DX Contract.

The Index Sponsor calculates and publishes the daily closing level of the Index as of the close of the NYSE Arca. The Managing Owner publishes the NAV of the Fund and the NAV per Share daily. Additionally, the Index Sponsor calculates and publishes the intra-day Index level, and the Index Sponsor calculates, and the Managing Owner publishes, the IIV per Share of the Fund (quoted in U.S. dollars) once every fifteen seconds throughout each trading day.

All of the foregoing information is published as follows:

The intra-day level of the Index (symbol: USDUPX) and the IIV per Share (symbol: UUP) (each quoted in U.S. dollars) are published once every fifteen seconds throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.invescopowershares.com, or any successor thereto.

The current trading price per Share (symbol: UUP) (quoted in U.S. dollars) is published continuously as trades occur throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.invescopowershares.com, or any successor thereto.

The most recent end-of-day Index closing level (symbol: USDUPX) is published as of the close of the NYSE Arca each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.invescopowershares.com, or any successor thereto.

The most recent end-of-day NAV of the Fund (symbol: UUP.NV) is published as of the close of business on Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.invescopowershares.com, or any successor thereto. In addition, the most recent end-of-day NAV of the Fund is published the following morning on the consolidated tape.

All of the foregoing information with respect to the Index is also published at https://index.db.com.

Any adjustments made to the Index will be published on both https://index.db.com and at http://www.invescopowershares.com, or any successor(s) thereto.

The IIV per Share of the Fund is based on the prior day’s final NAV, adjusted four times per minute throughout the trading day to reflect the continuous price changes of the Fund’s futures positions, which provide a continuously updated estimated NAV per Share. The final NAV of the Fund and the final NAV per Share is calculated as of the closing time of the NYSE Arca or the last to close of the exchanges on which the Fund’s futures contracts are traded, whichever is later, and posted in the same manner. Although a time gap may exist between the close of the NYSE Arca and the close of the exchanges on which the DX Contracts are traded, there is no effect on the NAV calculations as a result.

The Shares are intended to provide investment results that generally correspond to the changes, whether positive or negative, in the levels of the Index, over time.

The value of the Shares is expected to fluctuate in relation to changes in the value of its portfolio. The market price of the Shares may not be identical to the NAV per Share, but these two valuations are expected to be very close. See “The Risks You Face – (2) NAV May Not Always Correspond to Market Price and, as a Result, Baskets may be Created or Redeemed at a Value that Differs from the Market Price of the Shares.”

There can be no assurance that the Fund will achieve its investment objective or avoid substantial losses.

Role of Managing Owner

The Managing Owner serves as the commodity pool operator and commodity trading advisor of the Fund.

Specifically, the Managing Owner:

•	selects the Trustee, Commodity Broker, Administrator, Index Sponsor, Custodian, Transfer Agent, Marketing Agent, distributor and auditor;

•	negotiates various agreements and fees;

•	performs such other services as the Managing Owner believes that the Fund may from time-to-time require; and

•

monitors the performance results of the Fund’s portfolio and reallocates assets within the portfolio with a view to causing the performance of the Fund’s portfolio to track that of the Index, over time.

The Managing Owner is registered as a commodity pool operator, commodity trading advisor and swap firm with the Commodity Futures Trading Commission and is a member of the National Futures Association.

The principal office of the Managing Owner is located at c/o Invesco PowerShares Capital Management LLC, 3500 Lacey Road, Suite 700, Downers Grove, IL 60515. The telephone number of the Managing Owner is (800) 983-0903.

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PERFORMANCE OF POWERSHARES DB US DOLLAR INDEX BULLISH FUND (TICKER: UUP),

A SERIES OF POWERSHARES DB US DOLLAR INDEX TRUST

Name of Pool: PowerShares DB US Dollar Index Bullish Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: February 2007

Aggregate Gross Capital Subscriptions as of April 29, 20161: $1,268,925,341

NAV as of April 29, 20162: $790,898,387

NAV per Share as of April 29, 20163: $24.11 Worst Monthly Drawdown4: (4.09)% April 2015

Worst Peak-to-Valley Drawdown5: (7.49)% May 2012 – April 2014

Monthly Rate of Return	2016(%)	2015(%)	2014(%)	2013(%)	2012(%)	2011(%)
January	0.86	4.75	1.44	(0.87)	(1.43)	(1.80)
February	(1.51)	0.28	(2.15)	3.42	(0.81)	(1.25)
March	(3.77)	2.98	0.47	1.07	(0.18)	(1.49)
April	(1.67)	(4.09)	(0.98)	(1.68)	(0.41)	(3.86)
May		2.37	1.04	1.85	5.32	2.06
June		(1.81)	(0.88)	(0.35)	(2.18)	(0.61)
July		1.80	2.07	(2.26)	1.11	(0.90)
August		(1.69)	1.49	0.68	(1.85)	0.14
September		0.40	3.70	(2.52)	(1.70)	5.75
October		0.48	1.07	(0.14)	(0.50)	(3.50)
November		3.21	1.55	0.46	0.55	2.75
December		(1.57)	2.18	(0.83)	(0.55)	1.68
Compound Rate of Return[6]	(6.00)% (4 months)	6.96%	11.41%	(1.33)%	(2.81)%	(1.45)%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See accompanying Footnotes to Performance Information below.

Footnotes to Performance Information

1. “Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including investors who subsequently redeemed their investments.

2. “NAV” is the NAV of the pool as of April 29, 2016.

3. “NAV per Share” is the NAV of the pool divided by the total number of Shares outstanding with respect to the pool as of April 29, 2016.

4. “Worst Monthly Drawdown” is the largest single month loss sustained during the most recent five calendar years and year to date (if applicable). “Drawdown” as used in this section of the Prospectus means losses experienced by the pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. “Drawdown” is measured on the basis of monthly returns only, and does not reflect intra-month figures. “Month” is the month of the Worst Monthly Drawdown.

5. “Worst Peak-to-Valley Drawdown” is the largest percentage decline in the NAV per Share during the most recent five calendar years (and to the extent applicable, for a period beyond the most recent five calendar years if the starting date of the peak value extends beyond this period). This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. “Worst Peak-to-Valley Drawdown” represents the greatest percentage decline from any month-end NAV per Share that occurs without such month-end NAV per Share being equaled or exceeded as of a subsequent month-end. For example, if the NAV per Share of the pool declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be still continuing and to be $3 in amount, whereas if the NAV per Share had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level.

6. “Compound Rate of Return” of the pool is calculated by multiplying on a compound basis each of the monthly rates of return set forth in the chart above and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are year-to-date.

THE FUND’S PERFORMANCE INFORMATION FROM INCEPTION UP TO AND EXCLUDING FEBRUARY 23, 2015 IS A REFLECTION OF THE PERFORMANCE ASSOCIATED WITH DB COMMODITY SERVICES LLC, WHICH SERVED AS THE PREDECESSOR MANAGING OWNER. ALL THE PERFORMANCE INFORMATION ON AND AFTER FEBRUARY 23, 2015 REFLECTS THE PERFORMANCE ASSOCIATED WITH THE MANAGING OWNER.

DESCRIPTION OF THE DEUTSCHE BANK LONG US DOLLAR INDEX (USDX®) FUTURES INDEX—EXCESS RETURNTM

The USDX® mark is a registered service mark owned by ICE Futures U.S., Inc.

The PowerShares DB US Dollar Index Bullish Fund (the “Fund”) is not sponsored or endorsed by Deutsche Bank AG, Deutsche Bank Securities Inc. or any subsidiary or affiliate of Deutsche Bank AG or Deutsche Bank Securities Inc. (collectively, “Deutsche Bank”) or ICE Futures U.S., Inc. or any subsidiary or affiliate of ICE Futures U.S., Inc. (collectively, “ICE”). The Deutsche Bank Long US Dollar Index (USDX®) Futures Index – Excess ReturnTM (the “DB Index”) is the exclusive property of Deutsche Bank Securities Inc. U.S. Dollar Index and USDX are trademarks or service marks of ICE Futures U.S.™, Inc., registered in the United States, Great Britain, the European Union and Japan and used under license. Neither Deutsche Bank, ICE, nor any other party involved in, or related to, making or compiling the DB Index or the U.S. Dollar Index makes any representation or warranty, express or implied, concerning the DB Index, the U.S. Dollar Index, the Fund or the advisability of investing in securities generally. Neither Deutsche Bank, ICE, nor any other party involved in, or related to, making or compiling the DB Index or the U.S. Dollar Index has any obligation to take the needs of Invesco PowerShares Capital Management LLC, the sponsor of the Fund, or its clients into consideration in determining, composing or calculating the DB Index or the U.S. Dollar Index. Neither Deutsche Bank, ICE, nor any other party involved in, or related to, making or compiling the DB Index or the U.S. Dollar Index is responsible for or has participated in the determination of the timing of, prices at, quantities or valuation of the Fund. Neither Deutsche Bank, ICE, nor any other party involved in, or related to, making or compiling the DB Index or the U.S. Dollar Index has any obligation or liability in connection with the administration or trading of the Fund.

NEITHER DEUTSCHE BANK, ICE, NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING THE DB INDEX OR THE U.S. DOLLAR INDEX, WARRANTS OR GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE DB INDEX, THE U.S. DOLLAR INDEX, OR ANY DATA INCLUDED

THEREIN AND SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. NEITHER DEUTSCHE BANK, ICE, NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING THE DB INDEX OR THE U.S. DOLLAR INDEX, MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY INVESCO POWERSHARES CAPITAL MANAGEMENT LLC FROM THE USE OF THE DB INDEX, THE U.S. DOLLAR INDEX, OR ANY DATA INCLUDED THEREIN. THE LICENSING OF THE DB INDEX BY DEUTSCHE BANK OR ITS AFFILIATES AND THE U.S. DOLLAR INDEX AND USDX TRADEMARKS BY ICE FOR USE IN CONNECTION WITH SECURITIES OR OTHER FINANCIAL FUNDS DOES NOT IN ANY WAY SUGGEST OR IMPLY A REPRESENTATION OR OPINION BY DEUTSCHE BANK, ICE OR ANY OF THEIR AFFILIATES AS TO THE ATTRACTIVENESS OF INVESTMENT IN ANY SECURITIES OR OTHER FINANCIAL FUNDS. NEITHER DEUTSCHE BANK, ICE, NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING THE DB INDEX OR THE U.S. DOLLAR INDEX, IS THE ISSUER OF ANY SUCH SECURITIES OR OTHER FINANCIAL FUNDS, MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND DEUTSCHE BANK, ICE FUTURES U.S., INC., AND ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING THE DB INDEX OR THE U.S. DOLLAR INDEX EACH EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DB INDEX, THE U.S. DOLLAR INDEX, OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DEUTSCHE BANK, ICE, OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING THE DB INDEX OR THE U.S. DOLLAR INDEX HAVE ANY LIABILITY FOR DIRECT, INDIRECT, PUNITIVE, SPECIAL, CONSEQUENTIAL OR ANY OTHER DAMAGES OR LOSSES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. EXCEPT AS EXPRESSLY PROVIDED TO THE CONTRARY, THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN DEUTSCHE BANK AND INVESCO POWERSHARES CAPITAL MANAGEMENT LLC.

No purchaser, seller or holder of the shares of this Fund, or any other person or entity, should use or refer to any Deutsche Bank or ICE trade name, trademark or service mark to sponsor, endorse, market or promote this Fund without first contacting Deutsche Bank or ICE, as applicable to determine whether Deutsche Bank’s or ICE’s, as applicable permission is required. Under no circumstances may any person or entity claim any affiliation with Deutsche Bank or ICE without the written permission of Deutsche Bank or ICE, respectively.

General

The Deutsche Bank Long US Dollar Index (USDX®) Futures Index — Excess ReturnTM, or Index, is designed to reflect the changes in market value over time, whether positive or negative, from investing in long positions in the first to expire futures contracts, or DX Contracts, whose changes in market value over time, whether positive or negative, in turn, are tied to the USDX®. The first to expire DX Contracts are the futures contracts that expire in March, June, September and December. DX Contracts are traded exclusively through ICE Futures U.S., under the symbol “DX.”

The changes in market value over time, whether positive or negative, of DX Contracts are related to the six underlying currencies of the USDX®, or the Index Currencies. (Although the Index tracks the changes in market value over time, whether positive or negative, of long positions in the first to expire DX Contracts, the closing levels of the Index is in effect, and in part, a reflection of the changes, whether positive or negative, in the level of the U.S. dollar relative to a basket of the underlying Index Currencies.) The Index Currencies are Euro, Japanese Yen, British Pound, Canadian Dollar, Swedish Krona and Swiss Franc. The Index Currencies represent the currencies of the major trading partners of the U.S.

The USDX® is composed of notional amounts of each Index Currency. The notional amounts of the Index Currencies included in the USDX® reflect a geometric weighted average of the change in the Index Currencies’ exchange rates against the U.S. dollar relative to March 1973. March 1973 was chosen as a base period of the USDX® because it represents a significant milestone in foreign exchange history when the world’s major trading nations allowed their currencies to float freely against each other.

The fair value of DX Contracts is based on foreign exchange futures prices for the underlying Index Currencies. The fair value of DX Contracts is calculated in the same way as a spot index. DX Contracts, similar to single currency futures contracts, will trade at a forward premium or discount based on the interest rate differential between the U.S. dollar and the Index Currencies.

Volatility of the USDX® has been historically comparable in range and variability to a broad-based, multi-capitalization stock index future. The DX Contract price is sized at $1000 times the USDX® closing level. Thus, if the USDX® closing level is 100.00, the DX Contract will be valued $100,000. If the USDX® closing level is 112.50, each DX Contract will have a $112,500 value.

The sponsor of the Index is Deutsche Bank Securities Inc., or the Index Sponsor. The Index Sponsor may from time-to-time subcontract the provision of the calculation and other services described below to one or more third parties.

USDX® Composition

The Index reflects the changes in market value over time, whether positive or negative, of a long position in the first to expire DX Contracts. In turn, the changes in market value over time, whether positive or negative, of DX Contracts are related to the changes, positive and negative, in the level of the USDX®.

The USDX® provides a general indication of the international value of the U.S. dollar and is composed of notional amounts of each of the Index Currencies. The notional amounts of each Index Currency included in the USDX® are weighted to reflect the currencies of the largest trading partners of the U.S. These largest trading partners constitute the bulk of international trade with the United States and have well-developed foreign exchange markets with rates freely determined by market participants. In addition, many currencies not included in the USDX® move in close correlation with those that are included. The USDX® is computed 24 hours a day, seven days a week based on exchange rates supplied to Reuters by some 500 banks worldwide.

The following table reflects the index base weights, or Index Base Weights, of each Index Currency as of March 1973 with respect to the USDX®:

Index Currency	Index Base Weight (%)
Euro	57.60
Japanese Yen	13.60
British Pound	11.90
Canadian Dollar	9.10
Swedish Krona	4.20
Swiss Franc	3.60
Closing Level at Inception:	100.00

The USDX® has been calculated since inception in March 1973. The closing level at inception was 100.00.

The Euro was included in the USDX® in 1999 and replaced the following currencies that were originally included in the USDX®: Belgian Franc, Dutch Guilder, German Mark, French Franc and Italian Lira.

There are no regularly scheduled adjustments or rebalancings of the USDX®. The USDX® has only been adjusted once, when the Euro, as noted in the above paragraph, was introduced as the common currency for the European Union (EU) bloc of countries. Without any other adjustments, the combination of components and their respective weightings in the USDX® have yielded performance results similar to other commonly used US dollar indexes, whether those index methodologies are based on trade weights or capital flow weights.

Index Calculation

The Index reflects the changes in market value over time, whether positive or negative, of a long position in the first to expire DX Contract relative to the value of the dollar as of December 31, 1986, or Base Date. On the Base Date, the closing level was 100.00. Although the DX Contract started trading in 1985, the Base Date of December 31, 1986 was selected because reasonably reliable pricing data was not available prior to December 31, 1986. A quote of “105.50” means the U.S. dollar’s value has risen 5.50% since the Base Date relative to the underlying basket of Index Currencies which comprise the USDX®.

The Index Sponsor calculates the closing level of the Index on both an excess return basis and a total return basis. The excess return index reflects the changes in market value over time, whether positive or negative, of the DX Contracts. The total return is the sum of the changes in market value over time, whether positive or negative, of the DX Contracts plus the return of 3-month U.S. Treasury bills. The closing levels of the Index have been calculated using historic exchange closing price data of the DX Contracts since the Base Date.

The Index is calculated to reflect the changes in market value over time, whether positive or negative, of long positions in DX Contracts. The Index reflects the changes in market value over time, whether positive or negative, of the DX Contracts which expire in March, June, September and December. The use of long positions in DX Contracts in the construction of the Index causes the Index to rise as a result of any upward price movement in the DX Contracts. In turn, this appreciation in the long DX Contracts reflects the rise of the U.S. dollar relative to the underlying basket of Index Currencies which comprise the USDX®.

Since the Base Date, the Index closing level has ranged on a daily basis from as high as 100.58 on January 5, 1987 to as low as 51.94 on April 29, 2011. Past Index levels are not necessarily indicative of future Index levels.

Index Rolls

The underlying DX Contracts of the Index are rolled quarterly over three consecutive business days starting on the Wednesday prior to the applicable IMM Date, or each an Index Roll Day. “IMM Date” means the third Wednesday of March, June, September and December, a traditional settlement date in the International Money Market.

This roll takes place over a period of time in order to allow for more efficient execution during the roll period. With respect to each DX Contract, the Fund employs the below rule-based approach when it rolls from one DX Contract to another.

DX Contracts are rolled on each Index Roll Day as follows:

•	On each Index Roll Day, 1/3 of the DX Contracts that will expire on the next IMM Date is sold and positions in the DX Contracts that expire on the IMM Date following the next IMM Date are purchased.

•	On each Index Roll Day, new notional holdings are calculated for the old DX Contracts leaving the Index as well as the new DX Contracts entering the Index.

•	On all days that are not Index Roll Days, the notional holdings of the DX Contracts in the Index remain constant.

Change in the Methodology of the Index

The Index Sponsor employs the methodology described above and its application of such methodology shall be conclusive and binding. While the Index Sponsor currently employs the above described methodology to calculate the Index, no assurance can be given that fiscal, market, regulatory, juridical or financial circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting the Index, the USDX®, DX Contracts, any Index Currency or any relevant exchange instrument) will not arise that would, in the view of the Index Sponsor, necessitate a modification of or change to such methodology and in such circumstances the Index Sponsor may make any such modification or change as it determines appropriate. The Index Sponsor may also make modifications to the terms of the Index in any manner that it may deem necessary or desirable, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any defective provision of the Index. The Index Sponsor will publish notice of any such modification or change.

Publication of Closing Levels and Adjustments

In order to calculate the indicative Index level of the Index, the Index Sponsor polls Reuters every 15 seconds to determine the real time price of each DX Contract. The Index Sponsor then applies a set of rules to these values to create the indicative level of the Index. These rules are consistent with the rules which the Index Sponsor applies at the end of each trading day to calculate the closing level of the Index.

The IIV per Share of the Fund is based on the prior day’s final NAV, adjusted four times per minute throughout the trading day to reflect the continuous price changes of the Fund’s futures positions, which provide a continuously updated estimated NAV per Share.

The Index Sponsor calculates and publishes the daily closing level of the Index as of the close of the NYSE Arca. The Managing Owner publishes the NAV of the Fund and the NAV per Share daily. Additionally, the Index Sponsor calculates and publishes the intra-day Index level, and Index Sponsor calculates, and the Managing Owner publishes, the IIV per Share of the Fund (quoted in U.S. dollars) once every fifteen seconds throughout each trading day.

All of the foregoing information is published as follows:

The intra-day level of the Index (symbol: USDUPX) and the IIV per Share (symbol: UUP) (each quoted in U.S. dollars) are published once every fifteen seconds throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.invescopowershares.com, or any successor thereto.

The current trading price per Share (symbol: UUP) (quoted in U.S. dollars) is published continuously as trades occur throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.invescopowershares.com, or any successor thereto.

The most recent end-of-day Index closing level (symbol: USDUPX) is published as of the close of the NYSE Arca each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.invescopowershares.com, or any successor thereto.

The most recent end-of-day NAV of the Fund (symbol: UUP.NV) is published as of the close of business on Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.invescopowershares.com, or any successor thereto. In addition, the most recent end-of-day NAV of the Fund is published the following morning on the consolidated tape.

All of the foregoing information with respect to the Index is also published at https://index.db.com.

Any adjustments made to the Index will be published on both https://index.db.com and at http://www.invescopowershares.com, or any successor(s) thereto.

Interruption of Index Calculation

Calculation of the Index may not be possible or feasible under certain events or circumstances, including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance, that is beyond the reasonable control of the Index Sponsor and that the Index Sponsor determines affects the Index, DX Contracts, the USDX® or any Index Currency. Upon the occurrence of such force majeure events, the Index Sponsor may, in its discretion, elect one (or more) of the following options:

•	make such determinations and/or adjustments to the terms of the Index as it considers appropriate to determine any closing level on any such appropriate Index business day; and/or

•	defer publication of the information relating to the Index until the next Index business day on which it determines that no force majeure event exists; and/or

•	permanently cancel publication of the information relating to the Index.

Additionally, calculation of the Index may also be disrupted by an event that prevents the Index Sponsor from obtaining the closing prices of the underlying DX Contracts. In turn, the Index Sponsor would, in its discretion, either review the price of an instrument, if available, that is substantially similar to the DX Contract, or, if unavailable, obtain all the closing prices for the unaffected Index Currencies, then, with respect to the disrupted Index Currencies, calculate the closing price in respect of the disrupted Index Currency on an alternative basis were such event to occur or exist on a day that is a trading day for such Index Currency on the relevant exchange. If such an Index disruption event in relation to an Index Currency as described in the prior sentence occurs and continues for a period of five successive trading days for such Index Currency on the relevant exchange, the Index Sponsor will, in its discretion, either

•	continue to calculate the relevant closing price for a further period of five successive trading days for such Index Currency on the relevant exchange or

•

if such period extends beyond the five successive trading days, the Index Sponsor may elect to replace the exchange-traded instrument with respect to a specific Index Currency and shall make all necessary adjustments to the methodology and calculation of the Index as it deems appropriate.

Historical Closing Levels

Set out below are the historical Closing Levels of the Index, the Various Statistical Measures and the Annualized Index Levels which are each based on historical data from December 31, 1986 to April 29, 2016.

The following Closing Levels Tables of the Index reflect both the high and low Closing Levels, the annual Index changes and Index changes since December 31, 1986, the Base Date, of the Index.

Since the Base Date of December 31, 1986 with respect to the Index, close prices of DX Contracts traded on the ICE Futures U.S. were used for each Index calculation. Although the DX Contract started trading in 1985, the Base Date of December 31, 1986 was selected because reasonably reliable pricing data was not available prior to December 31, 1986. The Index Sponsor has not independently verified the DX Contracts close prices obtained from Bloomberg and Reuters.

The first to expire DX Contracts (i.e., March, June, September and December) were used in each Index calculation.

The underlying DX Contracts of the Index are rolled quarterly over three consecutive business days starting on the Wednesday prior to the applicable IMM Date, or each an Index Roll Day. “IMM Date” means the third Wednesday of March, June, September and December, a traditional settlement date in the International Money Market.

This roll takes place over a period of time in order to allow for more efficient execution during the roll period. With respect to each DX Contract, the Fund employs the below rule-based approach when it rolls from one DX Contract to another.

DX Contracts are rolled on each Index Roll Day as follows:

•	On each Index Roll Day, 1/3 of the DX Contracts that will expire on the next IMM Date is sold and positions in the DX Contracts that expire on the IMM Date following the next IMM Date are purchased.

•	On each Index Roll Day, new notional holdings are calculated for the old DX Contracts leaving the Index as well as the new DX Contracts entering the Index.

•	On all days that are not Index Roll Days, the notional holdings of the DX Contracts in the Index remain constant.

•

The Index is calculated on both an excess return basis and a total return basis. The excess return index reflects the changes in market value over time, whether positive or negative, of the underlying DX Contracts. The total return is the sum of the changes in market value over time, whether positive or negative, of the underlying DX Contracts plus the return of 3-month U.S. Treasury bills.

Cautionary Statement — Statistical Information

Various statistical information is presented on the following pages, relating to the Closing Levels of the Index, on an annual and cumulative basis, including certain comparisons of the Index to other commodities indicies. In reviewing such information, prospective investors should consider that:

•	Changes in Closing Levels of the Index during any particular period or market cycle may be volatile.

Worst Peak-to-Valley Drawdown and Time Period	Worst Monthly Drawdown and Month and Year
(48.06)%, 12/86-4/11	(6.30)%, 5/09

For example, the “Worst Peak-to-Valley Drawdown” of the Index, represents the greatest percentage decline from any month-end Closing Level, without such Closing Level being equaled or exceeded as of a subsequent month-end, which occurred during the above-listed time period.

•	The “Worst Monthly Drawdown” of the Index occurred during the above-listed month and year.

•	See “The Risks You Face — (14) Price Volatility May Possibly Cause the Total Loss of Your Investment.”

•

Neither the fees charged by the Fund nor the execution costs associated with establishing futures positions in the DX Contracts are incorporated into the Closing Levels of the Index. Accordingly, such Index Levels have not been reduced by the costs associated with an actual investment, such as the Fund, with an investment objective of tracking the Index.

•

The Index was established in August 2006, and is independently calculated by the Index Sponsor. The Index calculation methodology and DX Contracts selection is the same before and after August 2006, as described above. Accordingly, the Closing Levels of the Index, terms of the Index methodology and DX Contracts, reflect an element of hindsight at the time the Index was established. See “The Risks You Face – (10) You May Not Rely on Past Performance or Index Results in Deciding Whether to Buy Shares” and “– (11) Fewer Representative Index Currencies May Result In Greater Index Volatility.”

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN AUGUST 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1986 THROUGH JULY 2006 WITH RESPECT TO THE INDEX, AS APPLICABLE, THE INDEX’S CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF DX CONTRACTS, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” SET FORTH HEREIN, RELATED TO THE CURRENCIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE LIMITED EXPERIENCE MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUND AND HAVE ONLY MANAGED AN EXCHANGE-TRADED FUND THAT RELATES TO A BROAD-BASED COMMODITY INDEX FOR A SHORT PERIOD. BECAUSE THERE ARE LIMITED PERFORMANCE RESULTS OF THE MANAGING OWNER THAT ARE COMPARABLE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS. FOR THE AVOIDANCE OF DOUBT, NONE OF THE PERFORMANCE RELATED INFORMATION THAT IS COVERED HEREIN UP TO AND EXCLUDING THE CLOSING DATE CAN BE ATTRIBUTED TO THE MANAGING OWNER.

THE PREDECESSOR MANAGING OWNER, AN INDIRECT WHOLLY OWNED SUBSIDIARY OF DEUTSCHE BANK AG, COMMENCED OPERATIONS IN JANUARY 2006. AS THE PREDECESSOR MANAGING OWNER, THE PREDECESSOR MANAGING OWNER AND ITS TRADING PRINCIPALS MANAGED THE DAY-TO-DAY OPERATIONS FOR THE FUND FROM INCEPTION UP TO AND EXCLUDING THE CLOSING DATE. BECAUSE THERE ARE LIMITED TRADING RESULTS THAT ARE COMPARABLE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS. IN RESPECT OF ANY PERIOD, FOR THE AVOIDANCE OF DOUBT, NONE OF THE PERFORMANCE RELATED INFORMATION THAT IS COVERED HEREIN ON AND AFTER THE CLOSING DATE CAN BE ATTRIBUTED TO THE PREDECESSOR MANAGING OWNER.

THE FUND’S PERFORMANCE INFORMATION FROM INCEPTION UP TO AND EXCLUDING THE CLOSING DATE IS A REFLECTION OF THE PERFORMANCE ASSOCIATED WITH THE PREDECESSOR MANAGING OWNER. THE MANAGING OWNER HAS SERVED AS MANAGING OWNER OF THE FUND SINCE THE CLOSING DATE, AND THE

FUND’S PERFORMANCE INFORMATION SINCE THE CLOSING DATE IS A REFLECTION OF THE PERFORMANCE ASSOCIATED WITH THE MANAGING OWNER. PAST PERFORMANCE OF THE FUND IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

[Remainder of page left blank intentionally.]

DATA

RELATING TO THE

DEUTSCHE BANK LONG US DOLLAR INDEX (USDX®) FUTURES INDEX – EXCESS RETURNTM

DEUTSCHE BANK LONG US DOLLAR INDEX (USDX®) FUTURES INDEX – TOTAL RETURNTM

The following data relates to the Index closing levels and various statistical measures, each of which either analyzes the Index closing levels data in terms of volatility, Sharpe Ratios, etc. or compares the Index closing levels against various relevant benchmarks. The Index is calculated on both an excess return and total return basis.

THE FUND TRADES WITH A VIEW TO TRACKING THE DEUTSCHE BANK LONG US DOLLAR INDEX (USDX®) FUTURES INDEX – EXCESS RETURNTM OVER TIME.

THE FUND DOES NOT TRADE WITH A VIEW TO TRACKING THE DEUTSCHE BANK LONG US DOLLAR INDEX (USDX®) FUTURES INDEX – TOTAL RETURNTM OVER TIME.

CLOSING LEVELS TABLE

DEUTSCHE BANK LONG US DOLLAR INDEX (USDX®) FUTURES INDEX – EXCESS RETURNTM

	Closing Level		Index Changes
	High[1]	Low[2]	Annual[3]	Since Inception[4]
1986[5]	100.00	100.00	0.00	0.00
1987	100.58	80.31	-19.69%	-19.69%
1988	92.74	80.91	7.06%	-14.02%
1989	98.38	85.91	0.84%	-13.30%
1990	87.89	73.85	-13.34%	-24.86%
1991	85.99	72.11	-3.76%	-27.69%
1992	77.65	65.06	3.67%	-25.04%
1993	76.18	70.10	-0.42%	-25.35%
1994	74.47	64.27	-10.56%	-33.23%
1995	67.54	60.33	-5.30%	-36.77%
1996	66.56	63.18	4.32%	-34.04%
1997	76.53	66.13	14.46%	-24.50%
1998	78.10	70.33	-4.85%	-28.16%
1999	80.14	71.30	9.38%	-21.42%
2000	92.51	77.39	8.85%	-14.47%
2001	94.55	84.91	6.01%	-9.33%
2002	93.28	77.72	-14.28%	-22.28%
2003	78.64	65.14	-16.19%	-34.86%
2004	68.46	59.41	-8.33%	-40.29%
2005	68.31	60.01	13.14%	-32.44%
2006	67.50	62.03	-6.67%	-36.95%
2007	64.32	57.07	-7.26%	-41.53%
2008	66.12	54.14	4.17%	-39.09%
2009	66.14	54.18	-6.85%	-43.26%
2010	63.96	54.45	-0.35%	-43.46%
2011	57.99	51.94	-0.77%	-43.90%
2012	58.07	54.40	-2.08%	-45.06%
2013	58.00	54.09	-0.56%	-45.37%
2014	61.31	53.83	12.22%	-38.69%
2015	67.80	61.31	7.75%	-33.94%
2016[6]	66.67	62.22	-5.82%	-37.78%

THE FUND TRADES WITH A VIEW TO TRACKING THE

DEUTSCHE BANK LONG US DOLLAR INDEX (USDX®) FUTURES INDEX – EXCESS RETURNTM OVER TIME. NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Please refer to notes and legends that follow on page 52.

[Remainder of page left blank intentionally.]

CLOSING LEVELS TABLE

DEUTSCHE BANK LONG US DOLLAR INDEX (USDX®) FUTURES INDEX – TOTAL RETURNTM

	Closing Level		Index Changes
	High[1]	Low[2]	Annual[3]	Since Inception[4]
1986[5]	100.00	100.00	0.00	0.00
1987	100.66	85.33	-14.67%	-14.67%
1988	102.65	86.02	14.80%	-2.04%
1989	116.74	97.97	9.54%	7.30%
1990	110.08	97.96	-6.41%	0.43%
1991	118.38	97.40	1.66%	2.09%
1992	110.58	94.16	7.37%	9.61%
1993	112.53	103.48	2.67%	12.53%
1994	112.42	100.14	-6.62%	5.09%
1995	106.73	96.63	0.14%	5.24%
1996	116.61	105.21	9.82%	15.57%
1997	139.28	115.91	20.51%	39.28%
1998	148.94	134.97	-0.11%	39.13%
1999	160.01	138.16	14.67%	59.54%
2000	198.12	157.20	15.48%	84.23%
2001	208.23	183.08	9.78%	102.26%
2002	208.39	176.25	-12.86%	76.25%
2003	178.34	149.23	-15.33%	49.23%
2004	157.39	138.01	-7.05%	38.71%
2005	163.02	139.43	16.79%	62.00%
2006	163.23	152.48	-2.09%	58.62%
2007	162.61	149.70	-3.02%	53.83%
2008	176.36	143.29	5.62%	62.47%
2009	176.48	144.72	-6.71%	51.56%
2010	170.96	145.63	-0.21%	51.24%
2011	155.12	138.99	-0.72%	50.15%
2012	155.47	145.66	-1.99%	47.15%
2013	155.41	144.94	-0.50%	46.41%
2014	164.35	144.27	12.25%	64.35%
2015	181.77	164.35	7.81%	77.18%
2016[6]	178.84	167.01	-5.74%	67.01%

THE FUND DOES NOT TRADE WITH A VIEW TO TRACKING THE

DEUTSCHE BANK LONG US DOLLAR INDEX (USDX®) FUTURES INDEX – TOTAL RETURNTM OVER TIME. NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Please refer to notes and legends that follow on page 52.

[Remainder of page left blank intentionally.]

All statistics based on data from December 31, 1986 to April 29, 2016.

VARIOUS STATISTICAL MEASURES	DB USDX Long Future Index TR7	DB USDX Long Future Index ER7	Gold Spot Fix pm8
Annualized Changes to Index Level[9]	1.76%	-1.60%	4.16%
Average rolling 3 month daily volatility[10]	8.5%	8.5%	14.6%
Sharpe Ratio[11]	-0.20	-0.19	0.05
% of months with positive change[12]	51%	46%	53%
Average monthly positive change[13]	2.1%	2.0%	3.7%
Average monthly negative change[14]	-1.8%	-1.9%	-3.2%

ANNUALIZED INDEX LEVELS[15]	DB USDX Long Future Index TR7	DB USDX Long Future Index ER7	Gold Spot Fix pm8
1 year	-2.3%	-2.4%	8.9%
3 year	3.6%	3.5%	-4.3%
5 year	3.7%	3.7%	-3.5%
7 year	0.0%	-0.1%	5.5%
10 year	0.7%	-0.3%	7.2%
15 year	-1.1%	-2.5%	11.2%

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN AUGUST 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

WITH RESPECT TO INDEX DATA, NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

WITH RESPECT TO INDEX DATA, ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1986 THROUGH JULY 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF DX CONTRACTS, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” SET FORTH HEREIN, RELATED TO THE CURRENCIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE LIMITED EXPERIENCE MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUND AND HAVE ONLY MANAGED AN EXCHANGE-TRADED FUND THAT RELATES TO A BROAD-BASED COMMODITY INDEX FOR A SHORT PERIOD. BECAUSE THERE ARE LIMITED PERFORMANCE RESULTS OF THE MANAGING OWNER THAT ARE COMPARABLE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS. FOR THE AVOIDANCE OF DOUBT, NONE OF THE PERFORMANCE RELATED INFORMATION THAT IS COVERED HEREIN UP TO AND EXCLUDING THE CLOSING DATE CAN BE ATTRIBUTED TO THE MANAGING OWNER.

THE PREDECESSOR MANAGING OWNER, AN INDIRECT WHOLLY OWNED SUBSIDIARY OF DEUTSCHE BANK AG, COMMENCED OPERATIONS IN JANUARY 2006. AS THE PREDECESSOR MANAGING OWNER, THE PREDECESSOR MANAGING OWNER AND ITS TRADING PRINCIPALS MANAGED THE DAY-TO-DAY OPERATIONS FOR THE FUND FROM INCEPTION UP TO AND EXCLUDING THE CLOSING DATE. BECAUSE THERE ARE LIMITED TRADING RESULTS THAT ARE COMPARABLE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS. IN RESPECT OF ANY PERIOD, FOR THE AVOIDANCE OF DOUBT, NONE OF THE PERFORMANCE RELATED INFORMATION THAT IS COVERED HEREIN ON AND AFTER THE CLOSING DATE CAN BE ATTRIBUTED TO THE PREDECESSOR MANAGING OWNER.

THE FUND’S PERFORMANCE INFORMATION FROM INCEPTION UP TO AND EXCLUDING THE CLOSING DATE IS A REFLECTION OF THE PERFORMANCE ASSOCIATED WITH THE PREDECESSOR MANAGING OWNER. THE MANAGING OWNER HAS SERVED AS MANAGING OWNER OF THE FUND SINCE THE CLOSING DATE, AND THE FUND’S PERFORMANCE INFORMATION SINCE THE CLOSING DATE IS A REFLECTION OF THE PERFORMANCE ASSOCIATED WITH THE MANAGING OWNER. PAST PERFORMANCE OF THE FUND IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

Please refer to notes and legends that follow on page 52.

DEUTSCHE BANK LONG US DOLLAR INDEX (USDX®) FUTURES INDEX – TOTAL RETURNTM

(December 31, 1986 – April 29, 2016)

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

The above indices do not reflect any fees or expenses and do not reflect actual trading.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN AUGUST 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

WITH RESPECT TO INDEX DATA, NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

WITH RESPECT TO INDEX DATA, ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1986 THROUGH JULY 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF DX CONTRACTS, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” SET FORTH HEREIN, RELATED TO THE CURRENCIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION

OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE LIMITED EXPERIENCE MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUND AND HAVE ONLY MANAGED AN EXCHANGE-TRADED FUND THAT RELATES TO A BROAD-BASED COMMODITY INDEX FOR A SHORT PERIOD. BECAUSE THERE ARE LIMITED PERFORMANCE RESULTS OF THE MANAGING OWNER THAT ARE COMPARABLE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS. FOR THE AVOIDANCE OF DOUBT, NONE OF THE PERFORMANCE RELATED INFORMATION THAT IS COVERED HEREIN UP TO AND EXCLUDING THE CLOSING DATE CAN BE ATTRIBUTED TO THE MANAGING OWNER.

THE PREDECESSOR MANAGING OWNER, AN INDIRECT WHOLLY OWNED SUBSIDIARY OF DEUTSCHE BANK AG, COMMENCED OPERATIONS IN JANUARY 2006. AS THE PREDECESSOR MANAGING OWNER, THE PREDECESSOR MANAGING OWNER AND ITS TRADING PRINCIPALS MANAGED THE DAY-TO-DAY OPERATIONS FOR THE FUND FROM INCEPTION UP TO AND EXCLUDING THE CLOSING DATE. BECAUSE THERE ARE LIMITED TRADING RESULTS THAT ARE COMPARABLE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS. IN RESPECT OF ANY PERIOD, FOR THE AVOIDANCE OF DOUBT, NONE OF THE PERFORMANCE RELATED INFORMATION THAT IS COVERED HEREIN ON AND AFTER THE CLOSING DATE CAN BE ATTRIBUTED TO THE PREDECESSOR MANAGING OWNER.

THE FUND’S PERFORMANCE INFORMATION FROM INCEPTION UP TO AND EXCLUDING THE CLOSING DATE IS A REFLECTION OF THE PERFORMANCE ASSOCIATED WITH THE PREDECESSOR MANAGING OWNER. THE MANAGING OWNER HAS SERVED AS MANAGING OWNER OF THE FUND SINCE THE CLOSING DATE, AND THE FUND’S PERFORMANCE INFORMATION SINCE THE CLOSING DATE IS A REFLECTION OF THE PERFORMANCE ASSOCIATED WITH THE MANAGING OWNER. PAST PERFORMANCE OF THE FUND IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

Please refer to notes and legends that follow on page 52.

DEUTSCHE BANK LONG US DOLLAR INDEX (USDX®) FUTURES INDEX – TOTAL RETURNTM

(December 31, 1986 – April 29, 2016)

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

The above indices do not reflect any fees or expenses and do not reflect actual trading.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN AUGUST 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

WITH RESPECT TO INDEX DATA. NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

WITH RESPECT TO INDEX DATA, ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1986 THROUGH JULY 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF DX CONTRACTS, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” SET FORTH HEREIN, RELATED TO THE CURRENCIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX

INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE LIMITED EXPERIENCE MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUND AND HAVE ONLY MANAGED AN EXCHANGE-TRADED FUND THAT RELATES TO A BROAD-BASED COMMODITY INDEX FOR A SHORT PERIOD. BECAUSE THERE ARE LIMITED PERFORMANCE RESULTS OF THE MANAGING OWNER THAT ARE COMPARABLE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS. FOR THE AVOIDANCE OF DOUBT, NONE OF THE PERFORMANCE RELATED INFORMATION THAT IS COVERED HEREIN UP TO AND EXCLUDING THE CLOSING DATE CAN BE ATTRIBUTED TO THE MANAGING OWNER.

THE PREDECESSOR MANAGING OWNER, AN INDIRECT WHOLLY OWNED SUBSIDIARY OF DEUTSCHE BANK AG, COMMENCED OPERATIONS IN JANUARY 2006. AS THE PREDECESSOR MANAGING OWNER, THE PREDECESSOR MANAGING OWNER AND ITS TRADING PRINCIPALS MANAGED THE DAY-TO-DAY OPERATIONS FOR THE FUND FROM INCEPTION UP TO AND EXCLUDING THE CLOSING DATE. BECAUSE THERE ARE LIMITED TRADING RESULTS THAT ARE COMPARABLE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS. IN RESPECT OF ANY PERIOD, FOR THE AVOIDANCE OF DOUBT, NONE OF THE PERFORMANCE RELATED INFORMATION THAT IS COVERED HEREIN ON AND AFTER THE CLOSING DATE CAN BE ATTRIBUTED TO THE PREDECESSOR MANAGING OWNER.

THE FUND’S PERFORMANCE INFORMATION FROM INCEPTION UP TO AND EXCLUDING THE CLOSING DATE IS A REFLECTION OF THE PERFORMANCE ASSOCIATED WITH THE PREDECESSOR MANAGING OWNER. THE MANAGING OWNER HAS SERVED AS MANAGING OWNER OF THE FUND SINCE THE CLOSING DATE, AND THE FUND’S PERFORMANCE INFORMATION SINCE THE CLOSING DATE IS A REFLECTION OF THE PERFORMANCE ASSOCIATED WITH THE MANAGING OWNER. PAST PERFORMANCE OF THE FUND IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

Please refer to notes and legends that follow on page 52.

NOTES AND LEGENDS:

1. “High” reflects the highest closing level of the Index during the applicable year.

2. “Low” reflects the lowest closing level of the Index during the applicable year.

3. “Annual Index Changes” reflect the change to the Index level on an annual basis as of December 31 of each applicable year.

4. “Index Changes Since Inception” reflects the change of the Index level since inception on a compounded annual basis as of December 31 of each applicable year.

5. Closing levels as of Base Date of December 31, 1986.

6. Closing levels as of April 29, 2016.

7. “DB Long Future ER” is the Deutsche Bank Long US Dollar Index (USDX®) Futures Index – Excess ReturnTM with respect to the Index. The Deutsche Bank Long US Dollar Index (USDX®) Futures IndexTM is calculated on both an excess return basis and total return basis. The DB Long Future ER calculation is not funded and reflects the changes in market value over time, whether positive or negative, of the underlying DX Contracts. The sponsor of the Index, or the Index Sponsor, is Deutsche Bank Securities Inc. If the Fund’s interest income from its holdings of fixed income securities were to exceed the Fund’s fees and expenses, the total return on an investment in the Fund is expected to outperform the DB Long Future ER and underperform the DB Long Future TR (as such term is defined in the following footnote). The only difference between the DB Long Future ER and the DB Long Future TR is that the DB Long Future ER does not include interest income from a hypothetical basket of fixed income securities while the DB Long Future TR does include such a component. The difference in the changes in market value over time, whether positive or negative, in the DB Long Future ER and the DB Long Future TR is attributable entirely to the hypothetical interest income from this hypothetical basket of fixed income securities. If the Fund’s interest income from its holdings of fixed-income securities exceeds the Fund’s fees and expenses, then the amount of such excess is expected to be distributed periodically. The market price of the Shares is expected to track closely the DB Long Future ER. The total return on an investment in the Fund over any period is the sum of the capital appreciation or depreciation of the Shares over the period, plus the amount of any distributions during the period. Consequently, the Fund’s total return is expected to outperform the DB Long Future ER by the amount of the excess, if any, of its interest income over its fees and expenses but, as a result of the Fund’s fees and expenses, the total return on the Fund is expected to underperform the DB Long Future TR. If the Fund’s fees and expenses were to exceed the Fund’s interest income from its holdings of fixed income securities, the Fund would underperform the DB Long Future ER.

8. “DB Long Future TR” is the Deutsche Bank Long US Dollar Index (USDX®) Futures Index – Total ReturnTM with respect to the Index. The Deutsche Bank Long US Dollar Index (USDX®) Futures IndexTM is calculated on both an excess return basis and total return basis. The DB Long Future TR calculation is funded and reflects the changes in market value over time, whether positive or negative, of both the underlying DX Contracts and the interest income from a hypothetical basket of fixed income securities. The sponsor of the Index, or the Index Sponsor, is Deutsche Bank Securities Inc.

9. “Gold Spot Fix pm” reflects the spot price of gold.

10. “Annualized Changes to Index Level” reflects the changes of the applicable index on an annual basis as of December 31 of each applicable year.

11. “Average rolling 3 month daily volatility.” The daily volatility reflects the relative rate at which the price of the applicable index moves up and down, which is found by calculating the annualized standard deviation of the daily change in price. In turn, an average of this value is calculated on a 3 month rolling basis.

12. “Sharpe Ratio” compares the annualized rate of return minus the annualized risk-free rate of return to the annualized variability — often referred to as the “standard deviation” — of the monthly rates of return. A Sharpe Ratio of 1:1 or higher indicates that, according to the measures used in calculating the ratio, the rate of return achieved by a particular strategy has equaled or exceeded the risks assumed by such strategy. The risk-free rate of return that was used in these calculations was assumed to be 3.41%.

13. “% of months with positive change” during the period from inception to April 29, 2016.

14. “Average monthly positive change” during the period from inception to April 29, 2016.

15. “Average monthly negative change” during the period from inception to April 29, 2016.

16. “Annualized Index Levels” reflects the change in the applicable index on an annual basis as of December 31 of each the applicable time period (e.g., 1 year, 3, 5, 7, 10 or 15 years).

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN AUGUST 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

WITH RESPECT TO INDEX DATA, NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

WITH RESPECT TO INDEX DATA, ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1986 THROUGH JULY 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF DX CONTRACTS, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” SET FORTH HEREIN, RELATED TO THE CURRENCIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE LIMITED EXPERIENCE MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUND AND HAVE ONLY MANAGED AN EXCHANGE-TRADED FUND THAT RELATES TO A BROAD-BASED COMMODITY INDEX FOR A SHORT PERIOD. BECAUSE THERE ARE LIMITED PERFORMANCE RESULTS OF THE MANAGING OWNER THAT ARE COMPARABLE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS. FOR THE AVOIDANCE OF DOUBT, NONE OF THE PERFORMANCE RELATED INFORMATION THAT IS COVERED HEREIN UP TO AND EXCLUDING THE CLOSING DATE CAN BE ATTRIBUTED TO THE MANAGING OWNER.

THE PREDECESSOR MANAGING OWNER, AN INDIRECT WHOLLY OWNED SUBSIDIARY OF DEUTSCHE BANK AG, COMMENCED OPERATIONS IN JANUARY 2006. AS THE PREDECESSOR MANAGING OWNER, THE PREDECESSOR MANAGING OWNER AND ITS TRADING PRINCIPALS MANAGED THE DAY-TO-DAY OPERATIONS FOR THE FUND FROM INCEPTION UP TO AND EXCLUDING THE CLOSING DATE. BECAUSE THERE ARE LIMITED TRADING RESULTS THAT ARE COMPARABLE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS. IN RESPECT OF ANY PERIOD, FOR THE AVOIDANCE OF DOUBT, NONE OF THE PERFORMANCE RELATED INFORMATION THAT IS COVERED HEREIN ON AND AFTER THE CLOSING DATE CAN BE ATTRIBUTED TO THE PREDECESSOR MANAGING OWNER.

THE FUND’S PERFORMANCE INFORMATION FROM INCEPTION UP TO AND EXCLUDING THE CLOSING DATE IS A REFLECTION OF THE PERFORMANCE ASSOCIATED WITH THE PREDECESSOR MANAGING OWNER. THE MANAGING OWNER HAS SERVED AS MANAGING OWNER OF THE FUND SINCE THE CLOSING DATE, AND THE FUND’S PERFORMANCE INFORMATION SINCE THE CLOSING DATE IS A REFLECTION OF THE PERFORMANCE ASSOCIATED WITH THE MANAGING OWNER. PAST PERFORMANCE OF THE FUND IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

PowerShares DB US Dollar Index Bullish Fund (the “Fund”) is not sponsored or endorsed by Deutsche Bank AG, Deutsche Bank Securities Inc. or any subsidiary or affiliate of Deutsche Bank AG or Deutsche Bank Securities Inc. (collectively, “Deutsche Bank”). The Deutsche Bank Long US Dollar Index (USDX®) Futures Index – Excess ReturnTM (the “DB Index”) is the exclusive property of Deutsche Bank Securities Inc. Neither Deutsche Bank nor any other party involved in, or related to, making or compiling the DB Index makes any representation or warranty, express or implied, concerning the DB Index, the Fund or the advisability of investing in securities generally. Neither Deutsche Bank nor any other party involved in, or related to, making or compiling the DB Index has any obligation to take the needs of Invesco PowerShares Capital Management LLC, the sponsor of the Fund, or its clients into consideration in determining, composing or calculating the DB Index. Neither Deutsche Bank nor any other party involved in, or related to, making or compiling the DB Index is responsible for or has participated in the determination of the timing of, prices at, quantities or valuation of the Fund. Neither Deutsche Bank nor any other party involved in, or related to, making or compiling the DB Index has any obligation or liability in connection with the administration or trading of the Fund.

NEITHER DEUTSCHE BANK NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING THE DB INDEX, WARRANTS OR GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE DB INDEX OR ANY DATA INCLUDED THEREIN AND SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. NEITHER DEUTSCHE BANK NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING THE DB INDEX, MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY INVESCO POWERSHARES CAPITAL MANAGEMENT LLC FROM THE USE OF THE DB INDEX OR ANY DATA INCLUDED THEREIN. NEITHER DEUTSCHE BANK NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING THE DB INDEX, MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DB INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DEUTSCHE BANK OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING THE DB INDEX HAVE ANY LIABILITY FOR DIRECT, INDIRECT, PUNITIVE, SPECIAL, CONSEQUENTIAL OR ANY OTHER DAMAGES OR LOSSES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. EXCEPT AS EXPRESSLY PROVIDED TO THE CONTRARY, THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN DEUTSCHE BANK AND INVESCO POWERSHARES CAPITAL MANAGEMENT LLC.

No purchaser, seller or holder of the shares of this Fund, or any other person or entity, should use or refer to any Deutsche Bank trade name, trademark or service mark to sponsor, endorse, market or promote this Fund without first contacting Deutsche Bank to determine whether Deutsche Bank’s permission is required. Under no circumstances may any person or entity claim any affiliation with Deutsche Bank without the written permission of Deutsche Bank.

DESCRIPTION OF DX CONTRACTS

DX Contracts and Potential Advantages

DX Contracts have traded on ICE Futures U.S. (formerly known as the New York Board of Trade) since 1985. DX Contracts, which are tied to the USDX®, were developed in order to enable the financial community to trade the worldwide value of the dollar through an exchange regulated marketplace.

The DX Contract is traded for 21 consecutive hours exclusively on ICE Futures U.S. from 8:00 p.m. Eastern Standard Time to 5:00 p.m. Eastern Standard Time on the next business day.

The Fund invests in DX Contracts, which are futures contracts on the USDX®. The USDX® provides a comprehensive and continuous statistical indication of the international value of the U.S. dollar. The changes in market value over time, whether positive or negative, of DX Contracts is related to the changes of the USDX®, whether positive or negative, in the level of the U.S. dollar relative to a basket of the Index Currencies. Because the U.S. dollar serves as the world’s principal currency, movements in the value of the U.S. dollar may have a significant impact upon international trade. For example, major global commodities such as oil are priced in U.S. dollars. Changes in the strength of the U.S. dollar relative to the Index Currencies provide potential investment opportunities. An indirect investment in DX Contracts through an investment in the Fund potentially provides a solution with respect to foreign exchange risk management and may meet the needs of currency overlay managers, institutional investors and corporations. Furthermore, the Fund may also serve as an investment vehicle for traders to establish a directional position with respect to the U.S. dollar.

Investing in the Fund to gain an exposure to the underlying DX Contracts may provide potential cost advantages over alternative methods of investing in foreign currency futures contracts. For example, an investor in the Fund will gain an exposure to the Index Currencies through an investment in the Fund, instead of alternatively establishing and trading corresponding positions on each Index Currency. Because the Fund does not currently invest in futures contracts on each Index Currency, the Fund potentially saves the additional corresponding brokerage and execution fees and expenses.

Prior to the launch of DX Contracts, no efficient methods existed for market participants to make directional trades on the U.S. dollar. Instead, positions involving the U.S. dollar were taken against another currency on a single currency-by-currency basis, such as the Canadian dollar. Because the exchange rates associated with the U.S. dollar and the counter currency adjusted to pressures affecting both the U.S. dollar and the counter currency, the exchange rates associated with these bilateral positions tended to be more sensitive and would move more adversely than multilateral positions, even when the general direction of the U.S. dollar was correctly anticipated. Because the performance of the DX Contracts is related to the changes of the USDX®, whether positive or negative, in the level of the U.S. dollar relative to a basket of the Index Currencies, the DX Contracts avoid single currency risk. Therefore, the DX Contracts may benefit from a decrease in the amount of risk due to the diversification provided by the Index Currencies.

Because the DX Contracts’ performance reflects the performance of the U.S. dollar relative to the six Index Currencies, the DX Contracts may reflect macro trends more efficiently than foreign exchange rate products that are linked to the relationship between the dollar and other currencies individually. Although developments in a certain nation may have an important impact on one specific currency, such events may have a minimal impact on the DX Contracts, and in turn, the Fund.

Pricing of DX Contracts

The price of DX Contracts responds to short-term interest rate differentials. Furthermore, DX Contracts price in a manner consistent with the interest rate parity formula. According to the interest rate parity formula, the spot price of a foreign currency and the forward or futures price of a currency should incorporate any interest rate differentials between the two currencies. If actual exchange rates and short-term interest rates are in a state of disequilibrium under the interest rate parity formula, currency arbitrage opportunities may arise until the spot and futures prices of the relevant currencies return to a state of equilibrium by eliminating the interest rate differentials as provided under the interest rate parity formula. Because interest rates fluctuate, DX Contracts may trade at either a premium or at a discount from time to time.

USE OF PROCEEDS

Proceeds of the offering of the Shares are used by the Fund to engage in the trading of DX Contracts, which are exchange-traded futures on its Index with a view to tracking the changes, whether positive or negative, in the level of the Index over time, less the expenses of the operations of the Fund. Approximately 2.38% of the Fund’s NAV is posted as collateral with respect to its holdings of DX Contracts as of June 6, 2016. Collateral requirements are initially set by the applicable futures exchange. The Commodity Broker applies an additional collateral requirement based on a number of factors, including, but not limited to, volatility, concentration, percentage of open interest, and position size with respect to the Fund’s DX Contracts. For purposes of calculating the approximate percentage of the Fund’s NAV that was posted as collateral, the Fund’s aggregate assets under management reflected the sum of the Fund’s holdings of Treasury Securities, cash and the value of the DX Contracts that have been marked to market as of June 6, 2016. (Because the Fund did not hold money market mutual funds as of June 6, 2016, the calculation of the Fund’s aggregate assets under management did not include any money market mutual funds. We expect that this calculation will include money market mutual funds after the date of this prospectus.)

The changes in market value over time, whether positive or negative, of the DX Contracts are related to the changes, whether positive or negative, in the level of the U.S. Dollar Index (USDX®), or the USDX®. The USDX®, and in turn, the Index, provides a general indication of the international value of the U.S. dollar relative to the six major world currencies, or Index Currencies, which comprise the USDX® — Euro, Japanese Yen, British Pound, Canadian Dollar, Swedish Krona and Swiss Franc.

The Fund’s portfolio also holds United States Treasury Securities for deposit with the Fund’s Commodity Broker as margin and United States Treasury Securities, cash and money market mutual funds (affiliated or otherwise) for deposit with the Fund’s Custodian (for cash management purposes).

To the extent, if any, that the Fund trades in futures contracts on United States exchanges, the assets deposited by the Fund with its Commodity

Broker as margin must be segregated pursuant to the regulations of the CFTC. Such segregated funds may be invested only in a limited range of instruments — principally U.S. government obligations.

To the extent, if any, that the Fund trades in futures on markets other than regulated United States futures exchanges, funds deposited to margin positions held on such exchanges are invested in bank deposits or in instruments of a credit standing generally comparable to those authorized by the CFTC for investment of “customer segregated funds,” although applicable CFTC rules prohibit funds employed in trading on foreign exchanges from being deposited in “customer segregated fund accounts.”

Although the percentages set forth below may vary substantially over time, as of the date of this Prospectus, the Fund estimates:

(i) up to approximately 3% of the NAV of the Fund is placed in segregated accounts in the name of the Fund with the Commodity Broker (or another eligible financial institution, as applicable) in the form of cash, money market mutual funds (affiliated or otherwise) or United States Treasury Securities to margin positions in the DX Contracts. Such funds are segregated pursuant to CFTC rules;

(ii) up to approximately 97% of the NAV of the Fund is maintained in segregated accounts in the name of the Fund in bank deposits, money market mutual funds (affiliated or otherwise), or United States Treasury Securities and United States Government Agencies issues for cash management purposes.

The Managing Owner, a registered commodity pool operator, commodity trading advisor and swap firm, is responsible for the cash management activities of the Fund, including investing in United States Treasury Securities, United States Government Agencies issues and, money market mutual funds (affiliated or otherwise) for cash management purposes.

In addition, assets of the Fund not required to margin positions may be used for cash management purposes and may be maintained in United States bank accounts opened in the name of the Fund and may be held in United States Treasury Securities, money market mutual funds (affiliated or otherwise) (or other securities approved by the CFTC for investment of customer funds) and such assets will be held by the Custodian.

The Fund receives 100% its Treasury Income and Money Market Income.

CHARGES

See “Summary — Breakeven Amounts” and “Summary — ‘Breakeven Table’” for additional breakeven related information.

Management Fee

The Fund pays the Managing Owner a Management Fee, monthly in arrears, in an amount equal to 0.75% per annum of the daily NAV of the Fund. The Management Fee is paid in consideration of the Managing Owner’s futures trading advisory services.

The Fund may, for cash management purposes, invest in money market mutual funds that are managed by affiliates of the Managing Owner. The indirect portion of the management fee that the Fund may incur through such investment is in addition to the Management Fee paid to the Managing Owner. Therefore, the Managing Owner has agreed voluntarily to waive the fees that it receives in an amount equal to the indirect management fees that the Fund incurs through its investments in affiliated money market mutual funds through June 20, 2017.

Organization and Offering Expenses

Expenses incurred in connection with organizing the Fund and the initial offering of the Shares were paid by DB Commodity Services LLC, referred to either as the Predecessor Managing Owner or DBCS. Expenses incurred in connection with the continuous offering of Shares from commencement of the Fund’s trading operations up to and excluding February 23, 2015 were also paid by the Predecessor Managing Owner. Expenses incurred in connection with the continuous offering of Shares on and after February 23, 2015 are paid by the Managing Owner. The Managing Owner aggregates the organization and offering expenses related to the Fund and other commodity and currency pools within the PowerShares DB fund suite, and allocates the costs associated to each Fund. The Managing Owner expects that, as of the date of this Prospectus, the expenses incurred in connection with the continuous offering of Shares of the PowerShares DB fund suite may be approximately 0.05% of the average of the Fund’s NAV during the life of the currently effective registration statement, provided that this amount may vary substantially depending upon the costs associated with the registration of additional shares, the total assets of the Fund, and any other related continuous offering costs.

Organization and offering expenses relating to the Fund means those expenses incurred in connection with its formation, the qualification and registration of the Shares and in offering, distributing and processing the Shares under applicable federal law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Fund or the continuous offering of the Shares, including, but not limited to, expenses such as:

•	initial and ongoing registration fees, filing fees and taxes;

•	costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the exhibits thereto and the Prospectus;

•	the costs of qualifying, printing, (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Shares;

•	travel, telegraph, telephone and other expenses in connection with the offering and issuance of the Shares; and

•	accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith.

The Managing Owner does not allocate to the Fund the indirect expenses of the Managing Owner.

The pro-rated amount of the original organization and offering expenses for the Fund offered pursuant to this Prospectus was approximately $644,700 and was paid by the Predecessor Managing Owner.

Brokerage Commissions and Fees

The Fund pays to the Commodity Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities. On average, total charges paid to the Commodity Broker are expected to be less than $6.00 per round-turn trade, although the Commodity Broker’s brokerage commissions and trading fees are determined on a contract-by-contract basis. A round-turn trade is a completed transaction involving both a purchase and a liquidating sale, or a sale followed by a covering purchase. The Managing Owner estimates the brokerage commissions and fees will be approximately 0.05% of the NAV of the Fund in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater.

Routine Operational, Administrative and Other Ordinary Expenses

The Managing Owner pays all of the routine operational, administrative and other ordinary expenses of the Fund generally, as determined by the Managing Owner including, but not limited to, computer services, the fees and expenses of the Trustee, license and service fees paid to DBSI as Marketing Agent and Index Sponsor, legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs. For the avoidance of doubt, the Fund does not reimburse the Managing Owner for the routine operational, administrative and other ordinary expenses of the Fund. The Managing Owner aggregates the routine operational, administrative and other ordinary expenses related to the Fund and other commodity and currency pools within the PowerShares DB fund suite, and allocates the costs associated to each Fund. The Managing Owner expects that all of the routine operational, administrative and other ordinary expenses of the PowerShares DB fund suite will be approximately 0.36% per annum of the average of the Fund’s NAV.

Non-Recurring Fees and Expenses

The Fund pays all non-recurring and unusual fees and expenses (referred to as extraordinary fees and expenses in the Trust Declaration), if any, of itself, as determined by the Managing Owner. Non-recurring and unusual fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Such non-recurring and unusual fees and expenses, by their nature, are unpredictable in terms of timing and amount. Non-recurring and unusual fees and expenses will also include material expenses which are not currently anticipated obligations of the Fund or of managed futures funds in general. Routine operational, administrative and other ordinary expenses will not be deemed non-recurring and unusual expenses.

Management Fee and Expenses to be Paid First out of Treasury Income and/or Money Market Income

The Management Fee and the brokerage commissions and fees of the Fund are paid first out of Treasury Income from the Fund’s holdings of United States Treasury Securities and Money Market Income from the Fund’s holdings of money market mutual funds (affiliated or otherwise) on deposit with the Commodity Broker as margin, the Custodian, or otherwise. If the sum of the Treasury Income and the Money Market Income is not sufficient to cover the fees and expenses of the Fund during any period, the excess of such fees and expenses over such Treasury Income and the Money Market Income will be paid out of income from futures trading, if any, or from sales of the Fund’s United States Treasury Securities and/or holdings in money market mutual funds. For the avoidance of doubt, the Fund invests in futures contracts in an attempt to track its Index. The Fund holds Treasury Securities and money market mutual funds for margin and/or cash management purposes only.

Selling Commission

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges. Also, the excess, if any, of the price at which an Authorized Participant sells a Share over the price paid by such Authorized Participant in connection with the creation of such

Share in a Basket will be deemed to be underwriting compensation by the Financial Industry Regulatory Authority, or FINRA, Corporate Financing Department.

WHO MAY SUBSCRIBE

Baskets may be created or redeemed only by Authorized Participants. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in DTC, and (3) have entered into an agreement with the Fund and the Managing Owner, or a Participant Agreement. The Participant Agreement sets forth the procedures for the creation and redemption of Baskets and for the delivery of cash required for such creations or redemptions. A list of the current Authorized Participants can be obtained from the Administrator. See “Creation and Redemption of Shares” for more details.

CREATION AND REDEMPTION OF SHARES

The Fund creates and redeems Shares from time-to-time, but only in one or more Baskets. A Basket is a block of 200,000 Shares. Baskets may be created or redeemed only by Authorized Participants. Except when aggregated in Baskets, the Shares are not redeemable securities. Authorized Participants pay a transaction fee of $500 in connection with each order to create or redeem a Basket. Authorized Participants may sell the Shares included in the Baskets they purchase from the Fund to other investors.

Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, which are not required to register as broker-dealers to engage in securities transactions, and (2) participants in DTC. To become an Authorized Participant, a person must enter into a Participant Agreement with the Fund and the Managing Owner. The Participant Agreement sets forth the procedures for the creation and redemption of Baskets and for the payment of cash required for such creations and redemptions. The Managing Owner may delegate its duties and obligations under the Participant Agreement to Invesco Distributors, the Administrator or the Transfer Agent without consent from any Shareholder or Authorized Participant. The Participant Agreement and the related procedures attached thereto may be amended by the Managing Owner without the consent of any Shareholder or Authorized Participant. To compensate the Transfer Agent for services in processing the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee of $500 per order to create or redeem Baskets. Authorized Participants who purchase Baskets from the Fund receive no fees, commissions or other form of compensation or inducement of any kind from either the Managing Owner or the Fund, and no such person has any obligation or responsibility to the Managing Owner or the Fund to effect any sale or resale of Shares.

Authorized Participants are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933 (the Securities Act), as described in “Plan of Distribution.”

Each Authorized Participant must be registered as a broker-dealer under the Securities Exchange Act of 1934 (the Exchange Act) and regulated by the FINRA, or is exempt from being, or otherwise is not required to be, so regulated or registered, and is qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may be regulated under federal and state banking laws and regulations. Each Authorized Participant will have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Baskets.

Persons interested in purchasing Baskets should contact the Managing Owner or the Administrator to obtain the contact information for the Authorized

Participants. Shareholders who are not Authorized Participants will only be able to redeem their Shares through an Authorized Participant.

Under the Participant Agreements, the Managing Owner has agreed to indemnify the Authorized Participants and certain parties related to the Authorized Participants against certain liabilities as a result of:

•

any breach by the Managing Owner, the Trust, or any of their respective agents or employees, of any provision of the Participant Agreement, including any representations, warranties and covenants by any of them or the Trust therein or in the Officers’ Certificate (as defined in the Participant Agreement);

•	any failure on the part of the Managing Owner to perform any obligation of the Managing Owner set forth in the Participant Agreement;

•

any failure by the Managing Owner to comply with applicable laws and regulations in connection with the Participant Agreement, except that the Managing Owner will not be required to indemnify a Managing Owner Indemnified Party (as defined in the Participant Agreement) to the extent that such failure was caused by the reasonable reliance on instructions given or representations made by one or more Managing Owner Indemnified Parties or the negligence or willful malfeasance of any Managing Owner Indemnified Party;

•

any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, of which this Prospectus is a part of, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except those statements in the Registration Statement based on information furnished in writing by or on behalf of the Authorized Participant expressly for use in the Registration Statement;

•

any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except those statements in this Prospectus based on information furnished in writing by or on behalf of the Authorized Participant expressly for use in the Prospectus.

As provided in the Participant Agreements, in the absence of gross negligence, bad faith or willful misconduct, neither the Managing Owner nor an Authorized Participant will be liable to each other or to any other person, including any party claiming by, through or on behalf of the Authorized Participant, for any losses, liabilities, damages, costs or expenses arising out of any mistake or error in data or other information provided to any of them by each other or any other person or out of any interruption or delay in the electronic means of communications used by them.

The following description of the procedures for the creation and redemption of Baskets is only a summary and an investor should refer to the relevant provisions of the Trust Declaration and the form of Participant Agreement for more detail. The Trust Declaration and the form of Participant Agreement are filed as exhibits to the registration statement of which this Prospectus is a part.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Transfer Agent to create one or more Baskets. For purposes of processing both creation and redemption orders, a “business day” means any day other than a day when banks in New York City are required or permitted to be closed. Creation orders must be placed by 1:00 p.m., Eastern time. The day on which the Transfer Agent receives a valid creation order is the creation order date. The day on which a creation order is settled is the creation order settlement date. As provided below, the creation order settlement date may occur up to 3 business days after the creation order date. By placing a creation order, and prior to delivery of such

Baskets, an Authorized Participant’s DTC account is charged the non-refundable transaction fee due for the creation order.

Unless otherwise agreed to by the Managing Owner and the Authorized Participant as provided in the next sentence, Baskets are issued on the creation order settlement date as of 2:45 p.m., Eastern time, on the business day immediately following the creation order date at the applicable NAV per Share as of the closing time of the NYSE Arca or the last to close of the exchanges on which its futures contracts are traded, whichever is later, on the creation order date, but only if the required payment has been timely received. Upon submission of a creation order, the Authorized Participant may request the Managing Owner to agree to a creation order settlement date up to 3 business days after the creation order date. By placing a creation order, and prior to receipt of the Baskets, an Authorized Participant’s DTC account is charged the non-refundable transaction fee due for the creation order.

Determination of Required Payment

The total payment required to create each Basket is the NAV of 200,000 Shares as of the closing time of the NYSE Arca or the last to close of the exchanges on which the Fund’s futures contracts are traded, whichever is later, on the creation order date.

Because orders to purchase Baskets must be placed by 1:00 p.m., Eastern time, but the total payment required to create a Basket will not be determined until 4:00 p.m., Eastern time, on the date the creation order is received, Authorized Participants will not know the total amount of the payment required to create a Basket at the time they submit the creation order for the Basket. The Fund’s NAV and the total amount of the payment required to create a Basket could rise or fall substantially between the time a creation order is submitted and the time the amount of the purchase price in respect thereof is determined.

Rejection of Creation Orders

The Managing Owner or the Transfer Agent may reject a creation order if:

•	The Managing Owner or the Transfer Agent determines that the creation order is not in proper form;
•	The Managing Owner believes that the acceptance or receipt of the creation order would have adverse tax consequences to the Fund or its Shareholders; or

•	Circumstances outside the control of the Managing Owner or the Transfer Agent make it, for all practical purposes, not feasible to process creations of Baskets.

The Managing Owner will not be liable for the rejection of any creation order.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets. On any business day, an Authorized Participant may place an order with the Transfer Agent to redeem one or more Baskets. Redemption orders must be placed by 1:00 p.m., Eastern time. The day on which the Managing Owner receives a valid redemption order is the redemption order date. The day on which a redemption order is settled is the redemption order settlement date. As provided below, the redemption order settlement date may occur up to 3 business days after the redemption order date. The redemption procedures allow Authorized Participants to redeem Baskets. Individual Shareholders may not redeem directly from the Fund. Instead, individual Shareholders may only redeem Shares in integral multiples of 200,000 and only through an Authorized Participant.

Unless otherwise agreed to by the Managing Owner and the Authorized Participant as provided in the next sentence, by placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC’s book-entry system to the Fund not later than the redemption order settlement date as of 2:45 p.m., Eastern time, on the business day immediately following the redemption order date. Upon submission of a redemption order, the Authorized Participant may request the Managing Owner to agree to a redemption order settlement date up to 3 business days after the redemption order date. By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant’s DTC account is charged the non-refundable transaction fee due for the redemption order.

Determination of Redemption Proceeds

The redemption proceeds from the Fund consist of the cash redemption amount. The cash redemption amount is equal to the NAV of the number of Basket(s) of the Fund requested in the Authorized Participant’s redemption order as of the closing time of the NYSE Arca or the last to close of the exchanges on which the Fund’s futures contracts are traded, whichever is later, on the redemption order date. The Managing Owner will distribute the cash redemption amount at the redemption order settlement date as of 2:45 p.m., Eastern time, on the redemption order settlement date through DTC to the account of the Authorized Participant as recorded on DTC’s book-entry system.

Delivery of Redemption Proceeds

The redemption proceeds due from the Fund are delivered to the Authorized Participant at 2:45 p.m., Eastern time, on the redemption order settlement date if, by such time, the Fund’s DTC account has been credited with the Baskets to be redeemed. If the Fund’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Baskets received if the Transfer Agent receives the fee applicable to the extension of the redemption distribution date which the Managing Owner may, from time-to-time, determine and the remaining Baskets to be redeemed are credited to the Fund’s DTC account by 2:45 p.m., Eastern time, on such next business day. Any further outstanding amount of the redemption order will be cancelled. The Managing Owner is also authorized to deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to the Fund’s DTC account by 2:45 p.m., Eastern time, on the redemption order settlement date if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC’s book-entry system on such terms as the Managing Owner may determine from time-to-time.

Suspension, Postponement or Rejection of Redemption Orders

The Managing Owner may, in its discretion, suspend the right of redemption, or postpone the redemption order settlement date for (1) any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (2) such other period as the Managing Owner determines to be necessary for the protection of the Shareholders. The Managing Owner will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Managing Owner or the Transfer Agent may reject a redemption order if the order is not in proper form as described in the Participant Agreement. The Managing Owner or the Transfer Agent will reject a redemption order if the acceptance or receipt of the order, in the opinion of its counsel, might be unlawful.

Creation and Redemption Transaction Fee

To compensate the Transfer Agent for services in processing the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee of $500 per order to create or redeem Baskets. An order may include multiple Baskets. The transaction fee may be reduced, increased or otherwise changed by the Managing Owner. The Managing Owner will notify DTC of any agreement to change the transaction fee and will not implement any increase in the fee for the redemption of Baskets until 30 days after the date of the notice.

Monthly account statements conforming to CFTC and NFA requirements are posted on the Managing Owner’s website at http://www.invescopowershares.com. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by regulatory authorities.

THE COMMODITY BROKER

A variety of executing brokers executes futures transactions on behalf of the Fund. Such executing brokers give-up all such transactions to Deutsche Bank Securities Inc., a Delaware corporation, which serves as the Fund’s clearing broker, or Commodity Broker. In its capacity as clearing broker, the Commodity Broker may execute or receive transactions executed by others and clears all of the

Fund’s futures transactions and performs certain administrative and custodial services for the Fund. Deutsche Bank Securities Inc. is also registered with the Commodity Futures Trading Commission as a futures commission merchant and is a member of the National Futures Association in such capacity.

At any given time and in the ordinary course of their business, Deutsche Bank Securities Inc. (“DBSI”) is involved in and subject to a number of legal actions, administrative proceedings and regulatory examinations, inquiries and investigations, which, in the aggregate, are not, as of the date of this disclosure document, expected to have a material effect upon their condition, financial or otherwise, or to materially impair their ability to perform their obligation as a clearing member or in rendering services to the Fund. Except as disclosed below, there have been no administrative, civil or criminal proceedings pending, on appeal or concluded against DBSI or its principals within the five years preceding the date of this disclosure document that DBSI would deem material for purposes of Part 4 of CFTC regulations.

Pursuant to an offer of settlement in which DBSI neither admitted nor denied the rule violations upon which the penalty is based, on February 14, 2014, the Clearing House Risk Committee found that DBSI violated CBOT Rules 970.A., 971.A.2., 971.A.3., 980.A., and 980.B. In accordance with the settlement offer, the Committee fined DBSI $900,000.

On November 27, 2012, a Business Conduct Committee of the CME Group approved settlements/fines in the amounts of $550K and $250K to resolve three separate actions concerning DB’s allegedly inaccurate reporting of block trades on the Chicago Mercantile Exchange and Chicago Board of Trade. The settlement resolves approximately 50 alleged violations relating to approximately 30 trades from 2009-2012, including two incidents of alleged intentional misreporting and a failure to maintain accurate written or electronic records of the block trade transactions. DB neither admitted nor denied the rule violations upon which the fines are based.

Amegy Bank v. DB Alex. Brown

On March 18, 2014, a civil judgment was entered in the Middle District of Florida against

DBSI, and in favor of Amegy Bank (Amegy). Amegy alleged that DBSI converted Amegy’s collateral when a DB private client, through DBSI, sold securities the client had pledged to Amegy as collateral for a loan. On August 10, 2015, the 11th Circuit Court of Appeals affirmed the judgment. DBSI filed a petition for re-hearing en banc on August 31, 2015. The Court denied DBSI’s petition on October 20, 2015. On November 13, 2015, DBSI received a release from judgment after payment to Amegy. The payment to Amegy was not materially different than the amount reserved.

Auction Rate Securities

Deutsche Bank AG (the Bank) and DBSI, including a division of DBSI, have been named as defendants in twenty-three actions, including two putative class actions, asserting various claims under the federal securities laws and state common law arising out of the sale of auction rate securities (ARS). All of those actions have been resolved or dismissed with prejudice.

BMY/Charter Litigation

On December 8, 2014, the United States Department of Justice (DOJ) filed a civil complaint against, among others, DBSI, the Bank, and the Parent (collectively referred to in this section as Deutsche Bank), alleging that Deutsche Bank owes more than $190 million in taxes, penalties, and interest relating to two transactions that occurred between March and May 2000. The DOJ’s complaint arises out of Deutsche Bank’s March 2000 acquisition of Charter Corp. (Charter) and its subsequent sale in May 2000 of Charter to an unrelated entity, BMY Statutory Trust (the Trust). Charter’s primary asset, both at the time of purchase by Deutsche Bank and sale to the Trust, was appreciated Bristol-Myers Squibb Company (BMY) stock. When the BMY stock was sold by the Trust, the Trust offset its gain with a loss from an unrelated transaction. The Internal Revenue Service (IRS) subsequently disallowed the loss on audit exposing the BMY gain to taxation. The IRS assessed additional tax, penalties and interest against the Trust, which have not been paid. Relying on certain theories, including fraudulent conveyance, the DOJ is now seeking to recoup from Deutsche Bank the taxes, plus penalties and interest, owed by the Trust. On September 24, 2015, the court denied

Deutsche Bank’s motion to dismiss. Discovery on plaintiff’s claims is ongoing.

Corporate Securities Matters

DBSI regularly acts in the capacity of underwriter and sales agent for debt and equity securities of corporate issuers and is from time to time named as defendant in litigation commenced by investors relating to those securities.

DBSI, along with numerous other financial institutions, has been sued in the United States District Court for the Southern District of New York in various actions in its capacity as underwriter and sales agent for debt and equity securities issued by American International Group, Inc. (AIG) between 2006 and 2008. The complaint alleges, among other things, that the offering documents failed to reveal that AIG had substantial exposure to losses due to credit default swaps, that AIG’s real estate assets were overvalued, and that AIG’s financial statements did not conform to US GAAP. On March 20, 2015, the court approved a settlement, funded by AIG, and releasing DBSI from all claims.

DBSI, along with numerous other financial institutions, was named as a defendant in a putative class action lawsuit pending in the United States District Court for the Southern District of New York relating to alleged misstatements and omissions in the registration statement of General Motors Company (GM) in connection with GM’s November 18, 2010 initial public offering (IPO). DBSI acted as an underwriter for the offering. On September 4, 2014, the court dismissed all of the plaintiffs’ claims with prejudice. The court also denied plaintiffs’ request for leave to further amend the complaint. On May 28, 2015, the Second Circuit affirmed the dismissal, and on July 9, 2015 the Second Circuit denied en banc review of plaintiffs’ appeal. The time allowed for plaintiffs to further appeal has expired. The underwriters, including DBSI, received a customary indemnification agreement from GM as issuer in connection with the offerings.

DBSI, along with numerous other financial institutions, was named as a defendant in two putative class action lawsuits that were filed in the United States District Court for the Southern District of New York relating to alleged misstatements and omissions in the securities filings of Vivint Solar Inc. (Vivint) in connection with Vivint’s October 1, 2014 IPO, which actions were subsequently consolidated. DBSI acted as one of several underwriters for the IPO. On May 6, 2015, defendants moved to dismiss the Second Consolidated Amended Complaint. On December 10, 2015, the court granted defendants’ motion to dismiss, with prejudice. On January 5, 2016, the lead plaintiff filed a notice of appeal. The underwriters, including DBSI, received a customary indemnification agreement from Vivint as issuer in connection with the IPO.

DBSI, along with numerous other financial institutions, was named as a defendant in a putative class action lawsuit pending in the United States District Court for the Southern District of California relating to alleged misstatements and omissions in the securities filings of SeaWorld Entertainment, Inc. (SeaWorld) in connection with SeaWorld’s April 19, 2013 IPO and two secondary offerings, which occurred on or about December 12, 2013 and April 3, 2014 (collectively, SPOs). DBSI acted as one of several underwriters for the SPOs. On May 29, 2015, defendants moved to dismiss the Amended Consolidated Class Action Complaint. On July 3 1, 2015, plaintiffs filed their opposition to defendants’ motions. On September 18, 2015, defendants filed their reply in further support of their motions. The court took the motions under submission without oral argument. Under the Private Securities Litigation Reform Act, discovery is stayed pending the court’s resolution of the motions to dismiss. The underwriters, including DBSI, received a customary indemnification agreement from Sea World as issuer in connection with the SPOs.

DBSI, along with certain other financial institutions, was named as a defendant in a putative class action lawsuit pending in the United States District Court for the Central District of California relating to alleged misstatements and omissions in the securities filings of 500.com Limited (500.com) in connection with 500.com’s November 22, 2013 initial IPO. Also named in the suit were 500.com and certain of its officials. DBSI acted as one of several underwriters for the IPO.

On September 15, 2015, plaintiffs filed an Amended Class Action Complaint. On November 16, 2015, defendants moved to dismiss the Amended

Class Action Complaint. Plaintiff filed his opposition to defendants’ motions on December 31, 2015. On January 20, 2016, plaintiff indicated in a court filing that he intended to voluntarily dismiss the underwriter defendants from the putative class action, with prejudice. On January 22, 2016, the parties filed a Stipulation for Voluntary Dismissal with Prejudice of All Claims Against the Underwriter Defendants Pursuant to FRCP 41(a)(l)(A)(II). The underwriters, including DBSI, received a customary indemnification agreement from 500.com as issuer in connection with the IPO.

DBSI, along with numerous other financial institutions, was named as a defendant in three putative class action lawsuits brought by purchasers of American Realty Capital Properties, Inc. (ARCP) securities alleging violations of the federal securities laws with respect to, among other things, ARCP’s May 21, 2014 issuance and sale of 138,000,000 shares of common stock (Secondary Offering). DBSI acted as one of several underwriters of the ARCP Secondary Offering. The three lawsuits naming DBSI and other financial institutions as defendants were consolidated with each other and with other lawsuits that had been filed against ARCP and other defendants, and a consolidated amended complaint was filed on April 17, 2015. On October 27, 2015, the court dismissed all of the plaintiffs’ claims against the underwriters without prejudice, and instructed the plaintiffs to file a new or amended complaint by December 11, 2015. On December 11, 2015, plaintiffs filed a Second Amended Class Action Complaint. Defendants intend to move to dismiss the Second Amended Complaint. Under the Private Securities Litigation Reform Act, discovery is stayed pending the court’s resolution of any motions to dismiss. The underwriters, including DBSI, received customary indemnification agreements in connection with the Secondary Offering.

Credit Default Swaps (CDS) Information Market

On July 1, 2013, the European Commission (EC) issued a Statement of Objections (the SO) against the Bank, including DBSI, Markit Group Limited (Markit), ISDA, and twelve other banks alleging anti-competitive conduct under Article 101 of the Treaty on the Functioning of the European Union (TFEU) and Article 53 of the European Economic Area Agreement (the EEA Agreement).

The SO sets forth preliminary conclusions of the EC that (i) attempts by certain entities to engage in exchange trading of unfunded credit derivatives were foreclosed by improper collective action in the period from 2006 through 2009, and (ii) the conduct of Markit, ISDA, the Bank and the twelve other banks constituted a single and continuous infringement of Article 101 of the TFEU and Article 53 of the EEA Agreement. The Bank, along with certain affiliates, including DBSI, filed a response contesting the EC’s preliminary conclusions in January 2014. The Bank and other SO addressees presented orally the key elements of their responses at an oral hearing in May 2014. On December 4, 2015, the EC announced the closure without action of its investigation of Deutsche Bank and the twelve other banks (but not Markit or ISDA).

In addition, a multi-district civil class action was filed in the United States District Court for the Southern District of New York against the Bank, including DBSI, and numerous other CDS dealer banks, as well as Markit and ISDA. Plaintiffs filed a second consolidated amended class action complaint on April 11, 2014 alleging that the banks conspired with Markit and ISDA to prevent the establishment of exchange traded CDS, with the effect of raising prices for over-the-counter CDS transactions. Plaintiffs represent a class of individuals and entities located in the United States or abroad who, during a period from January 1, 2008 through December 31, 2013, directly purchased CDS from or directly sold CDS to the dealer defendants in the United States. On September 30, 2015, Deutsche Bank executed a settlement agreement to resolve the matter for $120 million, which is subject to court approval.

Dole Food Company Matter

DBSI and an affiliate of DBSI were named as co-defendants in a class action pending in Delaware Court of Chancery that was brought by former stockholders of Dole Food Company, Inc. (Dole). Plaintiffs alleged that defendant David H. Murdock and certain members of Dole’s board and management (who are also named as defendants) breached their fiduciary duties, and DBSI and its affiliate aided and abetted in those breaches, in connection with Mr. Murdock’s privatization of Dole, which closed on November 1, 2013 (the Transaction). Trial in this matter concluded on March 9, 2015. On August 27, 2015, the court issued its post-trial decision, which found that (i) DBSI and its affiliate were not liable for aiding and abetting breaches of fiduciary duties and (ii) Mr. Murdock and Dole’s former President, Michael Carter, breached their fiduciary duties to Dole’s stockholders, holding them responsible for damages of approximately $148 million, prior to the application of interest.

On December 7, 2015, Mr. Murdock and the plaintiffs filed with the court a stipulation of settlement, pursuant to which, among other things, (i) Mr. Murdock agreed to make a payment of damages to Dole’s stockholders consistent with the court’s decision and (ii) the defendants in the litigation will receive a release from liability with respect to the Transaction, including DBSI. In filings dated January 25 and 27, 2016, three purported Dole stockholders objected to the settlement, although two of the three subsequently withdrew their objections. The remaining objector asserted that stockholders who sold their Dole shares after the announcement of the Transaction on June 10, 2013 but prior to the closing of the Transaction on November 1, 2013 should be considered part of the class for purposes of distributing the settlement proceeds. A fairness hearing took place on February 10, 2016 to determine whether the Court would approve the stipulation of settlement. At the hearing on February 10, the Court approved the settlement and entered a final order terminating the litigation.

Green Mountain (Stiller and Davis)

DBSI has been named in a FINRA arbitration complaint filed by Robert Stiller, former CEO, President and Chairman of Green Mountain Coffee Roasters (GMCR) alleging that GMCR stock was wrongfully liquidated from his Margin Accounts. Stiller makes several claims including breach of contract and duty of good faith and seeks monetary damages of no less than $300 million. On January 14, 2016, DBSI settled the Stiller arbitration for $7,250,000. DBSI has also been named in a similar FINRA arbitration complaint filed by William Davis, former member of the Board of Directors of GMCR. Davis also alleges that GMCR stock was wrongfully liquidated from his Margin Accounts, asserts similar claims and seeks monetary damages of no less than $38 million.

Glanmore Property Fund

DBSI has been named as a respondent in 12 arbitrations filed by investors in the Glanmore Property Fund (Glanmore), a managed fund that invests in high-yield U.K. commercial real estate, alleging that DBSI misrepresented the nature and risks of Glanmore when shares were sold, and further failed to conduct adequate due diligence concerning the valuation of the fund’s portfolio. DBSI acquired Glanmore’s fund manager in 2006. Twelve of the arbitrations are pending, seeking approximately $59 million in total, and two of the arbitrations have been resolved.

High Frequency Trading

DBSI has received requests for information from certain regulatory authorities related to high frequency trading and the operation of the Bank’s alternative trading system (ATS or Dark Pool), SuperX. DBSI is cooperating with these requests. The Bank was initially named as a defendant in putative class action complaints alleging violations of U.S. securities laws related to high frequency trading, but in their consolidated amended complaint filed September 2, 2014, the plaintiffs did not include the Bank as a defendant.

Interbank Offered Rates

On May 20,2013, plaintiff Salix Capital US Inc. (Salix), on their own behalf and as assignee of the Frontpoint Funds, filed a complaint alleging that the Bank and DBSI, along with various other financial institutions, conspired to manipulate LIBOR for the period from August 2007 to May 2010. On October 6, 2014, Salix filed its Second Amended Complaint and plaintiffs Principal Funds, Inc., Principal Variable Contracts Funds, Inc., Principal Financial Group, Inc., Principal Financial Services, Inc. and Principal Life Insurance Company filed Amended Complaints asserting similar allegations against the Bank, and adding DBSI as a defendant. On August 4, 2015, DBSI was dismissed as a defendant in these actions. On December 15, 2015 plaintiffs Principal Financial Group, Inc., Principal Financial Services, Inc., and Principal Life Insurance Company, as well as plaintiffs Principal Funds, Inc., PFI Bond & Mortgage Securities Fund, PFI Bond Market Index Fund, PFI Core Plus Bond I Fund, PFI Diversified Real Asset Fund, PFI Equity Income Fund, PFI Global Diversified Income Fund, PFI Government & High Quality Bond Fund, PFI High

Yield Fund, PFI High Yield Fund I, PFI Income Fund, PFI Inflation Protection Fund, PFI Short-Term Income Fund, PFI Money Market Fund, PFI Preferred Securities Fund, Principal Variable Contracts Funds, Inc., PVC Asset Allocation Account, PVC Money Market Account, PVC Balanced Account, PVC Bond & Mortgage Securities Account, PVC Equity Income Account, PVC Government & High Quality Bond Account, PVC Income Account, and PVC Short-Term Income Account filed two new complaints in the District Court for the Southern District of New York alleging that the Bank and DBSI conspired to manipulate LIBOR for the period from August 2007 to May 2010. These actions are currently subject to the court’s stay for newly filed cases.

On April 23, 2015, Deutsche Bank AG entered into separate settlements with the DOJ, the U.S. CFTC, the U.K. Financial Conduct Authority, and the New York State Department of Financial Services to resolve investigations into misconduct concerning the setting of certain interbank offered rates. DBSI is not a named party to the settlements, however, the settlements may have an impact on the Bank’s ability to defend against the litigations.

The exchange-based class action is the lead action in the USD LIBOR multi-district litigation in the Southern District of New York brought by plaintiffs who allegedly traded exchange-listed Eurodollar futures and options and claim that defendants coordinated to make artificial USD LIBOR submissions. On July 31, 2015, defendants filed a letter with the court responding to plaintiffs’ letter requesting leave to file a proposed third amended complaint, which would add DBSI as a defendant in this action, among other changes. In December 2015, several defendants, including Deutsche Bank, opposed the proposed amendments. On October 29, 2015, the court denied a request by the exchange-based plaintiffs for leave to file a motion to reconsider aspects of its earlier opinions, and denied their request for certification of an interlocutory appeal. On November 3, 2015, the court issued an opinion regarding defendants’ motion to dismiss exchange-based plaintiffs’ claims for lack of jurisdiction, but ordered the parties to confer in the first instance to discuss which claims are within the court’s jurisdiction. This ruling does not bear on exchange-based plaintiffs’ proposed amended complaint. Discovery is ongoing.

Life Settlements Investigation

Certain regulatory and law enforcement authorities are investigating DBSI’s historical life settlements business. Issues being examined include investments in life insurance assets during the 2005 to 2008 period. Relatedly, DBSI has been conducting its own internal review of its historical life settlement business. DBSI is cooperating with the investigating authorities.

MF Global Litigations

DBSI, along with numerous other securities firms and individuals, has been named as an underwriter defendant in a consolidated class action lawsuit pending in the United States District Court for the Southern District of New York relating to certain debt and equity securities issued by MF Global Holdings Ltd. The lawsuit alleges material misstatements and omissions in a registration statement and prospectuses.

On November 25, 2014, DBSI and certain other settling underwriter defendants executed a Stipulation and Agreement of Settlement and Dismissal with the lead plaintiffs in the Class Action (the Class Action Settlement). On December 12, 2014, the court preliminarily approved the Class Action Settlement and scheduled a final approval hearing for June 26, 2015. Following a hearing on that date, the Court entered a judgment granting final approval to the Class Action Settlement.

On November 25, 2014, DBSI also executed a Settlement Agreement and General Release in AG Oncon, et al. v. Corzine et al. (the AG Oncon Action). The AG Oncon Action, which was consolidated with the Class Action for pretrial purposes, was an individual action that asserted claims against DBSI that were substantially similar to those asserted in the Class Action. On January 5, 2015, in accordance with the Settlement Agreement and General Release in the AG Oncon Action, the court entered a judgment dismissing with prejudice all claims against DBSI and certain other settling underwriter defendants.

Mortgage-Related and Asset Backed Securities Matters and Investigation

Regulatory and Governmental Matters. DBSI, along with certain affiliates (collectively referred to in these paragraphs as “Deutsche Bank”), have received subpoenas and requests for information from certain regulators and government entities, including members of the Residential Mortgage-Backed Securities Working Group of the U.S. Financial Fraud Enforcement Task Force, concerning its activities regarding the origination, purchase, securitization, sale and/or trading of mortgage loans, residential mortgage-backed securities (RMBS), commercial mortgage-backed securities (CMBS), collateralized debt obligations, other asset-backed securities and credit derivatives. Deutsche Bank is cooperating fully in response to those subpoenas and requests for information.

Deutsche Bank was named as a defendant in a civil action brought by the Commonwealth of Virginia asserting claims for fraud and breach of the Virginia Fraud Against Taxpayers Act as a result of purchases by the Virginia Retirement System (VRS) of RMBS issued or underwritten by Deutsche Bank. This matter was settled in the fourth quarter of 2015. The payment made by Deutsche Bank was not materially different than the amount reserved. The terms of the settlement are confidential.

Issuer and Underwriter Civil Litigation. Deutsche Bank has been named as defendant in numerous other civil litigations brought by private parties in connection with its various roles, including issuer or underwriter, in offerings of RMBS and other asset-backed securities. These cases, described below, include putative class action suits and actions by individual purchasers of securities. Although the allegations vary by lawsuit, these cases generally allege that the RMBS offering documents contained material misrepresentations and omissions, including with regard to the underwriting standards pursuant to which the underlying mortgage loans were issued.

Deutsche Bank was a defendant in putative class action relating to its role, along with other financial institutions, as underwriter of RMBS issued by Indy Mac MBS, Inc. On September 8, 2014, Deutsche Bank, certain other financial institution defendants and lead plaintiffs executed a stipulation to settle the action. On September 30, 2014, the court issued an order certifying the class for settlement and approving notice to the class. On February 23, 2015, the court issued an order approving the settlement and dismissing the action. Under the settlement, all settling defendants paid a total of $340 million. Deutsche Bank’s portion of the settlement is not material to it. On March 25, 2015, Pacific Investment Management Company, LLC (PIMCO) filed a notice of appeal of the court’s February 23, 2015 order, but withdrew the appeal on June 11, 2015.

Deutsche Bank is a defendant in a putative class action relating to its role, along with other financial institutions, as underwriter of RMBS issued by Novastar Mortgage Corporation. No specific damages are alleged in the complaint. On February 5, 2015, the court issued an order vacating its prior decision that had dismissed five of six RMBS offerings from the case. The court ordered the plaintiffs to amend the operative complaint to include the previously dismissed offerings. On March 9, 2015, the lead plaintiff filed its third amended complaint pursuant to the court’s February 5, 2015 order. Discovery in the action is ongoing.

Deutsche Bank currently is a defendant in various non-class action lawsuits by alleged purchasers of, and counterparties involved in transactions relating to, RMBS and CDOs, and their affiliates, including: (1) Aozora Bank, Ltd. (alleging $61 million in damages attributable to Deutsche Bank); (2) the Federal Deposit Insurance Corporation (FDIC) as receiver for: (a) Colonial Bank (in one of two separate actions, alleging no less than $189 million in damages in the aggregate against all defendants), (b) Franklin Bank S.S.B. and Guaranty Bank (alleging no less than $901 million in damages in the aggregate against all defendants), and (c) Citizens National Bank and Strategic Capital Bank (in one of two separate actions, alleging no less than $66 million in damages in the aggregate against all defendants); (3) the Federal Home Loan Bank of San Francisco (FHLB SF); (4) Phoenix Light SF Limited (as purported assignee of claims of special purpose vehicles created and/or managed by former WestLB AG); and (5) Royal Park Investments (as purported assignee of claims of a special-purpose vehicle created to acquire certain assets of Fortis Bank). Unless otherwise indicated, the complaints in these matters did not specify the damages sought.

On January 14, 2015, the court granted Deutsche Bank’s motion to dismiss the action brought against it by Aozora Bank, Ltd. (Aozora) relating to a collateralized debt obligation identified as Blue Edge ABS CDO, Ltd. On March 31, 2015, the court denied Aozora’s motion to reargue, or, in the alternative, to file an amended complaint. On April 29, 2015, Aozora filed a notice of appeal and the appeal commenced on October 5, 2015. The appeal is pending.

In 2012, the FDIC, as receiver for Colonial Bank, Franklin Bank S.S.B., Guaranty Bank, Citizens National Bank and Strategic Capital Bank, commenced several actions in different federal courts asserting claims under Sections 11 and 12(a)(2) of the 1933 Securities Act, as well as Article 581-33 of the Texas Securities Act, against several underwriters, including Deutsche Bank. Each of these actions has been dismissed as time-barred. The FDIC has appealed these rulings to the Second, Fifth and Ninth Circuits Courts of Appeal. The appeals in the Second and Ninth Circuits Courts of Appeal are pending. On August 10, 2015, the Court of Appeals for the Fifth Circuit reversed the district court’s dismissal of the FDIC’s claims as time-barred. On August 24, 2015, Deutsche Bank and the other defendants filed a petition for rehearing en banc in that action. On September 11, 2015, the Court of Appeals for the Fifth Circuit denied that petition. On December 10, 2015, Deutsche Bank and other defendants filed a petition for a writ of certiorari to the United States Supreme Court challenging the Court of Appeals for the Fifth Circuit’s reversal of the district court’s dismissal of the case.

On January 22, 2015, pursuant to a confidential settlement agreement with Deutsche Bank, the FHLB SF dismissed with prejudice claims that it had filed against Deutsche Bank relating to seven RMBS offerings. On January 26, 2015, pursuant to a confidential agreement between FHLB SF and Countrywide, FHLB SF entered an order dismissing with prejudice claims brought against Deutsche Bank by FHLB SF relating to 15 offerings issued by entities affiliated with Countrywide. Deutsche Bank’s understanding is that the dismissal with respect to these 15 offerings was pursuant to a confidential settlement agreement to which Deutsche Bank was not a party. Deutsche Bank remains a defendant in the case with respect to one RMBS offering and two offerings described as resecuritizations of RMBS certificates. No specific damages are alleged in the complaint. The case is in discovery.

On December 19, 2014, a stipulation was filed dismissing with prejudice claims brought against Deutsche Bank by Mass Mutual Life Insurance Company (Mass Mutual) relating to offerings issued by entities affiliated with Countrywide Financial Corporation (Countrywide). Deutsche Bank’s understanding is that the dismissal with respect to these offerings was pursuant to a confidential settlement agreement to which Deutsche Bank was not a party. Deutsche Bank was a defendant in separate litigation brought by Mass Mutual relating to certificates not issued by entities affiliated with Countrywide. On July 22, 2015, Deutsche Bank and Mass Mutual entered into a settlement agreement to resolve all pending claims against Deutsche Bank. On August 11, 2015, Deutsche Bank paid the settlement amount and on August 15, 2015, the court dismissed the actions. The payment made by Deutsche Bank was not materially different than the amount reserved. The terms of the settlement are confidential.

On April 20, 2011, the Federal Home Loan Bank of Boston filed a complaint against dozens of entities, including Deutsche Bank, alleging a variety of claims under the Massachusetts Uniform Securities Act and various other Massachusetts statutory and common laws. The complaint did not specify the amount of damages sought. On October 16, 2015, the parties signed a settlement agreement to resolve the matter. On October 27, 2015, the Federal Home Loan Bank of Boston filed a stipulation of voluntary dismissal with prejudice. The payment made by Deutsche Bank was not materially different than the amount reserved. The financial terms of the settlement are confidential.

On September 22, 2015, Deutsche Bank and the Federal Home Loan Bank of Des Moines, as successor to the Federal Home Loan Bank of Seattle, executed a settlement agreement resolving all claims related to the single bond at issue. On October 12, 2015, the court entered the parties’ stipulation dismissing the matter. The payment made by Deutsche Bank was not materially different than the amount reserved. The terms of the settlement are confidential.

On June 17, 2015, the court granted defendants’ motion to dismiss the RMBS-related claims brought by Commerzbank AG against Deutsche Bank and several other financial institutions. Commerzbank

AG filed a notice to appeal on July 24, 2015, but withdrew that appeal on August 17, 2015.

Deutsche Bank was named as a defendant in a lawsuit filed by Sealink Funding Ltd. (“Sealink”), an entity established as part of the bailout of Sachsen Landesbank to function as purported assignee of claims of special purpose vehicles created and/or managed by Sachsen Landesbank and its subsidiaries. In the third and fourth quarters of 2015, Sealink unsuccessfully appealed an order dismissing its claims against Morgan Stanley in another similar action for lack of standing. In denying Sealink’s appeal, the appellate court found that the sales and purchase agreements through which Sealink acquired the at-issue securities did not validly transfer tort claims. The appellate court’s decision was dispositive of Sealink’s claims against Deutsche Bank, as Sealink acquired the at-issue securities in the Deutsche Bank action through the same sales and purchase agreements involved in the Morgan Stanley case. On December 21, 2015, Sealink voluntarily dismissed its claims with prejudice.

Deutsche Bank was a defendant in a civil action brought by Texas County & District Retirement System (TCDRS) alleging fraud and other common law claims in connection with TCDRS’ purchase of four RMBS bonds underwritten by Deutsche Bank. On November 18, 2015, Deutsche Bank and TCDRS reached an agreement to settle the latter’s claims against Deutsche Bank. On December 3, 2015, the district court entered an order dismissing the action with prejudice. The payment made by Deutsche Bank was not materially different than the amount reserved. The terms of the settlement are confidential.

Deutsche Bank was named as a defendant in a civil action brought by the Charles Schwab Corporation (Schwab) seeking rescission of its purchase of a single Countrywide-issued RMBS certificate. In the fourth quarter of 2015, Bank of America, which indemnified Deutsche Bank in the case, reached an agreement to settle the action with respect to the single certificate at issue for Deutsche Bank. On January 25, 2016, the Charles Schwab Corporation filed a request for dismissal with prejudice as to DBSI.

Deutsche Bank was named as a defendant in a FINRA arbitration brought by the Knights of

Columbus (Knights) alleging fraud, negligence, violation of state securities law, and violations of industry rules and practice in connection with six third-party offerings underwritten by Deutsche Bank. On February 22, 2016, Deutsche Bank and the Knights executed an agreement to settle the matter. The payment made by Deutsche Bank was not materially different than the amount reserved. The financial terms of the settlement are confidential.

In the actions against Deutsche Bank solely as an underwriter of other issuers’ RMBS offerings, Deutsche Bank has contractual rights to indemnification from the issuers, but those indemnity rights may in whole or in part prove effectively unenforceable where the issuers are now, or may in the future be, in bankruptcy or otherwise defunct.

Deutsche Bank has entered into agreements with certain entities that have threatened to assert claims against Deutsche Bank in connection with various RMBS offerings and other related products to toll the relevant statutes of limitations. It is possible that these potential claims may have a material impact on Deutsche Bank. In addition, Deutsche Bank has entered into settlement agreements with some of these entities.

Precious Metals Investigations and Litigations

Deutsche Bank has received inquiries from certain regulatory and law enforcement authorities, including requests for information and documents, pertaining to investigations of precious metals trading and related conduct. Deutsche Bank is cooperating with these investigations and engaging with relevant authorities, as appropriate. Relatedly, Deutsche Bank has been conducting its own internal review of Deutsche Bank’s historic participation in the precious metals benchmarks and other aspects of its precious metals trading and precious metals business.

Deutsche Bank is also named as a defendant in several putative class action complaints, which have been consolidated in two lawsuits pending in the U.S. District Court for the Southern District of New York. The U.S. suits allege violations of U.S. antitrust law, the U.S. Commodity Exchange Act, and related state law arising out of the alleged manipulation of gold and silver prices through participation in the Gold and Silver Fixes, but do not specify the damages sought. The U.S. class action complaints are in the early stages. Deutsche Bank has filed motions to dismiss the U.S. complaints, which are still pending. In addition, Deutsche Bank has been named as a defendant in a Canadian class action proceeding in the Ontario Superior Court of Justice concerning gold. The Ontario statement of claim was issued on January 15, 2016, and plaintiffs seek damages for alleged violations of the Canadian Competition Act as well as other causes of action.

Research Analyst Investigation

DBSI has been responding to requests for information from the Securities and Exchange Commission concerning whether a former research analyst made statements inconsistent with his published research, in violation of applicable rules and regulations, and whether DBSI’s policies and procedures were adequate. On February 17, 2016, the Securities and Exchange Commission announced a settlement with the former research analyst based on a violation of Rule 501 of Regulation AC of the Exchange Act. DBSI is fully cooperating with the investigation.

STS Partners Fund, LP and Burgess Creek Master Fund Ltd.

On October 22, 2014, plaintiffs STS Partners Fund, LP and Burgess Creek Master Fund Ltd. commenced an action in New York State Supreme Court against DBSI and another affiliate of the Bank, as well as Wells Fargo Bank, N.A. (Wells Fargo), seeking $15 million of alleged damages plus punitive damages and costs and fees in connection with the termination of a re-securitization of RMBS. Plaintiffs allege that defendants improperly terminated the re-securitization and that plaintiffs, who owned certain interest-only certificates in the re-securitization, were injured as a consequence.

DBSI filed a motion to dismiss the complaint on January 16, 2015 and oral argument was heard on July 27, 2015. On November 19, 2015, plaintiffs sought leave to supplement the complaint to add allegations related to a separate resecuritization of RMBS, seeking an additional $10 million of alleged damages plus punitive damages and costs and fees in connection with this resecuritization.

The parties subsequently stipulated to the supplement. The parties further stipulated to submit short letter briefs on an expedited basis to supplement the prior motion to dismiss briefing to address the amended claims. DBSI submitted a supplemental letter brief on February 12, 2016.

Plaintiffs’ opposition letter was submitted on February 19, 2016 and DBSI’s reply letter was submitted on February 23, 2016. Discovery is currently stayed pending a decision on the motion to dismiss.

Tax-Related Litigation

The Bank, along with certain affiliates, including DBSI, and current and/or former employees (collectively referred to in this section as Deutsche Bank), have collectively been named as defendants in a number of legal proceedings brought by customers in various tax-oriented transactions. Deutsche Bank provided financial products and services to these customers, who were advised by various accounting, legal and financial advisory professionals. The customers claimed tax benefits as a result of these transactions, and the IRS has rejected those claims. In these legal proceedings, the customers allege that the professional advisors, together with Deutsche Bank, improperly misled the customers into believing that the claimed tax benefits would be upheld by the IRS. The legal proceedings are pending in state and federal courts, and claims against Deutsche Bank are alleged under both U.S. state and federal law. Numerous legal proceedings have been resolved and dismissed with prejudice with respect to Deutsche Bank. A number of other legal proceedings have been filed and remain pending against Deutsche Bank and are currently at various pre-trial stages, including discovery. Deutsche Bank has received and resolved a number of unfiled claims as well.

Trust Preferred Securities

The Bank and certain of its affiliates and officers, including DBSI, were the subject of a consolidated putative class action, filed in the United States District Court for the Southern District of New York, asserting claims under the federal securities laws on behalf of persons who purchased certain trust preferred securities issued by the Bank and its affiliates between October 2006 and May 2008. The court dismissed the plaintiffs’ consolidated amended complaint with prejudice, which was affirmed by the United States Court of Appeals for the Second Circuit. On July 30, 2014, the plaintiffs filed a petition for rehearing and rehearing en banc with the Second Circuit. On October 16, 2014, the Second Circuit denied the petition. In February 2015, the plaintiffs filed a petition for a writ of certiorari seeking review by the United States Supreme Court. On June 8, 2015, the Supreme Court granted plaintiffs’ petition, vacated the judgment, and remanded the case to the Second Circuit for further consideration in light of its recent decision in Omnicare, Inc. v. Laborers District Council Construction Industry Pension Fund. On July 21, 2015, the Second Circuit vacated the district court’s judgment and remanded the case to the district court for further consideration in light of the Omnicare decision. On December 14, 2015, defendants moved to dismiss the third consolidated amended complaint. The motion remains pending.

US Treasury Securities Investigations and Litigations

DBSI has received inquiries from certain regulatory and law enforcement authorities, including requests for information and documents, pertaining to U.S. Treasuries auctions, trading, and related market activity. Deutsche Bank is cooperating with these investigations.

DBSI has been named as a defendant in several putative class action complaints filed in the United States District Courts for the Southern District of New York, the Northern District of Illinois, the Southern District of Alabama, and the District of the Virgin Islands alleging violations of U.S. antitrust law, the U.S. Commodity Exchange Act and common law related to the alleged manipulation of the U.S. Treasury securities market. The Judicial Panel on Multidistrict Litigation has centralized these cases in the Southern District of New York.

CFTC Matter

On December 22, 2014, the CFTC issued an order that filed and simultaneously settled charges against DBSI, a registered Futures Commission Merchant (FCM) based in New York, N.Y., for failing to properly invest customer segregated funds, failing to prepare and file accurate financial reports, failing to maintain required books and records, and for related supervisory failures. None of the violations resulted in any customer losses, according to the CFTC’s Order. The Order requires DBSI to pay a $3 million civil monetary penalty and to cease and desist from violating the CFTC Regulations, as charged. DBSI is an indirect, wholly-owned subsidiary of the parent company, Deutsche Bank AG.

Specifically, the CFTC’s Order finds that, for the period June 18, 2012 through August 15, 2012, DBSI failed to accurately compute the amount of customer funds on deposit. As a result of these miscalculations, DBSI’s investment of customer funds in certain money market mutual funds during that period exceeded the 50% asset-based concentration limit for such investments in violation of CFTC Regulation 1.25(b)(3)(i)(F).

The Order also finds that on at least six occasions between June 2011 and March 2013, DBSI failed to file accurate financial statements with the CFTC in a timely manner in violation of CFTC Regulation 1.10. According to the Order, DBSI did not have automated processes in place designed to ensure the accuracy of the firm’s financial reporting. Consequently, DBSI filed six amended FOCUS Reports as a result of the errors, the Order finds. The CFTC Order further finds that DBSI failed to create and maintain complete and systematic records, such as order tickets, for a number of block trades it executed at various times throughout October 1, 2009 and March 16, 2012 in violation of CFTC Regulation 1.35.

The CFTC Order found that each of these violations was a result of DBSI’s failure to maintain adequate controls and systems, reflecting a lack of supervision over its business as a CFTC registrant in violation of CFTC Regulation 166.3.

Additional or replacement Commodity Brokers may be appointed in respect of the Fund in the future.

CONFLICTS OF INTEREST

General

The Managing Owner has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts do not, in fact, result in adverse consequences to the Fund.

Prospective investors should be aware that the Managing Owner presently intends to assert that Shareholders have, by subscribing for Shares, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Managing Owner to investors.

The Managing Owner

The Managing Owner has a conflict of interest in allocating its own limited resources among different clients and potential future business ventures, to each of which it owes fiduciary duties. Additionally, certain of the professional staff of the Managing Owner may also service other affiliates of the Managing Owner and their respective clients. The Managing Owner may, from time-to-time, have conflicting demands in respect of its obligations to the Fund and to other commodity pools and accounts. It is possible that current or future pools that the Managing Owner may become involved with may generate larger fees, resulting in increased payments to employees. Although the Managing Owner and its professional staff cannot and will not devote all of its or their respective time or resources to the management of the business and affairs of the Fund, the Managing Owner intends to devote, and to cause its professional staff to devote, sufficient time and resources to manage properly the business and affairs of the Fund consistent with its or their respective fiduciary duties to the Fund and others.

The Managing Owner has a conflict of interest in the selection of affiliated money market mutual funds in which the Fund may invest a portion of its cash for cash management purposes. The Managing Owner may choose to invest a portion of the Fund’s cash in an affiliated money market mutual fund despite the fact that non-affiliated money market mutual funds may pay a higher dividend.

There is an absence of arm’s length negotiation with respect to some of the terms of this offering, and there has been no independent due diligence conducted with respect to this offering.

Invesco Distributors

Because the Managing Owner and Invesco Distributors are affiliates, the Managing Owner has a disincentive to replace Invesco Distributors. Furthermore, the Managing Owner did not conduct an arm’s length negotiation with respect to Invesco Distributors.

Invesco Advisers

Placing trades generally involves acting on portfolio manager instructions to buy or sell a specified amount of futures contracts, including how to place the trades. The Managing Owner is part of the Invesco Global Trading Desk, which includes trading hubs operated by affiliates of the Managing Owner throughout the world. Invesco Advisers Inc. or Invesco Advisers, one such affiliate, operates a trading desk in Atlanta with particular experience in placing trades in currency futures contracts. The Managing Owner may utilize the Invesco Advisers trading desk to place trades for the Fund. Invesco Advisers receives no compensation for providing this service. Invesco Advisers acts as a commodity trading advisor of the Fund.

The Commodity Broker

Shareholders should understand that the Commodity Broker receives a round-turn brokerage fee from the Fund for serving as the Fund’s commodity broker. A round-turn trade is a completed transaction involving both a purchase and a liquidating sale, or a sale followed by a covering purchase.

The Commodity Broker may act from time-to-time as a commodity broker for other accounts with which it is affiliated or in which it or one of its affiliates has a financial interest. The compensation received by the Commodity Broker from such accounts may be more or less than the compensation received for brokerage services provided to the Fund. Customers of the Commodity Broker who maintain commodity trading accounts may pay commissions at negotiated rates which are greater or less than the rate paid by the Fund. In addition, various accounts traded through the Commodity Broker (and over which their personnel may have discretionary trading authority) may take positions in the futures markets opposite to those of the Fund or may compete with the Fund for the same positions. The Commodity Broker may have a conflict of interest in its execution of trades for the Fund and for other customers. The Managing Owner will, however, not retain any commodity broker for the Fund which the Managing Owner has reason to believe would knowingly or deliberately favor any other customer over the Fund with respect to the execution of commodity trades.

The Commodity Broker will benefit from executing orders for other clients, whereas the Fund may be harmed to the extent that the Commodity Broker has fewer resources to allocate to the Fund’s accounts due to the existence of such other clients.

Certain officers or employees of the Commodity Broker may be members of United States commodities exchanges and/or serve on the governing bodies and standing committees of such exchanges, their clearing houses and/or various other industry organizations. In such capacities, these officers or employees may have a fiduciary duty to the exchanges, their clearing houses and/or such various other industry organizations which could compel such employees to act in the best interests of these entities, perhaps to the detriment of the Fund.

The Index Sponsor and the Marketing Agent

Deutsche Bank Securities Inc., which serves as the Fund’s Commodity Broker, also serves as the Index Sponsor and Marketing Agent.

Deutsche Bank Securities Inc., in its capacity as the Fund’s Index Sponsor and Marketing Agent, has a conflict of interest in allocating its own limited resources among different clients and potential future business ventures. Additionally, certain of the professional staff of Deutsche Bank Securities Inc. may also service other affiliates of Deutsche Bank Securities Inc. and their respective clients. Deutsche Bank Securities Inc., in its capacity as the Fund’s Index Sponsor and Marketing Agent may, from time-

to-time, have conflicting demands in respect of its obligations to the Fund and to other clients. It is possible that current or future pools that Deutsche Bank Securities Inc. may become involved with in its capacity as the Fund’s Index Sponsor and Marketing Agent may generate larger fees, resulting in possibly increased payments to employees.

Proprietary Trading/Other Clients

The Managing Owner will not trade proprietary accounts.

Because the principals of the Managing Owner may trade for their own proprietary accounts (subject to certain internal Invesco Ltd. employee trading policies and procedures) at the same time that they are managing the account of the Fund, prospective investors should be aware that the activities of the principals of the Managing Owner, subject to their fiduciary duties, may, from time-to-time, result in taking positions in their personal trading accounts which are opposite to those held by the Fund, may trade ahead of the Fund, may compete with the Fund for positions in the marketplace and may give preferential treatment to these proprietary accounts. Records of the Managing Owner principals’ personal trading accounts will not be available for inspection by Shareholders.

The Commodity Broker, its principals and its affiliates may trade in the commodity and foreign exchange markets for their proprietary accounts and for the accounts of their clients, and in doing so may take positions opposite to those held by the Fund, may trade ahead of the Fund, may compete with the Fund for positions in the marketplace and may give preferential treatment to these proprietary and non-proprietary accounts. Such trading may create conflicts of interest in respect of their obligations to the Fund. Records of proprietary trading and trading on behalf of other clients will not be available for inspection by Shareholders.

DESCRIPTION OF THE SHARES; THE FUND; CERTAIN MATERIAL TERMS OF THE TRUST DECLARATION

The following summary describes in brief the Shares and certain aspects of the operation of the Trust, the Fund, and the respective responsibilities of the Trustee and the Managing Owner concerning the Trust and the material terms of the Trust Declaration. Prospective investors should carefully review the Form of Trust Declaration filed as an exhibit to the registration statement of which this Prospectus is a part and consult with their own advisers concerning the implications to such prospective subscribers of investing in a series of a Delaware statutory trust. Capitalized terms used in this section and not otherwise defined shall have such meanings assigned to them under the Trust Declaration.

Description of the Shares

The Fund issues common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the Fund. The Shares are listed on the NYSE Arca under the symbol “UUP”.

The Shares may be purchased from the Fund or redeemed on a continuous basis, but only by Authorized Participants and only in blocks of 200,000 Shares, or Baskets. Individual Shares may not be purchased from the Fund or redeemed. Shareholders that are not Authorized Participants may not purchase from the Fund or redeem Shares or Baskets.

Principal Office; Location of Records

The Trust is organized in two separate series as a statutory trust under the Delaware Statutory Trust Act. The Trust is managed by the Managing Owner, whose office is located at 3500 Lacey Road, Suite 700, Downers Grove, IL 60515, telephone: (800) 983-0903.

The books and records of the Fund are maintained as follows: all marketing materials are maintained at the offices of Invesco Distributors, Inc., 11 Greenway Plaza, Suite 1000, Houston, Texas 77046-1173, telephone number (800) 983-0903; Basket creation and redemption books and records, certain financial books and records (including Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details) and trading and related documents received from futures commission merchants are maintained by The Bank of New York Mellon, 2 Hanson Place, Brooklyn, New York 11217, telephone number (718) 315-7500. All other books and records of the Fund (including minute books and other general corporate records, trading records and related reports and other items received from the Fund’s Commodity Brokers) are maintained at the Fund’s principal office, c/o Invesco PowerShares Capital Management LLC, 3500 Lacey Road, Suite 700, Downers Grove, IL 60515; telephone number (800) 983-0903.

The books and records of the Fund are located at the foregoing addresses and available for inspection and copying (upon payment of reasonable reproduction costs) by Shareholders or their representatives for any purposes reasonably related to a Shareholder’s interest as a beneficial owner of the Fund during regular business hours as provided in the Trust Declaration. The Managing Owner will maintain and preserve the books and records of the Fund for a period of not less than six years.

The Fund

Solely for the purposes of this sub-section, the term “Fund” or “Funds” refers to all the series of the Trust (including the Fund). The term “UUP Fund” refers to the series that is offered pursuant to this Prospectus. The term the “UDN Fund” refers to the remaining series of the Trust, excluding the Fund.

The Trust was formed and is operated in a manner such that the Funds are liable only for obligations attributable to the applicable Funds and the Shareholders are not subject to the losses or liabilities of the other Fund. For example, if any creditor or Shareholder in the UDN Fund asserted against the UUP Fund a valid claim with respect to its indebtedness or Shares, the creditor or Shareholder of the UDN Fund would only be able to recover money from the UDN Fund and its assets. Accordingly, the debts, liabilities, obligations and expenses, or collectively, Claims, incurred, contracted for or otherwise existing solely with respect to the UDN Fund are enforceable only against the assets of the UDN Fund and not against the UUP Fund or the Trust generally or any of their respective assets. The assets of either Fund include only those funds and other assets that are paid to, held by or distributed to such Fund, including, without limitation, funds delivered to the Trust for the purchase of Shares in such Fund. This limitation on liability is referred to as the “Inter-Series Limitation on Liability.” The Inter-Series Limitation on Liability

is expressly provided for under the Delaware Statutory Trust Act, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other Fund or the Trust generally. For the avoidance of doubt, the Inter-Series Limitation on Liability applies to all series of the Trust, including those that are not being offered through this Prospectus.

In furtherance of the Inter-Series Limitation on Liability, every party providing services to the Trust, any Fund or the Managing Owner on behalf of the Trust or any Fund has acknowledged and consented in writing to the Inter-Series Limitation on Liability with respect to such party’s Claims.

No special custody arrangements are applicable to either Fund, and the existence of a trustee should not be taken as an indication of any additional level of management or supervision over either Fund. To the greatest extent permissible under Delaware law, the Trustee acts in an entirely passive role, delegating all authority over the operation of the Trust, and each Fund to the Managing Owner.

Although Shares in the UUP Fund need not carry any voting rights, the Trust Declaration gives Shareholders of the UUP Fund voting rights in respect of the business and affairs of the UUP Fund comparable to those typically extended to limited partners in publicly-offered futures funds.

The Trustee

Wilmington Trust Company, a Delaware trust company, is the sole Trustee of the Trust and the Fund. The Trustee’s principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. The Trustee is unaffiliated with the Managing Owner. The Trustee’s duties and liabilities with respect to the offering of the Shares and the management of the Trust and the Fund are limited to its express obligations under the Trust Declaration.

The rights and duties of the Trustee, the Managing Owner and the Shareholders are governed by the provisions of the Delaware Statutory Trust Act and by the Trust Declaration.

The Trustee serves as the sole trustee of the Trust in the State of Delaware. The Trustee accepts service of legal process on the Trust and the Fund in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The Trustee does not owe any other duties to the Trust, the Managing Owner or the Shareholders. The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Trust, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Managing Owner. The Trust Declaration provides that the Trustee is compensated by the Fund, as appropriate, and is indemnified by the Fund, as appropriate, against any expenses it incurs relating to or arising out of the formation, operation or termination of the Fund, as appropriate, or the performance of its duties pursuant to the Trust Declaration, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Managing Owner has the discretion to replace the Trustee.

Only the Managing Owner has signed the registration statement of which this Prospectus is a part, and only the assets of the Trust and the Managing Owner are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in the Trust Declaration.

Under the Trust Declaration, the Trustee has delegated to the Managing Owner the exclusive management and control of all aspects of the business of the Fund and the Trust. The Trustee has no duty or liability to supervise or monitor the performance of the Managing Owner, nor does the Trustee have any liability for the acts or omissions of the Managing Owner. The Shareholders have no voice in the day to day management of the business and operations of the Fund and the Trust, other than certain limited voting rights as set forth in the Trust Declaration. In the course of its management of the business and affairs of the Fund and the Trust, the Managing

Owner may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Managing Owner as additional managing owners (except where the Managing Owner has been notified by the Shareholders that it is to be replaced as the managing owner) and retain such persons, including affiliates of the Managing Owner, as it deems necessary for the efficient operation of the Fund or the Trust, as appropriate.

Because the Trustee has delegated substantially all of its authority over the operation of the Fund and the Trust to the Managing Owner, the Trustee itself is not registered in any capacity with the CFTC.

The section “Performance of PowerShares DB US Dollar Index Bullish Fund” on page 37 includes the performance of the offered pool.

The Managing Owner

Background and Principals

Invesco PowerShares Capital Management LLC, a Delaware limited liability company, is the Managing Owner of the Trust and each Fund. The Managing Owner serves as both commodity pool operator and commodity trading advisor of the Trust and each Fund. The Managing Owner has been registered with the CFTC as a commodity pool operator since January 1, 2013, commodity trading advisor since October 1, 2014 and a swap firm since September 8, 2015 and has been a member of the NFA since January 1, 2013. Its principal place of business is 3500 Lacey Road, Downers Grove, Illinois 60515, telephone number (800) 983-0903. The Managing Owner is an affiliate of Invesco Ltd. The registration of the Managing Owner with the CFTC and its membership in the NFA must not be taken as an indication that either the CFTC or the NFA has recommended or approved the Managing Owner, the Trust or each Fund.

In its capacity as a commodity pool operator, the Managing Owner is an organization which operates or solicits funds for commodity pools; that is, an enterprise in which funds contributed by a number of persons are combined for the purpose of trading futures contracts. In its capacity as a commodity trading advisor, the Managing Owner is an organization which, for compensation or profit, advises others as to the value of or the advisability of buying or selling futures contracts.

After consideration of the exchange-traded fund, or ETF, market generally and its goals specifically, DB Commodity Services LLC, referred to as either DBCS or the Predecessor Managing Owner, made the determination that it would be in DBCS’ best interest to cease managing products in the U.S. commodities ETF space. After consideration of the ETF market generally and its goals specifically, the Managing Owner made the determination that it wanted to expand its presence in the U.S. commodities ETF space by becoming the new managing owner of each Fund. The Managing Owner also intends to launch other commodities-based ETF products in the U.S. in order to respond to developments in the market and investor preferences. The change of managing owner was effected by DBCS selling and transferring to the Managing Owner the general units of each Fund owned by DBCS, and by the substitution of the Managing Owner for DBCS as managing owner of the Trust and each Fund, which became effective as of February 23, 2015.

Principals

The following principals serve in the below capacities on behalf of the Managing Owner:

Name	Capacity
Daniel Draper	Chief Executive Officer, Board of Managers

Peter Hubbard	Vice President and Director of Portfolio Management

David Warren	Chief Administrative Officer, Board of Managers

Roderick Ellis	Principal

Steven Hill	Principal Financial and Accounting Officer, Investment Pools

Christopher Joe	Chief Compliance Officer

John Zerr	Board of Managers

Invesco North American Holdings Inc. is also a principal of the Managing Owner.

The Managing Owner is managed by a Board of Managers. The Board of Managers is composed of Messrs. Draper, Warren and Zerr.

The Managing Owner has designated Mr. Hubbard as the trading principal of the Fund.

Daniel Draper (47) has been Chief Executive Officer of the Managing Owner since March 24, 2016. In this role, he has general oversight responsibilities for all of the Managing Owner’s business. Mr. Draper has been a Member of the Board of Managers of the Managing Owner since September 2013. In this role he is responsible for the management of the Managing Owner’s exchange traded fund business with direct functional reporting responsibilities for the Managing Owner’s portfolio management, products, marketing and capital markets teams. In such capacity, Mr. Draper also is responsible for managing the operations of the Invesco Funds. Previously, Mr. Draper was the Global Head of Exchange Traded Funds for Credit Suisse Asset Management, or Credit Suisse, based in London from March 2010 until June 2013, followed by a three month non-compete period pursuant to his employment terms with Credit Suisse. Credit Suisse is an asset management business of Credit Suisse Group, a financial services company. From January 2007 to March 2010, he was the Global Head of Exchange Traded Funds for Lyxor Asset Management in London, an investment management business unit of Societe Generale Corporate & Investment Banking. Mr. Draper was previously registered as a Significant Influence Functions (SIF) person with the UK’s Financial Conduct Authority. He withdrew this status on June 30, 2013 when he left Credit Suisse. Mr. Draper received his MBA from the Kenan-Flagler Business School at the University of North Carolina at Chapel Hill and his BA from the College of William and Mary in Virginia. Mr. Draper is currently registered with FINRA and holds the Series 7, 24 and 63 registrations. Mr. Draper was listed as a principal of the Managing Owner on December 16, 2013.

Peter Hubbard (34) joined the Managing Owner in May 2005 as a portfolio manager and has been Vice President, Director of Portfolio Management since September 2012. In his role, Mr. Hubbard manages a team of 8 portfolio managers. His responsibilities include facilitating all portfolio management processes associated with more than

150 equity and fixed income Invesco Funds listed in the United States, Canada and Europe. He is a graduate of Wheaton College with a B.A. degree in Business & Economics. Mr. Hubbard was listed as a principal and registered as an associated person of the Managing Owner on November 15, 2012 and January 1, 2013, respectively. Mr. Hubbard was registered as a swap associated person of the Managing Owner effective as of September 8, 2015.

David Warren (58) is Chief Administrative Officer, Americas, for Invesco Ltd., a global investment management company affiliated with the Managing Owner. He was appointed to this position in January 2007, and also holds the roles of Director, Executive Vice President and Chief Financial Officer of Invesco Canada Ltd., a Canadian investment management subsidiary of Invesco Ltd., since January 2009. He has been a Member of the Board of Managers and Chief Administrative Officer of the Managing Owner since January 2010, as well. In these capacities, Mr. Warren is responsible for general management support, in addition to executing on various strategic initiatives and overseeing the risk management framework for the business units operating within the Americas division of Invesco Ltd. He obtained a Bachelor’s Degree in Commerce from the University of Toronto as both a CA and CPA, and is a member of the Chartered Professional Accountants of Canada. Mr. Warren was listed as a principal of the Managing Owner on November 21, 2012.

Roderick Ellis (48) has been a Chief Accounting Officer for Invesco Ltd. since April 2011. In this role, he is responsible for all aspects of Corporate Accounting including group financial reporting, internal controls and group accounting policies. Mr. Ellis is also responsible for group insurance matters. Previously, Mr. Ellis was Global Director of Financial Planning and Analysis, and Treasurer since May 2007. Mr. Ellis earned a B.A. (with honors) in Economics and Social History from the University of Sheffield, UK, in 1988. He is a member of the Institute of Chartered Accountants in England and Wales. Mr. Ellis was listed as a principal of the Managing Owner on November 30, 2012.

Steven Hill (51) has been Principal Financial and Accounting Officer, Investment Pools for the Managing Owner since December 2012, and was

Head of Global ETF Operations from September 2011 to December 2012. As Principal Financial and Accounting Officer, Investment Pools, he has financial and administrative oversight responsibilities for, and serves as Principal Financial Officer of, the Invesco Funds, including the Fund. As Head of Global ETF Operations he had management responsibilities with regard to the general operations of the Managing Owner. From October 2010 to August 2011, he was Senior Managing Director and Chief Financial Officer of Destra Capital Management LLC and its subsidiaries, or Destra, an asset management firm, and was responsible for managing financial and administrative activities as well as financial reporting for Destra and investment funds sponsored by Destra. Previously, he was Senior Managing Director of Claymore Securities, Inc., or Claymore, from December 2003 to October 2010, and was responsible for managing financial and administrative oversight for investment funds sponsored by Claymore. Claymore, now known as Guggenheim Funds Distributors, Inc., is a registered broker-dealer that distributes investment funds. Mr. Hill earned a BS in Accounting from North Central College, Naperville, IL. Mr. Hill was listed as a principal of the Managing Owner on February 12, 2015.

Christopher Joe (46) has been Chief Compliance Officer of the Managing Owner since September 1, 2015. In his role as Chief Compliance Officer he is responsible for all aspects of regulatory compliance for the Managing Owner. He has also acted as U.S. Compliance Director for Invesco, Ltd. since November, 2006. Formerly, he served as Chief Compliance Officer of Invesco Investment Advisers, LLC, a registered investment adviser affiliated with the Managing Owner from June, 2010 to March, 2013. He also served as Deputy Chief Compliance Officer of Invesco Adviser, Inc., a registered investment adviser affiliated with the Managing Owner, from November, 2014 to September, 2015. Mr. Joe has also served as a principal of the Managing Owner since September 25, 2015.

John Zerr (53) has been a Member of the Board of Managers of the Managing Owner since September 2006. Mr. Zerr is also Managing Director and General Counsel – US Retail of Invesco Management Group, Inc., a registered investment adviser affiliated with the Managing Owner, since March 2006, where he is responsible for overseeing the US Retail Legal Department for Invesco Ltd. and its affiliated companies. Mr. Zerr has also been a Senior Vice President and Secretary of IDI since March 2006 and June 2006, respectively. He also served as a Director of that entity until February 2010. Mr. Zerr has served as Senior Vice President of Invesco Advisers, Inc., a registered investment adviser affiliated with the Managing Owner, since December 2009. Mr. Zerr serves as a Director, Vice President and Secretary of Invesco Investment Services, Inc., a registered transfer agency since May 2007. Mr. Zerr has served as Director, Senior Vice President, General Counsel and Secretary of a number of other Invesco Ltd. wholly-owned subsidiaries which service or serviced portions of Invesco Ltd.’s US Retail business since May 2007 and since June 2010 with respect to certain Van Kampen entities engaged in the asset management business that were acquired by Invesco Ltd. from Morgan Stanley. In each of the foregoing positions Mr. Zerr is responsible for overseeing legal operations. In such capacity, Mr. Zerr also is responsible for overseeing the legal activities of the Invesco Funds. Mr. Zerr earned a BA degree in economics from Ursinus College. He graduated cum laude with a J.D. from Temple University School of Law. Mr. Zerr was listed as a principal of the Managing Owner on December 6, 2012.

Invesco North American Holdings Inc, which is a wholly owned, indirect subsidiary of Invesco Ltd., has been a principal of the Managing Owner since October, 2006.

Fiduciary and Regulatory Duties of the Managing Owner

As managing owner of the Trust and the Fund, the Managing Owner effectively is subject to the duties and restrictions imposed on “fiduciaries” under both statutory and common law. The Trust Declaration is filed as an exhibit to the registration statement of which this Prospectus is a part. The general fiduciary duties which would otherwise be imposed on the Managing Owner (which would make the operation of the Trust and the Fund as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are defined and limited in scope by the disclosure of the business terms of the Trust and the Fund, as set forth herein and in the Trust

Declaration (to which terms all Shareholders, by subscribing to the Shares, are deemed to consent).

The Trust Declaration provides that Covered Persons (which means the Managing Owner and its affiliates) will have no liability to the Trust, the Fund or to any Shareholder, or other Covered Person or other person, for any loss suffered by the Trust or the Fund arising out of any action or inaction of the Covered Person if the Covered Person, in good faith, determined that such course of conduct was in the best interests of the Trust or the Fund and such course of conduct did not constitute gross negligence or willful misconduct by the Covered Person.

Each Covered Person will be indemnified by the Trust (or, as provided in the Trust Declaration, any Fund separately to the extent the matter in question relates to a single Fund or is otherwise disproportionate) to the fullest extent permitted by law against any losses, judgments, liabilities, expenses, and amounts paid in settlement of any claims sustained by it in connection with its activities for the Fund, except with respect to any matter as to which such Covered Person will have been finally adjudicated in any action, suit, or other proceeding not to have acted in good faith in the reasonable belief that such Covered Person’s action was in the best interest of the Fund and except that no Covered Person will be indemnified against any liability to the Fund or to the limited owners by reason of willful misconduct or gross negligence of such Covered Person. Any such indemnification will only be recoverable from the applicable Fund in the manner as provided in the Trust Declaration.

Under Delaware law, a beneficial owner of a business trust (such as a Shareholder) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners, or a class action, to recover damages from a managing owner of such business trust for violations of fiduciary duties, or on behalf of a business trust, or a derivative action, to recover damages from a third party where a managing owner has failed or refused to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the Securities and Exchange Commission, or the SEC. Beneficial

owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from a managing owner where the losses result from a violation by the Managing Owner of the anti-fraud provisions of the federal securities laws.

Under certain circumstances, Shareholders also have the right to institute a reparations proceeding before the CFTC against the Managing Owner (a registered commodity pool operator and commodity trading advisor), the Commodity Broker (registered futures commission merchant), as well as those of their respective employees who are required to be registered under the Commodity Exchange Act, as amended, and the rules and regulations promulgated thereunder. Private rights of action are conferred by the Commodity Exchange Act, as amended. Investors in futures and in commodity pools may, therefore, invoke the protections provided thereunder.

There are substantial and inherent conflicts of interest in the structure of the Trust and the Fund which are, on their face, inconsistent with the Managing Owner’s fiduciary duties. One of the purposes underlying the disclosures set forth in this Prospectus is to disclose to all prospective Shareholders these conflicts of interest so that the Managing Owner may have the opportunity to obtain investors’ informed consent to such conflicts. Prospective investors who are not willing to consent to the various conflicts of interest described under “Conflicts of Interest” and elsewhere should not invest in the Fund. The Managing Owner currently intends to raise such disclosures and consent as a defense in any proceeding brought seeking relief based on the existence of such conflicts of interest.

The foregoing summary describing in general terms the remedies available to Shareholders under federal law is based on statutes, rules and decisions as of the date of this Prospectus. This is a rapidly developing and changing area of the law. Therefore, Shareholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

Ownership or Beneficial Interest in the Fund

As of the date of this Prospectus, the Managing Owner and the principals of the Managing Owner own less than 1% of the Shares.

Management; Voting by Shareholders; Negative Consent

The Shareholders take no part in the management or control, and have no voice in the operations or the business of the Trust or the Fund. Shareholders, voting together as a single series, may, however, remove and replace the Managing Owner as the managing owner of the Trust and the Fund, and may amend the Trust Declaration, except in certain limited respects, by the affirmative vote of a majority of the outstanding Shares then owned by Shareholders (as opposed to by the Managing Owner and its affiliates). The owners of a majority of the outstanding Shares then owned by Shareholders may also compel dissolution of the Trust and the Fund. The owners of 10% of the outstanding Shares then owned by Shareholders have the right to bring a matter before a vote of the Shareholders. The Managing Owner has no power under the Trust Declaration to restrict any of the Shareholders’ voting rights. Any Shares purchased by the Managing Owner or its affiliates, as well as the Managing Owner’s general interests in the Fund are non-voting.

Any action required or permitted to be taken by Shareholders by vote may be taken without a meeting by written consent setting forth the actions so taken. The written consents will be treated for all purposes as votes at a meeting. If the vote or consent of any Shareholder to any action of the Trust, the Fund or any Shareholder, as contemplated by the Trust Declaration, is solicited by the Managing Owner, the solicitation will be effected by notice to each Shareholder given in the manner provided by the Trust Declaration.

The Trust Declaration permits the approval of actions through the negative consent of Shareholders. As provided by Section 11.3 of the Trust Declaration, the vote or consent of each Shareholder so solicited will be deemed conclusively to have been cast or granted as requested in the notice of solicitation, whether or not the notice of solicitation is actually received by that Shareholder, unless the Shareholder expresses written objection to the vote or consent by notice given in the manner provided in the Trust Declaration and actually received by the Trust within twenty (20) days after the notice of solicitation is effected. Because Section 11.3 of the Trust Declaration provides for negative consent (e.g., that Shareholders are deemed to have consented unless they timely object), your consent will be deemed conclusively to have been granted with respect to any matter for which the Managing Owner may solicit your consent unless you express written objection in the manner required by the Trust Declaration and your written objection is actually received by the Trust within twenty (20) days after the notice of solicitation is effected. This means that not responding to the vote or consent solicitation would have the same effect as responding with your affirmative written consent. For example, in the context of a consent solicitation to change the managing owner or any other action, your lack of a response will have the same effect as if you had provided your affirmative written consent for the proposed action.

The Managing Owner and all persons dealing with the Trust will be entitled to act in reliance on any vote or consent which is deemed cast or granted pursuant to the negative consent provision and will be fully indemnified by the Trust in so doing. Any action taken or omitted in reliance on this deemed vote or consent of one or more Shareholders will not be void or voidable by reason of timely communication made by or on behalf of all or any of these Shareholders in any manner other than as expressly provided in the Trust Declaration.

The Managing Owner has the right unilaterally to amend the Trust Declaration as it applies to the Fund provided that any such amendment is for the benefit of and not adverse to the Shareholders or the Trustee and also in certain unusual circumstances — for example, if doing so is necessary to comply with certain regulatory requirements.

Recognition of the Trust and the Fund in Certain States

A number of states do not have “business trust” statutes such as that under which the Trust has been formed in the State of Delaware. It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the Shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state. To protect Shareholders against any loss of limited liability, the Trust Declaration provides that no written obligation may be undertaken by the Fund unless such obligation is explicitly limited so as not to be enforceable against any Shareholder personally. Furthermore, the Fund itself indemnifies all its Shareholders against any liability that such Shareholders might incur in addition to that of a beneficial owner.

Possible Repayment of Distributions Received by Shareholders; Indemnification by Shareholders

The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of the Trust Declaration. In addition, although the Managing Owner is not aware of this provision ever having been invoked in the case of any public futures fund, Shareholders agree in the Trust Declaration that they will indemnify the Fund for any harm suffered by it as a result of

•	Shareholders’ actions unrelated to the business of the Fund, or

•	taxes separately imposed on the Fund by any state, local or foreign taxing authority.

The foregoing repayment of distributions and indemnity provisions (other than the provision for Shareholders indemnifying the Fund for taxes imposed upon it by a state, local or foreign taxing authority, which is included only as a formality due to the fact that many states do not have business trust statutes so that the tax status of the Fund in such states might, theoretically, be challenged — although the Managing Owner is unaware of any instance in which this has actually occurred) are commonplace in statutory trusts and limited partnerships.

Shares Freely Transferable

The Shares trade on the NYSE Arca and provide institutional and retail investors with direct access to the Fund. The Fund trades with a view of tracking the Index, over time, less expenses. The Shares may be bought and sold on the NYSE Arca.

Book-Entry Form

Individual certificates will not be issued for the Shares. Instead, global certificates are deposited by the Trustee with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Under the Trust Declaration, Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (DTC Participants), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (Indirect Participants), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Reports to Shareholders

The Managing Owner will furnish you with an annual report of the Fund within 90 calendar days after the end of its fiscal year as required by the rules and regulations of the CFTC, including, but not limited to, an annual audited financial statement certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Trust and the Fund. You also will be provided with appropriate information to permit you to file your U.S. federal and state income tax returns (on a timely basis) with respect to your Shares. Monthly account statements conforming to CFTC and NFA requirements are posted on the Managing Owner’s website at http://www.invescopowershares.com. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by applicable regulatory authorities.

The Managing Owner will notify Shareholders of any change in the fees paid by the Trust or of any material changes to the Fund by filing with the SEC a supplement to this Prospectus and a Form 8-K, which will be publicly available at http://www.sec.gov and at the Managing Owner’s website at http://www.invescopowershares.com. Any such notification will include a description of Shareholders’ voting rights.

NAV

NAV, in respect of the Fund, means the total assets of the Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of the Fund, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting. In particular, NAV includes any unrealized profit or loss on open futures contracts, and any other credit or debit accruing to the Fund but unpaid or not received by the Fund. All open futures contracts traded on a United States exchange are calculated at their then current market value, which are based upon the settlement price for that particular futures contract traded on the applicable United States exchange on the date with respect to which NAV is being determined; provided, that if a futures contract traded on a United States exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the Managing Owner may value such futures contract pursuant to policies the Managing Owner has adopted, which are consistent with normal industry standards. The current market value of all open futures contracts traded on a non-United States exchange, to the extent applicable, will be based upon the settlement price for that particular futures contract traded on the applicable non-United States exchange on the date with respect to which NAV is being determined; provided further, that if a futures contract traded on a non-United States exchange, to the extent applicable, could not be liquidated on such day, due to the operation of daily limits (if applicable) or other rules of the exchange upon which that position is traded or otherwise, the Managing Owner may value such futures contract pursuant to policies the Managing Owner has adopted, which are consistent with normal industry standards. The Managing Owner may in its discretion (and under circumstances, including, but not limited to, periods during which a settlement price of a futures contract is not available due to exchange limit orders or force majeure type events such as systems failure, natural or manmade disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) value any asset of the Fund pursuant to such other principles as the Managing Owner deems fair and equitable so long as such principles are consistent with normal industry standards. Interest earned on the Fund’s foreign exchange futures brokerage account is accrued at least monthly. The amount of any distribution will be a liability of the Fund from the day when the distribution is declared until it is paid.

NAV per Share is the NAV of the Fund divided by the number of its outstanding Shares.

Termination Events

The Trust, or, as the case may be, the Fund, will dissolve at any time upon the happening of any of the following events:

•

The filing of a certificate of dissolution or revocation of the Managing Owner’s charter (and the expiration of 90 days after the date of notice to the Managing Owner of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Managing Owner, or an event of withdrawal unless (i) at the time there is at least one remaining managing owner and that remaining managing owner carries on the business of the Fund or (ii) within 90 days of such event of withdrawal all the remaining Shareholders agree in writing to continue the business of the Fund and to select, effective as of the date of such event, one or more successor managing owners. If the Trust is terminated as the result of an event of withdrawal and a failure of all remaining Shareholders to continue the business of the Trust and to appoint a successor managing owner as provided above within 120 days of such event of withdrawal, Shareholders holding Shares representing at least a majority (over 50%) of the NAV of the Fund (not including Shares held by the Managing Owner and its affiliates) may elect to continue the business of the Trust by forming a new statutory trust, or reconstituted trust, on the same terms and provisions as set forth in the Trust Declaration. Any such election must also provide for the election of a managing owner to the reconstituted trust. If such an election is made, all Shareholders will be bound thereby and continue as Shareholders of series of the reconstituted trust.

•	The occurrence of any event which would make unlawful the continued existence of the Trust or the Fund, as the case may be.

•

In the event of the suspension, revocation or termination of the Managing Owner’s registration as a commodity pool operator, or membership as a commodity pool operator with the NFA (if, in either case, such registration is required at such time unless at the time there is at least one remaining managing owner whose registration or membership has not been suspended, revoked or terminated).

•	The Trust or the Fund, as the case may be, becomes insolvent or bankrupt.

•

The Shareholders holding Shares representing at least a majority (over 50%) of the NAV (which excludes the Shares of the Managing Owner) vote to dissolve the Trust, notice of which is sent to the Managing Owner not less than ninety (90) Business Days prior to the effective date of termination.

•

The determination of the Managing Owner that the aggregate net assets of the Fund in relation to the operating expenses of the Fund make it unreasonable or imprudent to continue the business of the Fund, or, in the exercise of its reasonable discretion, the determination by the Managing Owner to dissolve the Trust because the aggregate NAV of the Trust as of the close of business on any business day declines below $10 million.

•	The Trust or the Fund is required to be registered as an investment company under the Investment Company Act of 1940.

•	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

DISTRIBUTIONS

The Managing Owner has discretionary authority over all distributions made by the Fund. To the extent that the Fund’s actual and projected Treasury Income and the Fund’s actual and projected Money Market Income exceeds the actual and projected fees and expenses of the Fund, the Managing Owner expects periodically to make distributions of the amount of such excess. The Managing Owner currently does not expect to make distributions with respect to the Fund’s capital gains. Depending on the Fund’s performance for the taxable year and your own tax situation for such year, your income tax liability for the taxable year for your allocable share of the Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions you receive with respect to such year.

THE ADMINISTRATOR, CUSTODIAN AND TRANSFER AGENT

The Bank of New York Mellon is the administrator of the Fund and has entered into an Administration Agreement in connection therewith. The Bank of New York Mellon serves as custodian, or Custodian, of the Fund and has entered into a Global Custody Agreement, or Custody Agreement, in connection therewith. The Bank of New York Mellon serves as the transfer agent, or Transfer Agent, of the Fund and has entered into a Transfer Agency and Service Agreement in connection therewith.

The Bank of New York Mellon, a banking corporation organized under the laws of the State of New York with trust powers, has an office at 2 Hanson Place, Brooklyn, New York 11217. The Bank of New York Mellon is subject to supervision by the New York State Banking Department and the Board of Governors of the Federal Reserve System. Information regarding the NAV of the Fund, creation and redemption transaction fees and the names of the parties that have executed a Participant Agreement may be obtained from The Bank of New York Mellon by calling the following number: (718) 315-7500. A copy of the Administration Agreement is available for inspection at The Bank of New York Mellon’s office identified above.

The Administrator retains, separately for the Fund, certain financial books and records, including: Basket creation and redemption books and records, Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details and trading and related documents received from futures commission merchants, c/o The Bank of New York Mellon, 2 Hanson Place, Brooklyn, New York 11217, telephone number (718) 315-7500.

A summary of the material terms of the Administration Agreement is disclosed in the “Material Contracts” section.

The Administrator’s monthly fees of up to 0.05% per annum are paid on behalf of the Fund by the Managing Owner out of the Fund’s Management Fee.

The Administrator and any of its affiliates may from time-to-time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Administrator and any successor administrator must be a participant in DTC or such other securities depository as shall then be acting.

The Transfer Agent receives a transaction processing fee in connection with orders from Authorized Participants to create or redeem Baskets in the amount of $500 per order. These transaction processing fees are paid directly by the Authorized Participants and not by the Fund.

The Trust may retain the services of one or more additional service providers to assist with certain tax reporting requirements of the Fund and the Shareholders.

INVESCO DISTRIBUTORS, INC.

Invesco Distributors, Inc., or Invesco Distributors, assists the Managing Owner with certain functions and duties relating to distribution and marketing, which include the following: consultation with the marketing staff of the Managing Owner and its affiliates with respect to FINRA compliance in connection with marketing efforts; review and filing of marketing materials with FINRA; and consultation with the Managing Owner and its affiliates in connection with marketing and sales strategies. Investors may contact Invesco Distributors toll-free in the U.S. at (800) 983-0903.

Invesco Distributors retains all marketing materials for the Fund, at the offices of Invesco Distributors, Inc., 11 Greenway Plaza, Suite 1000, Houston, Texas 77046-1173; telephone number (800) 983-0903.

The Managing Owner, out of the Management Fee, pays Invesco Distributors for performing its duties on behalf of the Fund and may pay Invesco Distributors additional compensation in consideration of the performance by Invesco Distributors of additional services to the Fund. Such additional services may include, among other services, the development and implementation of a marketing plan and the utilization of Invesco Distributors’ resources, which include an extensive broker database and a network of internal and external wholesalers. Invesco Distributors is affiliated with the Managing Owner.

INVESCO ADVISERS INC.

Background and Principals

Invesco Advisers Inc., a Delaware corporation, or Invesco Advisers, is the commodity trading advisor of the Trust and each Fund and is an affiliate of the Managing Owner. The Managing Owner may utilize the Invesco Advisers trading desk to place trades for the Fund. Invesco Advisers receives no compensation for providing this service.

Invesco Advisers has been registered with the CFTC as a commodity pool operator since January 1, 2000, commodity trading advisor since November 8, 1984 and a swap firm since January 8, 2013 and has been a member of the NFA since February 11, 1986. Its principal place of business is 1555 Peachtree Street NE, Atlanta, Georgia 30309, telephone number (404) 439-3271. The registration of Invesco Advisers with the CFTC and its membership in the NFA must not be taken as an indication that either the CFTC or the NFA has recommended or approved Invesco Advisers, the Trust or each Fund.

Principals

The following principals serve in the below capacities on behalf of Invesco Advisers:

Name	Capacity
Mark Ahnrud	Portfolio Manager, Associated Person, Principal and Swap Associated Person

Kevin Carome	Principal

Eric Johnson	Associated Person, Principal, Branch Manager and Swap Associated Person

Karen Dunn Kelley	Principal

Robert Leveille	Chief Compliance Officer and Principal

Colin Meadows	Principal

Loren Starr	Principal

Philip Taylor	Principal

Invesco North American Holdings Inc. is also a principal of Invesco Advisers.

Mark Ahnrud (54) joined Invesco Advisers in 2000 and serves as a Portfolio Manager. In this role, he works with the Invesco Global Asset Allocation team, which invests in stock, bond and commodity markets worldwide. He earned a BS degree in finance and investments from Babson College and an AMBA with a concentration in finance and real estate investments from Fuqua School of Business at Duke University. He is also a CFA charterholder. Mr. Ahnrud was registered as associated person and principal of Invesco Advisers on August 12, 2005 and September 20, 2005, respectively. He was registered as a swap associated person of Invesco Advisers effective as of January 8, 2013.

Kevin Carome (60) is Senior Managing Director and has served as General Counsel for Invesco Ltd., a global investment management company affiliated with Invesco Advisers. He was appointed to this position in January 2006, and also holds the role of Director of Invesco Advisers, a position he has held since January 2009. In these capacities, Mr. Carome is responsible for overseeing the legal activities and legal departments of Invesco Ltd. and its affiliated companies. He obtained a BA in political science and a JD from Boston College. Mr. Carome was listed as a principal of Invesco Advisers on May 6, 2011.

Eric Johnson (58) joined Invesco Ltd. in February 2010 and serves as Head of US Sales, Client Service and Consultant Relations for Invesco Ltd.’s Worldwide Institutional business. In that capacity, he is responsible for institutional sales, consultant relations and client service for Invesco’s traditional investment management capabilities. Mr. Johnson earned a BA degree with distinction from the University of Virginia. He was registered as associated person and principal of Invesco Advisers on March 24, 2010 and March 22, 2011, respectively. He was registered as a branch manager and swap associated person of Invesco Advisers effective as of January 25, 2012 and July 24, 2013, respectively.

Karen Dunn Kelley (56) is Senior Managing Director of Investments for Invesco Ltd. She was appointed to this position in May 2011, and also leads Invesco’s Office of Investments. In these capacities, Ms. Dunn Kelley is responsible for Invesco’s fundamental equities business; the global asset allocation, quantitative strategies and global equities investment teams; equity trading and investment administration. She graduated magna cum laude with a BS degree from Villanova University College of Commerce and Finance. Ms. Dunn Kelley was listed as a principal of Invesco Advisers on March 27, 2014.

Robert Leveille (47) has been Chief Compliance Officer of Invesco Advisers since February 2016. In this role he is responsible for all aspects of regulatory compliance for Invesco Advisers. From March 2007 to February 2016, he served as Chief Compliance Officer of Putnam Investments, a global asset management firm, where he managed the firm’s compliance department and oversaw the design, implementation and monitoring of the compliance program for mutual funds and other registered entities. Mr. Leveille earned a BA from Duke University and a JD from Harvard Law School. He was listed as a principal of Invesco Advisers on April 8, 2016.

Colin Meadows (45) has served as Chief Administrative Officer of Invesco Ltd. since May 2006. In this role, he is responsible for information technology, operations, human resources, transfer agency and corporate development. In April 2014, Mr. Meadows assumed Senior Managing Director responsibility for Invesco Real Estate, WL Ross and Co. and Invesco Private Capital, each an asset manager affiliated with Invesco Advisers. Mr. Meadows earned a BA degree in economics and English literature from Andrews University and a JD from Harvard Law School. He was listed as a principal of Invesco Advisers on December 15, 2014.

Loren Starr (54) has served as Senior Managing Director and Chief Financial Officer of Invesco Ltd. since December, 2007. In this role, he is responsible for finance accounting investor relations and corporate properties. Mr. Meadows earned a BA degree in chemistry and a BS degree in industrial engineering, graduating summa cum laude from Columbia University. He earned an MBA from Columbia and an MS degree in operations research from Carnegie Mellon University. Mr. Starr is also a certified treasury professional. He was listed as a principal of Invesco Advisers on May 9, 2011.

Philip Taylor (61) is Senior Managing Director and Head of Invesco Ltd.’s North American business, a position he has held since April 2006. In this role, he has had general responsibility for Invesco’s global fixed income business. Mr. Taylor also has responsibility for Human Resources, as well as Strategy and Business Planning. He received a Bachelor of Commerce (Honours) degree from Carleton University and an MBA from the Schulich School of Business at York University. He was listed as a principal of Invesco Advisers on July 13, 2011.

Invesco North American Holdings Inc, which is a wholly owned, indirect subsidiary of Invesco Ltd., has been a principal of Investment Advisers since May 17, 1990.

INDEX SPONSOR

The Trust, on behalf of the Fund, has appointed Deutsche Bank Securities Inc. to serve as the index sponsor, or the Index Sponsor. The Index Sponsor calculates and publishes the daily index levels and the indicative intraday index levels. Additionally, the Index Sponsor also calculates the IIV per Share of the Fund throughout each Business Day. The Index Sponsor may subcontract its services from time-to-time to one or more third parties.

The Managing Owner pays the Index Sponsor a licensing fee and an index services fee out of the Management Fee for performing its duties. These fees constitute a portion of the routine operational, administrative and other ordinary expenses and are paid from out of the Management Fee and are not charged to or reimbursed by the Fund.

Neither the Managing Owner nor any affiliate of the Managing Owner has any rights to influence the selection of the futures contracts underlying each Index.

The Index Sponsor is not affiliated with each Fund, or the Managing Owner. The Managing Owner has entered into a license agreement with the Index Sponsor to use each Index.

The Fund is not sponsored, endorsed, sold or promoted by the Index Sponsor, and the Index Sponsor makes no representation regarding the advisability of investing in Shares of each Fund.

There is no relationship between the Index Sponsor and the Managing Owner or the Fund other than a services agreement and a license by the Index Sponsor to the Managing Owner of certain the Index Sponsor’s trademarks and trade names, and the Index, for use by the Managing Owner or the Fund. Such trademarks, trade names and the Index have been created and developed by the Index Sponsor without regard to, and independently of, the Managing Owner and the Fund, their businesses, and/or any prospective investor. The Fund and the Managing Owner have arranged with the Index Sponsor to license the Index for possible inclusion in funds which the Managing Owner independently intends to develop and promote. The licensing of the Index to the Managing Owner or the Fund is not an offer to purchase or sell, or a solicitation to purchase, Shares. A determination that any portion of an investor’s portfolio should be devoted to the Fund or any other ETF product developed by the Managing Owner with reference to the Index is a determination made solely by the Managing Owner serving the investor or the investor himself, not the Index Sponsor. The Index Sponsor is not responsible for and has not participated in the determination of the prices and amount of Shares or the timing of the issuance or sale of Shares or in the determination of any financial calculations relating thereto. The Index Sponsor has no obligation or liability in connection with the administration of the Fund, or marketing of the Shares. The Index Sponsor does not guarantee the accuracy and/or the completeness of the Index or any data included therein. The Index Sponsor shall have no liability for any errors, omissions, or interruptions therein. The Index Sponsor makes no warranty, express or implied, as to results to be obtained by the Managing Owner, the Fund or owners of Shares, or any other person or entity, from the use of the Index or any data included therein. The Index Sponsor makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the Index or any data included therein, the Fund, or the Shares. Deutsche Bank Securities Inc., which also serves as the marketing agent, has entered into a services agreement with the Managing Owner. The agreements between the Managing Owner and DBSI as Marketing Agent and Index Sponsor relate to the Managing Owner’s sponsorship not only of the Fund but of other commodity pools and exchange-traded funds. These agreements are for an initial six year term which commenced on February 26, 2015, with additional one-year renewal terms unless terminated.

Both the Managing Owner and DBSI have the right to terminate on notice subject to payment of a termination fee, both with respect to a given fund and with respect to all funds subject to these agreements. Each party also has the right to terminate for cause, although the Managing Owner’s ability to exercise this right is restricted to a narrow set of circumstances during the initial six-year term. Accordingly, there may be circumstances where the Managing Owner would otherwise believe cause exists to terminate DBSI but where it would have to rely on its right to terminate at will. The termination fee payable by the Managing Owner would be based on anticipated fee payments under these agreements during the remainder of the initial six-year term, and therefore could be sufficiently high as to deter the Managing Owner from exercise of these termination rights. These termination fees would also be triggered by certain other termination rights of DBSI, including in the event of a change of control of the Managing Owner or changes of law affecting the licenses or services to be provided by DBSI. As a consequence of these termination fee rights, DBSI may elect to terminate these licenses and services under certain circumstances where, were these being provided under stand-alone arrangements in respect of the Fund, it might not elect to terminate the business relationship. Termination of the agreements between DBSI and the Managing Owner could result in disruption to the affairs of the Fund, including the need to adopt new indices and engage a replacement index sponsor.

Without limiting any of the foregoing, in no event shall the Index Sponsor have any liability for any special, punitive, indirect, or consequential damages (including lost profits) resulting from the use of each Index or any data included therein, each Fund, or the Shares of each Fund, even if notified of the possibility of such damages.

The Index Sponsor shall not be liable to the Managing Owner, each Fund, or the owners of any Shares of each Fund for any loss or damage, direct or indirect, arising from (i) any inaccuracy or incompleteness in, or delays, interruptions, errors or omissions in the delivery of the each Index or any data related thereto, the Index Data, or (ii) any decision made or action taken by any customer or third party in reliance upon the Index Data. The Index Sponsor does not make any warranties, express or implied, to the Managing Owner, each Fund or owners of Shares or anyone else regarding the Index Data, including without limitation, any warranties with respect to the timeliness, sequence, accuracy, completeness, currentness, merchantability, quality, or fitness for a particular purpose or any warranties as to the results to be obtained by the Managing Owner, each Fund or owners of Shares or anyone else in connection with the use of the Index Data. The Index Sponsor shall not be liable to the Managing Owner, each Fund or owners of Shares or anyone else for loss of business revenues, lost profits or any indirect, consequential, special or similar damages whatsoever, whether in contract, tort or otherwise, even if advised of the possibility of such damages.

The Managing Owner does not guarantee the accuracy and/or the completeness of each Index or any Index Data included therein, and the Managing Owner shall have no liability for any errors, omissions, or interruptions therein. The Managing Owner makes no warranty, express or implied, as to results to be obtained by each Fund, owners of the Shares of each Fund or any other person or entity from the use of the each Index or any Index Data included therein. The Managing Owner makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to each Underlying Index or any Index Data included therein.

Without limiting any of the foregoing, in no event shall the Managing Owner have any liability for any special, punitive, direct, indirect or consequential damages (including lost profits) arising out of matters relating to the use of each Index even if notified of the possibility of such damages.

MARKETING AGENT

Pursuant to the services agreement, the Trust, on behalf of the Fund, has appointed Deutsche Bank Securities Inc., or the Marketing Agent, to assist the Managing Owner by providing support to educate institutional investors about the Deutsche Bank indices and to complete governmental or institutional due diligence questionnaires or requests for proposals related to the Deutsche Bank indices.

The Managing Owner pays the Marketing Agent a marketing services fee out of the Management Fee for performing its duties.

The Marketing Agent will not open or maintain customer accounts or handle orders for the Fund. The Marketing Agent has no responsibility for the performance of the Fund or the decisions made or actions taken by the Managing Owner.

“800” Number for Investors

Investors may contact the Managing Owner toll free in the U.S. at (800) 983-0903.

THE SECURITIES DEPOSITORY; BOOK-ENTRY ONLY SYSTEM; GLOBAL SECURITY

DTC acts as securities depository for the Shares. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the Exchange Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC has agreed to administer its book-entry system in accordance with its rules and by laws and the requirements of law.

Individual certificates will not be issued for the Shares. Instead, global certificates are signed by the Managing Owner on behalf of the Fund, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trustee on behalf of DTC. The global certificates evidence all of the Shares outstanding at any time. The representations, undertakings and agreements made on the part of the Fund in the global certificates are made and intended for the purpose of binding only the Fund and not the Trustee or the Managing Owner individually.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC credits or debits, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Managing Owner and the Authorized Participants designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares is shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect Participants (with respect to Shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the Shareholder has purchased their Shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the

DTC Participant or Indirect Participant through which the Shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers are made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Baskets and/or the Shares by giving notice to the Trustee and the Managing Owner. Under such circumstances, the Trustee and the Managing Owner will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate the Fund.

The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

SHARE SPLITS

If the Managing Owner believes that the per Share price in the secondary market for Shares has fallen outside a desirable trading price range, the Managing Owner may direct the Trustee to declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares constituting a Basket.

MATERIAL CONTRACTS

Brokerage Agreement

The Commodity Broker and the Trust (on behalf of the Fund) entered into the Futures and Options Agreement for Institutional Customers with respect to the Fund, or, the Brokerage Agreement. As a result the Commodity Broker:

•	acts as the clearing broker;

•	acts as the carrying broker; and

•	acts as the execution broker.

As clearing broker for the Fund, the Commodity Broker receives orders for trades from the Managing Owner.

Confirmations of all executed trades are given to the Fund by the Commodity Broker. The Brokerage Agreement generally provides that:

•	all funds, futures and open or cash positions carried for the Fund are held as security for the Fund’s obligations to the Commodity Broker;

•	the margins required to initiate or maintain open positions are from time-to-time established by the Commodity Broker and may exceed exchange minimum levels; and

•	the Commodity Broker may close out positions, purchase futures or cancel orders at any time it deems necessary for its protection, without the consent of the Trust, on behalf of the Fund.

Administrative functions provided by the Commodity Broker to the Fund include, but are not limited to, preparing and transmitting daily confirmations of transactions and monthly statements of account, calculating equity balances and margin requirements.

As long as and unless provided for under the Brokerage Agreement between the Commodity Broker and the Trust, on behalf of the Fund, the Commodity Broker will not charge the Fund a fee for any of the services it has agreed to perform, except for the agreed upon brokerage fee.

The Brokerage Agreement is not exclusive. The Brokerage Agreement is terminable by the Trust, on behalf of the Fund, or the Commodity Broker without penalty upon no less than thirty (30) days’ prior written notice (unless otherwise provided in the Brokerage Agreement).

The Fund will indemnify, defend and hold harmless the Commodity Broker and its officers, employees and agents for any fine, penalty, tax, loss, liability or cost, including reasonable attorneys’ fees, incurred by the Commodity Broker or its affiliates that arises out of or is related to the Fund’s failure to comply with applicable law or to perform any obligation required under the Brokerage Agreement. Additionally, the Fund agreed that the Commodity Broker will have no responsibility or liability to the Fund for any costs, losses, judgments or expenses incurred by the Fund as a result of any action or inaction of the Commodity Broker, an exchange or any other party that directly or indirectly results in a transaction clearing, failing to clear, or clearing on a delayed basis.

Administration Agreement

Pursuant to the Administration Agreement among the Trust, on behalf of itself and on behalf of the Fund, and the Administrator, the Administrator performs or supervises the performance of services necessary for the operation and administration of the Fund (other than making investment decisions), including receiving and processing orders from Authorized Participants to create and redeem Baskets, NAV calculations, accounting and other fund administrative services.

The Administration Agreement will continue in effect from the commencement of trading operations unless terminated on at least 90 days’ prior written notice by either party to the other party. Notwithstanding the foregoing, the Administrator may terminate the Administration Agreement with respect to the Fund upon 30 days’ prior written notice if the Fund has materially failed to perform its obligations under the Administration Agreement or upon the termination of the Global Custody Agreement.

The Administrator is both exculpated and indemnified under the Administration Agreement.

Except as otherwise provided in the Administration Agreement, the Administrator will not be liable for any costs, expenses, damages,

liabilities or claims (including attorneys’ and accountants’ fees) incurred by the Trust or the Fund, except those costs, expenses, damages, liabilities or claims arising out of the Administrator’s own gross negligence or willful misconduct. In no event will the Administrator be liable to the Trust, the Fund, or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with the Administration Agreement, even if previously informed of the possibility of such damages and regardless of the form of action. The Administrator will not be liable for any loss, damage or expense, including counsel fees and other costs and expenses of a defense against any claim or liability, resulting from, arising out of, or in connection with its performance under the Administration Agreement, including its actions or omissions, the incompleteness or inaccuracy of any Proper Instructions (as defined therein), or for delays caused by circumstances beyond the Administrator’s control, unless such loss, damage or expense arises out of the gross negligence or willful misconduct of the Administrator.

Subject to limitations, the Trust and/or the Fund will indemnify and hold harmless the Administrator from and against any and all costs, expenses, damages, liabilities and claims (including claims asserted by the Trust or the Fund), and reasonable attorneys’ and accountants’ fees relating thereto, which are sustained or incurred or which may be asserted against the Administrator by reason of or as a result of any action taken or omitted to be taken by the Administrator in good faith under the Administration Agreement or in reliance upon (i) any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed, (ii) the registration statement or prospectus, (iii) any Proper Instructions, or (iv) any opinion of legal counsel for the Fund, or arising out of transactions or other activities of the Fund which occurred prior to the commencement of the Administration Agreement; provided, that neither the Trust nor the Fund will indemnify the Administrator for costs, expenses, damages, liabilities or claims for which the Administrator is liable under the preceding paragraph. This indemnity will be a continuing obligation of each of the Trust, the Fund and their respective successors and assigns, notwithstanding the termination of the Administration Agreement. Without limiting the generality of the foregoing, the Trust and/or the Fund will indemnify the Administrator against and save the Administrator harmless from any loss, damage or expense, including counsel fees and other costs and expenses of a defense against any claim or liability, arising from any one or more of the following: (i) errors in records or instructions, explanations, information, specifications or documentation of any kind, as the case may be, supplied to the Administrator by any third party described above or by or on behalf of the Fund; (ii) action or inaction taken or omitted to be taken by the Administrator pursuant to Proper Instructions of the Trust, on behalf of the Fund, or otherwise without gross negligence or willful misconduct; (iii) any action taken or omitted to be taken by the Administrator in good faith in accordance with the advice or opinion of counsel for the Trust or the Fund or its own counsel; (iv) any improper use by the Trust or the Fund or their respective agents, distributor or investment advisor of any valuations or computations supplied by the Administrator pursuant to the Administration Agreement; (v) the method of valuation and the method of computing NAV; or (vi) any valuations or NAV provided by the Fund.

Actions taken or omitted in reliance on Proper Instructions, or upon any information, order, indenture, stock certificate, power of attorney, assignment, affidavit or other instrument believed by the Administrator to be genuine or bearing the signature of a person or persons believed to be authorized to sign, countersign or execute the same, or upon the opinion of legal counsel for the Trust, on behalf of the Fund or its own counsel, will be conclusively presumed to have been taken or omitted in good faith.

Notwithstanding any other provision contained in the Administration Agreement, the Administrator will have no duty or obligation with respect to, including, without limitation, any duty or obligation to determine, or advise or notify the Fund of: (a) the taxable nature of any distribution or amount received or deemed received by, or payable to the Fund; (b) the taxable nature or effect on the Fund or its shareholders of any corporate actions, class actions, tax reclaims, tax refunds, or similar events; (c) the taxable nature or taxable amount of any distribution or dividend paid, payable or deemed paid by the Fund to their respective shareholders; or (d) the effect under any federal, state, or foreign income tax laws of the Fund making or not making any distribution or dividend payment, or any election with respect thereto.

Global Custody Agreement

The Bank of New York Mellon serves as the Fund’s custodian, or Custodian. Pursuant to the Global Custody Agreement between the Trust, on its own behalf and on behalf of the Fund, and the Custodian, or Custody Agreement, the Custodian serves as custodian of all securities and cash at any time delivered to Custodian by the Fund during the term of the Custody Agreement and has authorized the Custodian to hold its securities in registered form in its name or the name of its nominees. The Custodian has established and maintains one or more securities accounts and cash accounts for the Fund pursuant to the Custody Agreement. The Custodian maintains separate and distinct books and records segregating the assets of the Fund.

The Trust, on behalf of the Fund, independently, and the Custodian may terminate the Custody Agreement by giving to the other party a notice in writing specifying the date of such termination, which will be not less than ninety (90) days after the date of such notice. Upon termination thereof, the Fund will pay to the Custodian such compensation as may be due to the Custodian, and will likewise reimburse the Custodian for other amounts payable or reimbursable to the Custodian thereunder. The Custodian will follow such reasonable oral or written instructions concerning the transfer of custody of records, securities and other items as the Trust, on behalf of the Fund, gives; provided, that (a) the Custodian will have no liability for shipping and insurance costs associated therewith, and (b) full payment will have been made to the Custodian of its compensation, costs, expenses and other amounts to which it is entitled thereunder. If any securities or cash remain in any account, the Custodian may deliver to the Trust, on behalf of the Fund, such securities and cash. Except as otherwise provided herein, all obligations of the parties to each other hereunder will cease upon termination of the Custody Agreement.

The Custodian is both exculpated and indemnified under the Custody Agreement.

Except as otherwise expressly provided in the Custody Agreement, the Custodian will not be liable for any costs, expenses, damages, liabilities or claims, including attorneys’ and accountants’ fees, or losses, incurred by or asserted against the Trust or the Fund, except those losses arising out of the gross negligence or willful misconduct of the Custodian. The Custodian will have no liability whatsoever for the action or inaction of any depository. Subject to the Custodian’s delegation of its duties to its affiliates, the Custodian’s responsibility with respect to any securities or cash held by a subcustodian is limited to the failure on the part of the Custodian to exercise reasonable care in the selection or retention of such subcustodian in light of prevailing settlement and securities handling practices, procedures and controls in the relevant market. With respect to any losses incurred by the Trust or the Fund as a result of the acts or the failure to act by any subcustodian (other than an affiliate of the Custodian), the Custodian will take appropriate action to recover such losses from such subcustodian; and the Custodian’s sole responsibility and liability to the Trust or the Fund will be limited to amounts so received from such subcustodian (exclusive of costs and expenses incurred by the Custodian). In no event will the Custodian be liable to the Trust or the Fund or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with the Custody Agreement.

The Trust, on behalf of the Fund, as applicable, will indemnify the Custodian and each subcustodian for the amount of any tax that the Custodian, any such subcustodian or any other withholding agent is required under applicable laws (whether by assessment or otherwise) to pay on behalf of, or in respect of income earned by or payments or distributions made to or for the account of the Fund (including any payment of tax required by reason of an earlier failure to withhold). The Custodian will, or will instruct the applicable subcustodian or other withholding agent to, withhold the amount of any tax which is required to be withheld under applicable law upon collection of any dividend, interest or other distribution made with respect to any security and any proceeds or income from the sale, loan or other transfer of any security. In the event that the Custodian or any subcustodian is required under applicable law to pay any tax on behalf of the Fund, the Custodian is hereby authorized to withdraw cash from any cash account in the amount required to pay such tax and to use such cash, or to remit such cash to the appropriate subcustodian, for the timely payment of such tax in the manner required by applicable law.

The Trust, on its own behalf and on behalf of the Fund, will indemnify the Custodian and hold the Custodian harmless from and against any and all losses sustained or incurred by or asserted against the Custodian by reason of or as a result of any action or inaction, or arising out of the Custodian’s performance under the Custody Agreement, including reasonable fees and expenses of counsel incurred by the Custodian in a successful defense of claims by the Fund; provided however, that the Trust, on its own behalf and on behalf of the Fund, as applicable, will not indemnify the Custodian for those losses arising out of the Custodian’s gross negligence or willful misconduct. This indemnity will be a continuing obligation of the Trust, on its own behalf and on behalf of the Fund, as applicable, their successors and assigns, notwithstanding the termination of the Custody Agreement.

Transfer Agency and Service Agreement

The Bank of New York Mellon serves as the Fund’s transfer agent, or Transfer Agent. Pursuant to the Transfer Agency and Service Agreement between the Trust, the Trust on its own behalf and on behalf of the Fund, and the Transfer Agent, the Transfer Agent serves as the Fund’s transfer agent, dividend or distribution disbursing agent, and agent in connection with certain other activities as provided under the Transfer Agency and Service Agreement.

The term of the Transfer Agency and Service Agreement is one year from the effective date and will automatically renew for additional one year terms unless any party provides written notice of termination (with respect to the Fund) at least ninety (90) days prior to the end of any one year term or, unless earlier terminated as provided below:

•

Either party terminates prior to the expiration of the initial term in the event the other party breaches any material provision of the Transfer Agency and Service Agreement, including, without limitation in the case of the Trust, on behalf of the Fund, its obligations to compensate the Transfer Agent, provided that the non breaching party gives written notice of such breach to the breaching party and the breaching party does not cure such violation within 90 days of receipt of such notice.

•

The Fund may terminate the Transfer Agency and Service Agreement prior to the expiration of the initial term upon ninety (90) days’ prior written notice in the event that the Managing Owner determines to liquidate the Trust or the Fund and terminate its registration with the Securities and Exchange Commission other than in connection with a merger or acquisition of the Trust.

The Transfer Agent will have no responsibility and will not be liable for any loss or damage unless such loss or damage is caused by its own gross negligence or willful misconduct or that of its employees, or its breach of any of its representations. In no event will the Transfer Agent be liable for special, indirect or consequential damages regardless of the form of action and even if the same were foreseeable.

Pursuant to the Transfer Agency and Service Agreement, the Transfer Agent will not be responsible for, and the Trust or the Fund will indemnify and hold the Transfer Agent harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability, or Losses, arising out of or attributable to:

•

All actions of the Transfer Agent or its agents or subcontractors required to be taken pursuant to the Transfer Agency and Service Agreement, provided that such actions are taken without gross negligence, or willful misconduct.

•	The Trust’s or the Fund’s gross negligence or willful misconduct.

•	The breach of any representation or warranty of the Trust thereunder.

•

The conclusive reliance on or use by the Transfer Agent or its agents or subcontractors of information, records, documents or services which (i) are received by the Transfer Agent or its agents or subcontractors, and (ii) have been prepared, maintained or performed by the Trust, on its own behalf or on behalf of the Fund or any other person or firm on behalf of the Trust or the Fund including but not limited to any previous transfer agent or registrar.

•	The conclusive reliance on, or the carrying out by the Transfer Agent or its agents or subcontractors of any instructions or requests of the Trust, on its own behalf and on behalf of the Fund.

•

The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

Distribution Services Agreement

Invesco Distributors provides certain distribution services to the Fund. Pursuant to the Distribution Services Agreement as amended from time-to-time, between the Trust, with respect to the Fund and Invesco Distributors, Invesco Distributors will assist the Managing Owner with certain functions and duties relating to distribution and marketing including reviewing and approving marketing materials.

The date of the Distribution Services Agreement is the effective date and such Agreement will continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually (i) by the Fund’s Managing Owner or (ii) otherwise as provided under the Distribution Services Agreement. The Distribution Services Agreement is terminable without penalty on sixty days’ written notice by the Fund’s Managing Owner or by Invesco Distributors. The Distribution Services Agreement will automatically terminate in the event of its assignment.

Pursuant to the Distribution Services Agreement, the Fund will indemnify Invesco Distributors as follows:

The Fund indemnifies and holds harmless Invesco Distributors and each of its directors and officers and each person, if any, who controls

Invesco Distributors within the meaning of Section 15 of the Securities Act, against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith) by reason of any person acquiring any Shares, based upon the ground that the registration statement, Prospectus, statement of additional information, shareholder reports or other information filed or made public by the Fund (as from time-to-time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading under the Securities Act or any other statute or the common law. However, the Fund does not agree to indemnify Invesco Distributors or hold it harmless to the extent that the statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund by or on behalf of Invesco Distributors. In no case

•

is the indemnity of the Fund in favor of Invesco Distributors or any person indemnified to be deemed to protect Invesco Distributors or any person against any liability to the Fund or its security holders to which Invesco Distributors or such person would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the Distribution Services Agreement, or

•

is the Fund to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against Invesco Distributors or any person indemnified unless Invesco Distributors or person, as the case may be, will have notified the Fund in writing of the claim promptly after the summons or other first written notification giving information of the nature of the claims will have been served upon Invesco Distributors or any such person (or after Invesco Distributors or such person will have received notice of service on any designated agent).

However, failure to notify the Fund of any claim will not relieve the Fund from any liability which it may have to any person against whom such action is brought otherwise than on account of its indemnity agreement described herein. The Fund will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, and if the Fund elects to assume the defense, the defense will be conducted by counsel chosen by the Fund. In the event the Fund elects to assume the defense of any suit and retain counsel, Invesco Distributors, officers or directors or controlling person(s) or defendant(s) in the suit, will bear the fees and expenses of any additional counsel retained by them. If the Fund does not elect to assume the defense of any suit, it will reimburse Invesco Distributors, officers or directors or controlling person(s) or defendant(s) in the suit for the reasonable fees and expenses of any counsel retained by them. The Fund agrees to notify Invesco Distributors promptly of the commencement of any litigation or proceeding against it or any of its officers in connection with the issuance or sale of any of the Shares.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal (and certain state and local) income tax considerations associated with the purchase, ownership and disposition of Shares as of the date hereof by U.S. Shareholders (as defined below) and non-U.S. Shareholders (as defined below). Except where noted, this discussion deals only with Shares held as capital assets by Shareholders who acquired Shares by purchase and does not address special situations, such as those of:

•	dealers in securities, commodities or currencies;

•	financial institutions;

•	regulated investment companies, or RICs, other than the status of the Fund as a qualified publicly traded partnership, or a qualified PTP, within the meaning of the Code;

•	real estate investment trusts;

•	tax-exempt organizations;

•	insurance companies;

•	persons holding Shares as a part of a hedging, integrated or conversion transaction or a straddle;

•	traders in securities or commodities that elect to use a mark-to-market method of accounting for their securities or commodities holdings; or

•	persons liable for alternative minimum tax.

Furthermore, the discussion below is based upon the provisions of the Code, the Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those described below.

A “U.S. Shareholder” means a beneficial owner of Shares that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of such trust or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

A “non-U.S. Shareholder” means a beneficial owner of Shares that is not a U.S. Shareholder.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding Shares, we urge you to consult your own tax adviser.

No statutory, administrative or judicial authority directly addresses the treatment of Shares or instruments similar to Shares for U.S. federal income tax purposes. As a result, we cannot assure you that the IRS or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing and character of items of income, gain, loss or deduction in respect of an investment in the Shares. If you are considering the purchase of Shares, we urge you to consult your own tax adviser concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of Shares, as well as any consequences to you arising under the laws of any other taxing jurisdiction.

Status of the Fund

Under current law and assuming full compliance with the terms of the Trust Declaration and applicable law (and other relevant documents), in the opinion of Sidley Austin llp, the Fund will be classified as a partnership for U.S. federal income tax purposes. Accordingly, subject to the discussion below regarding publicly traded partnerships, the Fund generally will not be a taxable entity for U.S. federal income tax purposes and the Fund will not incur U.S. federal income tax liability.

Special Rules for Publicly Traded Partnerships

A partnership generally is not a taxable entity and generally incurs no U.S. federal income tax liability. Section 7704 of the Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception exists with respect to publicly traded partnerships of which 90% or more of the gross income during each taxable year consists of “qualifying income” within the meaning of Section 7704(d) of the Code, or the qualifying income exception. Qualifying income includes dividends, interest, capital gains from the sale or other disposition of stocks and debt instruments and, in the case of a partnership (such as the Fund) a principal activity of which is the buying and selling of commodities or futures contracts with respect to commodities, income and gains derived from commodities or futures contracts with respect to commodities. The DX Contracts held by the Fund are regulated as commodities and are traded on a commodities exchange, and, although there is no specific authority directly addressing the issue, such contracts should be treated as futures contracts with respect to commodities under Section 7704(d) of the Code. The Fund anticipates that at least 90% of its gross income for each taxable year will constitute qualifying income within the meaning of Section 7704(d) of the Code.

There can be no assurance that the IRS will not assert that the Fund should be treated as a publicly traded partnership taxable as a corporation. No ruling has been or will be sought from the IRS, and the IRS has made no determination as to the status of the Fund for U.S. federal income tax purposes or whether the Fund’s operations generate “qualifying income” under Section 7704(d) of the Code. Whether the Fund will continue to meet the qualifying income exception is a matter that will be determined by the Fund’s operations and the facts existing at the time of future determinations. However, the Fund’s Managing Owner will use its best efforts to cause the Fund to operate in such manner as is necessary for the Fund to continue to meet the qualifying income exception.

If the Fund were taxable as a corporation in any taxable year, either as a result of a failure to meet the qualifying income exception described above or otherwise, the Fund’s items of income, gain, loss and deduction would be reflected only on the Fund’s tax return rather than being passed through to the Shareholders, and the Fund’s net income would be taxed to it at the income tax rates applicable to domestic corporations. In addition, if the Fund were taxable as a corporation, any distribution made by the Fund to a Shareholder would be treated as taxable dividend income, to the extent of the Fund’s current or accumulated earnings and profits, or, in the absence of current and accumulated earnings and profits, as a nontaxable return of capital to the extent of the Shareholder’s tax basis in its Shares, or as taxable capital gain, after the Shareholder’s tax basis in its Shares is reduced to zero. Taxation of the Fund as a corporation could result in a material reduction in a Shareholder’s cash flow and after-tax return and thus could result in a substantial reduction of the value of the Shares.

The discussion below is based on Sidley Austin llp’s opinion that the Fund will be classified as a partnership for U.S. federal income tax purposes that is not subject to corporate income tax for U.S. federal income tax purposes.

U.S. Shareholders

Treatment of Fund Income

A partnership generally does not incur U.S. federal income tax liability. Instead, each partner of a partnership is required to take into account its share of items of income, gain, loss, deduction and other items of the partnership. Accordingly, each Shareholder in the Fund will be required to include in income its allocable share of the Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with or within its taxable year. In computing a partner’s U.S. federal income tax liability, the items must be included, regardless of whether cash distributions are made by the partnership. Thus, Shareholders may be required to take into account taxable income without a corresponding current receipt of cash if the Fund generates taxable income but does not make cash distributions in an amount equal to the taxable income, or if the Shareholder is not able to deduct, in whole or in part, the Shareholder’s allocable share of the Fund’s expenses or capital losses. The Fund’s taxable year will end on December 31 unless otherwise required by law. The Fund will use the accrual method of accounting.

Shareholders will take into account their respective shares of ordinary income realized by the Fund from accruals of interest on United States Treasury Securities, or T-Bills, held in the Fund’s portfolio. The Fund may hold T-Bills or other debt instruments with “acquisition discount” or “original issue discount”, in which case Shareholders will be required to include accrued amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. The Fund may also acquire debt instruments with “market discount.” Upon disposition of such obligations, gain will generally be required to be treated as interest income to the extent of the market discount and Shareholders in the Fund will be required to include as ordinary income their share of the market discount that accrued during the period the obligations were held by the Fund. Shareholders will take into account their respective shares of any dividends received by the Fund from the Fund’s investments in the money market mutual funds.

It is expected that the DX Contracts held by the Fund will constitute Section 1256 Contracts (as defined below). The Code generally applies a “mark-to-market” system of taxing unrealized gains and losses on and otherwise provides for special rules of taxation with respect to futures and other contracts that are Section 1256 Contracts. Section 1256 Contracts held by the Fund at the end of a taxable year of the Fund will be treated for U.S. federal income tax purposes as if they were sold by the Fund at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as “marking-to-market”), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of the Fund’s obligations under such contracts), must be taken into account by the Fund in computing its taxable income for the year. If a Section 1256 Contract held by the Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark-to-market rules.

Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains or losses. Thus, Shareholders will generally take into account their pro rata share of the long-term capital gains and losses and short-term capital gains and losses from Section 1256 Contracts held by the Fund and taken into account by the Fund in computing its taxable income. If a non-corporate taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by a non-corporate taxpayer may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carryback does not increase or produce a net operating loss for the year.

In addition to the DX Contracts, the Fund may also invest in other futures contracts, forward agreements, swaps or other OTC derivatives as described above under “Investment Objectives of the Fund.” The Fund’s investment in these other futures contracts, forward agreements, swaps or other OTC derivatives may have various tax consequences, requiring Shareholders to recognize ordinary income or loss or capital gain or loss. In addition, the proper tax treatment of certain investments may not be entirely free from doubt. Potential investors should consult their tax advisors regarding an investment in the Fund.

Allocation of the Fund’s Profits and Losses

For U.S. federal income tax purposes, a Shareholder’s distributive share of the Fund’s income, gain, loss, deduction and other items will be determined by the Trust Declaration, unless an allocation under either agreement does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” Subject to the discussion below under “—Monthly Allocation and Revaluation Conventions and Transferor/Transferee Allocations” and “—Section 754 Election,” the allocations pursuant to the Trust Declaration should be considered to have substantial economic effect or deemed to be made in accordance with the partners’ interests in the Fund.

If the allocations provided by the Trust Declaration were successfully challenged by the IRS, the amount of income or loss allocated to Shareholders for U.S. federal income tax purposes under the Trust Declaration could be increased or reduced or the character of the income or loss could be modified or both.

As described in more detail below, the U.S. federal income tax rules that apply to partnerships are complex and their application is not always clear. Additionally, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded partnerships. The Fund will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, loss, deduction and credit to Shareholders in a manner that reflects the economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Treasury Regulations. It is possible therefore that the IRS will successfully assert that assumptions made and/or conventions used do not satisfy the technical requirements of the Code or the Treasury Regulations and will require that tax items be adjusted or reallocated in a manner that could adversely impact Shareholders.

Monthly Allocation and Revaluation Conventions and Transferor/Transferee Allocations

In general, the Fund’s taxable income and losses will be determined monthly and will be apportioned among the Shareholders in proportion to the number of Shares owned by each of them as of the close of the last trading day of the preceding month. By investing in Shares, a U.S. Shareholder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below.

Under the monthly allocation convention, whomever is treated for U.S. federal income tax purposes as holding Shares as of the close of the last trading day of the preceding month will be treated as continuing to hold the Shares until immediately before the close of the last trading day of the following month. With respect to any Shares that were not treated as outstanding as of the close of the last trading day of the preceding month, the first person that is treated as holding such Shares (other than an underwriter or other person holding in a similar capacity) for U.S. federal income tax purposes will be treated as holding such Shares for this purpose as of the close of the last trading day of the preceding month. As a result, a Shareholder who has disposed of Shares prior to the close of the last trading day of a month may be allocated items of income, gain, loss and deduction realized after the date of transfer.

Section 706 of the Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to the Fund’s monthly convention for allocating income and deductions. If this were to occur, the Fund’s allocation method might be considered a monthly convention that does not literally comply with that requirement. If the IRS treats transfers of Shares as occurring throughout each month and a monthly convention is not allowed by the Treasury Regulations (or only applies to transfers of less than all of a Shareholder’s Shares) or if the IRS otherwise does not accept the Fund’s convention, the IRS may contend that taxable income or losses of the Fund must be reallocated among the Shareholders. If such a contention was sustained, the Shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain Shareholders. The Managing Owner is authorized to revise the Fund’s methods of allocation between transferors and transferees (as well as among Shareholders whose interests otherwise vary during a taxable period).

In addition, for any month in which a creation or redemption of Shares takes place, the Fund generally will credit or debit, respectively, the “book” capital accounts of the existing Shareholders with any unrealized gain or loss in the Fund’s assets. This will result in the allocation of the Fund’s items of income, gain, loss, deduction and credit to existing Shareholders to account for the difference between the tax basis and fair market value of property owned by the Fund at the time new Shares are issued or old Shares are redeemed, or reverse Section 704(c) allocations. The intended effect of these allocations is to allocate any built-in gain or loss in the Fund’s assets at the time of a creation or redemption of Shares to the investors that economically have earned such gain or loss.

As with the other allocations described above, the Fund generally will use a monthly convention for purposes of the reverse Section 704(c) allocations. More specifically, the Fund generally will credit or debit, respectively, the “book” capital accounts of the existing Shareholders with any unrealized gain or loss in the Fund’s assets based on a calculation utilizing the average price of the Shares during the month in which the creation or redemption transaction takes place, rather than the fair market value of its assets at the time of such creation or redemption (the “revaluation convention”). As a result, it is possible that, for U.S. federal income tax purposes, (i) a purchaser of newly issued Shares will be allocated some or all of the unrealized gain in the Fund’s assets at the time it acquires the Shares or (ii) an existing Shareholder will not be allocated its entire share in the unrealized loss in the Fund’s assets at the time of such acquisition. Furthermore, the applicable Treasury Regulations generally require that the “book” capital accounts be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention.

The Code and applicable Treasury Regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment. The Code and Treasury Regulations do not contemplate monthly allocation or revaluation conventions. If the IRS does not accept the Fund’s monthly allocation or revaluation convention, the IRS may contend that taxable income or losses of the Fund must be reallocated among the Shareholders. If such a contention were sustained, the Shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain Shareholders. The Managing Owner is authorized to revise the Fund’s allocation and revaluation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the Shareholders’ interests in the Fund.

Section 754 Election

The Fund has made the election permitted by Section 754 of the Code. Such an election, once made, is irrevocable without the consent of the IRS. The making of the Section 754 election by the Fund will generally have the effect of requiring a purchaser of Shares to adjust its proportionate share of the basis in the Fund’s assets, or the inside basis, pursuant to Section 743(b) of the Code to fair market value (as reflected in the purchase price for the purchaser’s Shares), as if it had acquired a direct interest in the Fund’s assets. The Section 743(b) adjustment is attributed solely to a purchaser of Shares and is not added to the bases of the Fund’s assets associated with all of the other Shareholders in the Fund. Depending on the relationship between a Shareholder’s purchase price for Shares and its unadjusted share of the Fund’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the Shareholder as compared to the amount of gain or loss a Shareholder would be allocated absent the Section 754 election.

The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. To help reduce the complexity of those calculations and the resulting administrative costs, the Fund will apply certain conventions in determining and allocating the Section 743 basis adjustments. It is possible that the IRS will successfully assert that some or all of such conventions utilized by the Fund do not satisfy the technical requirements of the Code or the Treasury Regulations and, thus, will require different basis adjustments to be made. If the IRS were to sustain such a position, a Shareholder may have adverse tax consequences.

In order to make the basis adjustments permitted by Section 754, the Fund will be required to obtain information regarding each Shareholder’s secondary market transactions in Shares as well as creations and redemptions of Shares. The Fund will seek the requested information from the record Shareholders, and, by purchasing Shares, each beneficial owner of Shares will be deemed to have consented to the provision of the information by the record owner of the beneficial owner’s Shares. Notwithstanding the foregoing, however, there can be no guarantee that the Fund will be able to obtain such information from record owners or other sources, or that the basis adjustments that the Fund makes based on the information it is able to obtain will be effective in eliminating disparity between a Shareholder’s outside basis in its Shares and its interest in the inside basis in the Fund’s assets.

Constructive Termination

The Fund will experience a constructive termination for tax purposes if there is a sale or exchange of 50 percent or more of the total Shares in the Fund within a 12-month period. A constructive termination results in the closing of the Fund’s taxable year for all Shareholders in the Fund. In the case of a Shareholder reporting on a taxable year other than the taxable year used by the Fund (which is a fiscal year ending December 31), the early closing of the Fund’s taxable year may result in more than 12 months of its taxable income or loss being includable in the Shareholder’s taxable income for the year of termination. The Fund would be required to make new tax elections after a termination, including a new election under Section 754. A termination could also result in penalties if the Fund were unable to determine that the termination had occurred.

Treatment of Distributions

Distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions made by the Fund will be taxable to a Shareholder only to the extent the distributions exceed the Shareholder’s tax basis in the Shares it is treated as owning (see “— Tax Basis in Fund Shares” below). Any cash distributions in excess of a Shareholder’s tax basis generally will be considered to be gain from the sale or exchange of the Shares (see “— Disposition of Shares” below).

Creation and Redemption of Share Baskets

Shareholders, other than Authorized Participants (or holders for which an Authorized Participant is acting), generally will not recognize gain or loss as a result of an Authorized Participant’s creation or redemption of a Basket. If the Fund disposes of assets in connection with the redemption of a Basket, however, the disposition may give rise to gain or loss that will be allocated in part to Shareholders. An Authorized Participant’s creation or redemption of a Basket also may affect a Shareholder’s share of the Fund’s tax basis in its assets, which could affect the amount of gain or loss allocated to the Shareholder on the sale or disposition of portfolio assets by the Fund.

Disposition of Shares

If a U.S. Shareholder transfers Shares and such transfer is a sale or other taxable disposition, the U.S. Shareholder will generally be required to recognize gain or loss measured by the difference between the amount realized on the sale and the U.S. Shareholder’s adjusted tax basis in the Shares sold. The amount realized will include an amount equal to the U.S. Shareholder’s share of the Fund’s liabilities, as well as any proceeds from the sale. The gain or loss recognized will generally be taxable as capital gain or loss. Capital gain of non-corporate U.S. Shareholders is eligible to be taxed at reduced rates where the Shares sold are considered held for more than one year. Capital gain of corporate U.S. Shareholders is taxed at the same rate as ordinary income. Any capital loss recognized by a U.S. Shareholder on a sale of Shares will generally be deductible only against capital gains, except that a non-corporate U.S. Shareholder may also offset up to $3,000 per year of ordinary income with capital losses.

Tax Basis in Fund Shares

A U.S. Shareholder’s initial tax basis in its Shares will equal the sum of (a) the amount of cash paid by the U.S. Shareholder for its Shares and (b) the U.S. Shareholder’s share of the Fund’s liabilities. A U.S. Shareholder’s tax basis in its Shares will be increased by (a) the U.S. Shareholder’s share of the Fund’s taxable income, including capital gain, (b) the U.S. Shareholder’s share of the Fund’s income, if any, that is exempt from tax and (c) any increase in the U.S. Shareholder’s share of the Fund’s liabilities. A U.S. Shareholder’s tax basis in Shares will be decreased (but not below zero) by (a) the amount of any cash distributed (or deemed distributed) to the U.S. Shareholder, (b) the U.S. Shareholder’s share of the Fund’s losses and deductions, (c) the U.S. Shareholder’s share of the Fund’s expenditures that are neither deductible nor properly chargeable to its capital account and (d) any decrease in the U.S. Shareholder’s share of the Fund’s liabilities.

Limitations on Interest Deductions

The deductibility of a non-corporate U.S. Shareholder’s “investment interest expense” is generally limited to the amount of the Shareholder’s “net investment income.” Investment interest expense will generally include interest expense incurred by the Fund, if any, and investment interest expense incurred by the U.S. Shareholder on any margin account borrowing or other loan incurred to purchase or carry Shares. Net investment income includes gross income from property held for investment and amounts treated as portfolio income, such as dividends and interest, less deductible expenses, other than interest, directly connected with the production of investment income. For this purpose, any long-term capital gain or qualifying dividend income that is taxable at long-term capital gains rates is excluded from net investment income unless the U.S. Shareholder elects to pay tax on such capital gain or dividend income at ordinary income rates.

Organization, Syndication and Other Expenses

In general, expenses incurred that are considered “miscellaneous itemized deductions” may be deducted by a U.S. Shareholder that is an individual, estate or trust only to the extent that they exceed 2% of the adjusted gross income of the U.S. Shareholder. The Code imposes additional limitations on the amount of certain itemized deductions allowable to individuals, by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

•	3% of the individual’s adjusted gross income in excess of certain threshold amounts; or

•	80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

In addition, these expenses are also not deductible in determining the alternative minimum tax liability of a U.S. Shareholder. The Fund will report its expenses on a pro rata basis to the Shareholders, and each U.S. Shareholder will determine separately to what extent they are deductible on the U.S. Shareholder’s tax return. A U.S. Shareholder’s inability to deduct all or a portion of the expenses could result in an amount of taxable income to the U.S. Shareholder with respect to the Fund that exceeds the amount of cash actually distributed to such U.S. Shareholder for the year. It is anticipated that management fees the Fund will pay will constitute miscellaneous itemized deductions.

Under Section 709(b) of the Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of 180 months. The Fund has made a Section 709(b) election. A non-corporate U.S. Shareholder’s allocable share of the organizational expenses will constitute miscellaneous itemized deductions. Expenditures in connection with the issuance and marketing of Shares (so called “syndication fees”) are not eligible for the 180-month amortization provision and are not deductible.

Passive Activity Income and Loss

Individuals are subject to certain “passive activity loss” rules under Section 469 of the Code. Under these rules, losses from a passive activity generally may not be used to offset income derived from any source other than passive activities. Losses that cannot be currently used under this rule may generally be carried forward. Upon an individual’s disposition of an interest in the passive activity, the individual’s unused passive losses may generally be used to offset other (i.e., non-passive) income. Under current Treasury Regulations, income or loss from the Fund’s investments generally will not constitute income or losses from a passive activity. Therefore, income or loss realized by Shareholders will not be available to offset a U.S. Shareholder’s passive losses or passive income from other sources.

Reporting by the Fund to its Shareholders

The Fund will file a partnership tax return. Accordingly, tax information will be provided to Shareholders on Schedule K-1 for each calendar year as soon as practicable after the end of such taxable year but in no event later than March 15. Each Schedule K-1 provided to a Shareholder will set forth the Shareholder’s share of the Fund’s tax items (i.e., interest income from T-Bills, short-term and long-term capital gain or loss with respect to the DX Contracts, and investment expenses for the year) in a manner sufficient for a U.S. Shareholder to complete its tax return with respect to its investment in the Shares.

Each Shareholder, by its acquisition of Shares, will be deemed to agree to allow brokers and nominees to provide to the Fund its name and address and the other information and forms as may be reasonably requested by the Fund for purposes of complying with their tax reporting and withholding obligations (and to waive any confidentiality rights with respect to the information and forms for this purpose) and to provide information or forms upon request.

Given the lack of authority addressing structures similar to that of the Fund, it is not certain that the IRS will agree with the manner in which tax reporting by the Fund will be undertaken. Therefore, Shareholders should be aware that future IRS interpretations or revisions to Treasury Regulations could alter the manner in which tax reporting by the Fund and any nominee will be undertaken.

Audits and Adjustments to Tax Liability

Any challenge by the IRS to the tax treatment by a partnership of any item must be conducted at the partnership, rather than at the partner, level. A partnership ordinarily designates a “tax matters partner” (as defined under Section 6231 of the Code with respect to taxable years of partnerships beginning before January 1, 2018) as the person to receive notices and to act on its behalf in the conduct of such a challenge or audit by the IRS.

Pursuant to the governing documents, the Managing Owner has been appointed the “tax matters partner” of the Fund for all purposes of the Code. The tax matters partner, which is required by the Trust Declaration to notify all U.S. Shareholders of any U.S. federal income tax audit of the Fund, has the authority under the Trust Declaration to conduct any IRS audits of the Fund’s tax returns or other tax related administrative or judicial proceedings and to settle or further contest any issues in such proceedings. The decision in any proceeding initiated by the tax matters partner will be binding on all U.S. Shareholders. As the tax matters partner, the Managing Owner has the right on behalf of all Shareholders to extend the statute of limitations relating to the Shareholders’ U.S. federal income tax liabilities with respect to Fund items.

A U.S. federal income tax audit of the Fund’s partnership tax return may result in an audit of the returns of the U.S. Shareholders, which, in turn, could result in adjustments of items of a Shareholder that are unrelated to the Fund as well as to the Fund’s related items. In particular, there can be no assurance that the IRS, upon an audit of a partnership tax return of the Fund or of an income tax return of a U.S. Shareholder, might not take a position that differs from the treatment thereof by the Fund. A U.S. Shareholder would be liable for interest on any deficiencies that resulted from any adjustments. Prospective U.S. Shareholders should also recognize that they might be forced to incur substantial legal and accounting costs in resisting any challenge by the IRS to items in their individual returns, even if the challenge by the IRS should prove unsuccessful.

The Bipartisan Budget Act of 2015 implements a new regime for the U.S. federal income tax audit of partnerships that generally applies for taxable years of partnerships beginning after December 31, 2017. The Managing Owner will be appointed the “partnership representative” of the Fund.

Non-U.S. Shareholders

The Fund will conduct its activities in such a manner that a non-U.S. Shareholder who is not otherwise carrying on a trade or business in the United States will not be considered to be engaged in a trade or business in the United States as a result of an investment in the Shares. A non-U.S. Shareholder’s share of the interest income realized by the Fund on its holdings of T-Bills will be exempt from U.S. withholding tax provided the non-U.S. Shareholder certifies on IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) that the Shareholder is not a U.S. person, provides name and address information and otherwise satisfies applicable documentation requirements. In addition, with respect to certain distributions made to non-U.S. Shareholders, no withholding is required and the distributions by the Fund that relate to dividends paid to the Fund by money market mutual funds that are RICs generally will not be subject to federal income tax if (i) the distributions are properly reported by us as “interest-related dividends” or “short-term capital gain dividends,” (ii) the distributions are derived from sources specified in the Code for such dividends and (iii) certain other requirements are satisfied. No assurance can be given that any of our distributions would be designated as eligible for this exemption.

Non-U.S. Shareholders will not be subject to U.S. federal income tax on gains realized on the sale of Shares or on the non-U.S. Shareholder’s share of the Fund’s gains. However, in the case of an individual non-U.S. Shareholder, the non-U.S. Shareholder will be subject to U.S. federal income tax on gains on the sale of Shares or the non-U.S. Shareholder’s distributive share of gains if the non-U.S. Shareholder is present in the United States for 183 days or more during a taxable year and certain other conditions are met.

Non-U.S. Shareholders that are individuals will be subject to U.S. federal estate tax on the value of U.S. situs property owned at the time of their death (unless a statutory exemption or tax treaty exemption applies). It is unclear whether partnership interests (such as the Shares) will be considered U.S. situs property. Accordingly, non-U.S. Shareholders may be subject to U.S. federal estate tax on all or part of the value of the Shares owned at the time of their death.

Non-U.S. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Shares.

Regulated Investment Companies

The Fund does not believe that it will be classified as a qualified PTP. Accordingly, a RIC that invests in Shares will be treated as owning a proportionate share of the Fund’s assets and will take into account its allocable share of the Fund’s items of income, gain, loss, and deduction when testing the various compliance requirements specifically applicable to RICs. Under current interpretation of the RIC qualification rules, a RIC’s allocable share of income from the Fund’s DX Contracts and interest income from its investment in debt obligations should be treated as qualifying income. The U.S. Treasury has specific statutory authority (granted in 1987) to promulgate Treasury Regulations excluding from the definition of qualifying income foreign currency gains which are not directly related to a RIC’s principal business of investing in stock or securities (or options and futures with respect to stock or securities), although to date no such Treasury Regulations have been issued or proposed. For this reason, there are some RICs which do not invest in foreign currencies except as a way to hedge risk for investments which may be denominated in or affected by certain foreign currency fluctuations. At least one RIC has obtained a private ruling from the IRS that gains on its derivative investments used to obtain exposure to foreign currencies would constitute qualifying income under current law. RIC investors that have not sought their own rulings on the issue face a risk that future Treasury Regulations will recharacterize foreign currency gains received by them as nonqualifying income and be retroactive in application. A prospective RIC investor is encouraged to consult a tax adviser regarding the treatment of its investment in Shares under the current tax rules.

Tax-Exempt Organizations

An organization that is otherwise exempt from U.S. federal income tax is nonetheless subject to taxation with respect to its “unrelated business taxable income,” or UBTI. Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function.

UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as the Fund) in which it is a partner. This type of income is exempt, subject to the discussion of “unrelated debt-financed income” below, even if it is realized from securities trading activity that constitutes a trade or business.

UBTI includes not only trade or business income or gain as described above, but also “unrelated debt-financed income.” This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition.

All of the income realized by the Fund is expected to be short-term or long-term capital gain income, interest income or other passive investment income of the type specifically exempt from UBTI as discussed above. The Fund will not borrow funds for the purpose of acquiring or holding any investments or otherwise incur “acquisition indebtedness” with respect to such investments. Therefore, a tax-exempt entity purchasing Shares will not incur any UBTI by reason of its investment in the Shares or upon sale of such Shares provided that such tax-exempt entity does not borrow funds for the purpose of investing in the Shares.

Certain State and Local Taxation Matters

Prospective Shareholders should consider, in addition to the U.S. federal income tax consequences described, potential state and local tax considerations in investing in the Shares. These considerations arise under various taxing schemes, which include taxes imposed on entities treated as partnerships for U.S. federal income tax purposes, withholding on the distributive share of a nonresident partner, franchise and capital taxes, gross income taxes, net income taxes, value added taxes, and gross receipts taxes.

State and local tax laws often differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit for state net income tax purposes. For Shareholders that are taxed as entities for state or local tax income tax purposes, the taxable nexus, income, and apportionment factors of the Fund may flow through to the Shareholder and such flow-through may disproportionately impact the taxability of the Shareholder in one or more jurisdictions relative to that Shareholder’s distributive share from the Fund. For Shareholders that are individuals, the taxable nexus and apportioned income of the Fund will generally flow through to the Shareholder and the Shareholder’s distributive share of the taxable income or loss of the Fund generally will be required to be included in determining its reportable income for state and local income tax purposes in the jurisdiction in which the Shareholder is a resident.

The Fund may have a taxable nexus with one or more jurisdictions that will subject a Shareholder to tax (and require a Shareholder to file a state and local tax return with the jurisdiction in respect to the Shareholder’s share of the income derived from that business). A prospective Shareholder should consult its tax adviser with respect to the availability of a credit for such tax in the jurisdiction(s) in which the Shareholder is resident.

The Fund is likely not subject to the New York City unincorporated business tax because such tax is not imposed on an entity that is primarily engaged in the purchase and sale of financial instruments and securities for its “own account.” It is noted that the determination of whether the Fund will be subject to such tax is made on an annual basis and, accordingly, may change from one year to the next.

Nonresident individual Shareholders will be subject to New York State personal income tax with respect to their share of the New York source income or gain realized directly by the Fund, if any, and New York State may require withholding from the distributive shares of the Shareholders with respect to such income. Whenever reporting is required, the Fund, in its sole discretion, may, as a convenience to Shareholders make composite state filings and payments in New York and offer each eligible Shareholder the opportunity to join in such returns to the extent permitted by New York law. A nonresident individual U.S. Shareholder will not be subject to New York City income tax on nonresidents with respect to his or her investment in the Fund.

New York State and New York City residents will be subject to New York State and New York City personal income tax on their income recognized in respect of Shares. Because the Fund may conduct its business, in part, in New York City, corporate U.S. Shareholders generally will be subject to the New York franchise tax and the New York City general corporation tax by reason of their investment in the Fund, unless certain exemptions apply. However, pursuant to applicable regulations, non-New York corporate U.S. Shareholders not otherwise subject to New York State franchise tax or New York City general corporation tax should not be subject to these taxes solely by reason of investing in shares based on qualification of the Fund as a “portfolio investment partnership” under applicable rules. No ruling from the New York State Department of Taxation and Finance or the New York City Department of Finance has been, or will be, requested regarding such matters.

Pursuant to the investment partnership provisions of the Illinois Income Tax Act, if (i) 90% or more of the gross income generated by a partnership consists of interest, dividends and gains from the sale or exchange of “qualifying investment securities” for purposes of the 1.5% Illinois personal property tax replacement income tax (the “Replacement Tax”), (ii) no less than 90% of an entity’s cost of its total assets consist of qualifying investment securities, deposits at banks or other financial institutions and office space and equipment reasonably necessary to carry on its activities as an investment partnership, and (iii) the entity is not a dealer in qualifying investment securities, then the entity will meet the requirements of the investment partnership provisions of the Illinois Income Tax Act and should not be subject to the Replacement Tax.

For the purposes of claiming the Replacement Tax exemption, qualifying investment securities include common and preferred stock; bonds, debentures, and other debt securities; foreign and domestic currency deposits; mortgage or asset-backed securities; repurchase agreements and loan participations; forward currency exchange contracts and forward and futures contracts on foreign currencies; stock and bond index securities and futures contracts and other similar financial securities and futures contracts on those securities; options for the purchase or sale of the foregoing securities, currencies, or contracts; regulated futures contracts; commodities or futures, forwards, or options with respect to such commodities; derivatives; and a partnership interest in another partnership that is an investment partnership. If the tests for the Replacement Tax exemption are not met, and the Fund incurs a Replacement Tax liability, such liability will be computed on and charged and allocated to the Shareholders who do not themselves pay the Replacement Tax.

Whether or not the Fund qualifies as an investment partnership for Replacement Tax purposes is a question of fact that could change from year to year, and there can be no assurance that the Fund will in fact qualify in any particular year as an investment partnership that is exempt from the Replacement Tax.

Backup Withholding

The Fund is required in certain circumstances to backup withhold on certain payments paid to non-corporate Shareholders that do not furnish the Fund with their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to a Shareholder may be refunded or credited against the Shareholder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner.

Shareholders should be aware that certain aspects of the U.S. federal, state and local income tax treatment regarding the purchase, ownership and disposition of Shares are not clear under existing law. Thus, Shareholders are urged to consult their own tax advisers to determine the tax consequences of ownership of the Shares in their particular circumstances, including the application of U.S. federal, state, local and foreign tax laws.

FATCA

The Foreign Account Tax Compliance Act (“FATCA”) (i) requires certain foreign entities that are foreign financial institutions (as defined in Section 1471(d)(4) of the Code) to enter into an agreement with the IRS to disclose to the IRS the name, address and tax identification number of certain U.S. persons who own an interest in the foreign entity and requires certain other foreign entities to provide certain other information; and (ii) imposes a 30% withholding tax on certain payments of U.S. source income and proceeds from the sale of property that produces U.S. source interest or dividends if the foreign entity fails to enter into the agreement or satisfy its obligations under the legislation. Non-U.S. Shareholders are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on an investment in a Fund.

Tax on Net Investment Income

A 3.8% tax will be imposed on some or all of the net investment income of certain individuals with modified adjusted gross income of over $200,000 ($250,000 in the case of joint filers) and the undistributed net investment income of certain estates and trusts. For these purposes, it is expected that all or a substantial portion of a Shareholder’s share of Fund income will be net investment income. In addition, certain Fund expenses may not be deducted in calculating a Shareholder’s net investment income.

Tax Agent

The beneficial owners who are of a type, as identified by the nominee through whom their Shares are held, that do not ordinarily have U.S. federal tax return filing requirements (collectively, “Certain K-1 Unitholders”) have designated the Managing Owner as their tax agent (the “Tax Agent”) in dealing with the Trust. In light of such designation and pursuant to Treasury Regulation section 1.6031(b)-1T(c), as amended from time to time, the Trust will provide to the Tax Agent Certain K-1 Unitholders’ statements

(as such term is defined under Treasury Regulation section 1.6031(b)-1T(a)(3)), as amended from time to time).

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE SHARES.

PURCHASES BY EMPLOYEE

BENEFIT PLANS

Although there can be no assurance that an investment in the Fund, or any other managed futures product, will achieve the investment objectives of an employee benefit plan in making such investment, futures investments have certain features which may be of interest to such a plan. For example, the futures markets are one of the few investment fields in which employee benefit plans can participate in leveraged strategies without being required to pay tax on “unrelated business taxable income.” See “Material U.S. Federal Income Tax Considerations— ‘Tax-Exempt Organizations’” at page 101. In addition, because they are not taxpaying entities, employee benefit plans are not subject to paying annual tax on profits (if any) of the Fund.

General

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code, which a fiduciary of an “employee benefit plan” as defined in, and subject to the fiduciary responsibility provisions of, ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in the Fund (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit–sharing plans, “simplified employee pension plans,” Keogh plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Fund, including the role that such an investment would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Fund, must be satisfied that such investment is prudent for the Plan, that the investments of the Plan, including the investment in the Fund, are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the governing documents of the Plan.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO. AN INVESTMENT IN THE FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THE FUND IS NOT INTENDED AS A COMPLETE INVESTMENT PROGRAM.

“Plan Assets”

ERISA and a regulation issued thereunder (the “Plan Asset Rules”) contain rules for determining when an investment by a Plan in an equity interest of an entity will result in the underlying assets of such entity being considered to constitute assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of an entity will not be considered assets of a Plan which purchases an equity interest in the entity if certain exceptions apply, including (i) an exception applicable if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”) and (ii) an exception applicable if the investment by all “benefit plan investors” is not “significant” (the “Insignificant Participation Exception”), or certain other exceptions apply.

The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred. The Plan Asset Rules state that the determination of whether a security is “freely transferable” is to be made based on all relevant facts and circumstances. Under the Plan Asset Rules, a class of securities is “widely held” only if it is of a class of securities owned by 100 or more investors independent of the issuer and of each other.

The Shares should be considered to be publicly-offered securities. First, the Shares are being sold only as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933, and the Shares were timely registered under the Securities Exchange Act of 1934. Second, it appears that the Shares are freely transferable because the Shares may be freely bought and sold on the NYSE Arca. Third, the Shares have been owned by at least 100 investors independent of the Fund and of each other from the date the Shares were first sold. Therefore, the underlying assets of the Fund should not be considered to constitute assets of any Plan which purchases Shares.

Ineligible Purchasers

In general, Shares may not be purchased with the assets of a Plan if the Managing Owner, the Commodity Broker, the Administrator, Invesco Distributors, the Marketing Agent, the Trustee, the Index Sponsor, or any of their respective affiliates or any of their respective employees either: (a) has investment discretion with respect to the investment of such plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in clause (a) or (b) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Fund are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN THE FUND IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.

PLAN OF DISTRIBUTION

Authorized Participants

Unless otherwise agreed to by the Managing Owner and the Authorized Participant as provided in the next sentence, the Fund issues Shares in Baskets to Authorized Participants continuously on the creation order settlement date as of 2:45 p.m., Eastern time, on the business day immediately following the date on which a valid order to create a Basket is accepted by the Fund, at the NAV of 200,000 Shares as of the closing time of the NYSE Arca or the last to close of the exchanges on which the Fund’s futures contracts are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the Fund. Upon submission of a creation order, the Authorized Participant may request the Managing Owner to agree to a creation order settlement date up to 3 business days after the creation order date.

Authorized Participants may offer to the public, from time-to-time, Shares from any Baskets they create. Shares offered to the public by Authorized Participants will be offered at a per Share offering price that will vary depending on, among other factors, the trading price of the Shares on the NYSE Arca, the NAV per Share and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. The excess, if any, of the price at which an Authorized Participant sells a Share over the price paid by such Authorized Participant in connection with the creation of such Share in a Basket will be deemed to be underwriting compensation by the FINRA Corporate Financing Department. Authorized Participants will not receive from the Fund, the Managing Owner or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public, although investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

As of the date of this Prospectus, each of ABN AMRO Clearing Chicago LLC, BNP Paribas Securities Corp., Cantor Fitzgerald & Co., Citadel Securities, LLC, Citigroup Global Markets Inc., Credit Suisse Securities USA LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Goldman Sachs Execution & Clearing, L.P., Jefferies LLC, J.P. Morgan Securities Inc., Knight Capital Americas, LLC, Merrill Lynch Professional Clearing Corp., Morgan Stanley & Co. LLC, Nomura Securities International Inc., RBC Capital Markets, LLC, Timber Hill LLC, UBS Securities LLC, Virtu Financial Capital Markets, LLC and , Virtu Financial BD LLC. has executed a Participant Agreement and are the only Authorized Participants.

Likelihood of Becoming a Statutory Underwriter

The Fund issues Shares in Baskets to Authorized Participants from time-to-time in exchange for cash. Because new Shares can be created and issued on an ongoing basis at any point during the life of the Fund, a “distribution,” as such term is used in the Securities Act, will be occurring. An Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter, and thus will be subject to the prospectus-delivery and liability provisions of the Securities Act, if it purchases a Basket from the Fund, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act.

Dealers who are neither Authorized Participants nor “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus delivery exemption provided by section 4(3) of the Securities Act.

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Summary of Items of Value Paid Pursuant to FINRA Rule 2310

Nature of Payment	Recipient	Payor	Amount of Payment	Services Provided
Selling Commission	Authorized Participants	Shareholders	No greater than 0.99% of the gross offering proceeds.	Brokering purchases and sales of the Shares and creating and redeeming Baskets for the Fund.
Distribution Services Fee	Invesco Distributors	Managing Owner	Capped at $25,000 per annum, not to exceed 0.25% of the gross offering proceeds.

Assisting the Managing Owner with certain functions and duties relating to distribution and marketing, including reviewing and approving marketing materials, consulting with FINRA and ensuring compliance with FINRA marketing rules and maintaining certain books and records pertaining to the Trust and the Fund.

Marketing Services Fee	Marketing Agent	Managing Owner	A range from 0.05%—0.345% per annum of the Total Average Net Assets (as defined herein) during each year calculated in U.S. dollars; not to exceed 8.75% of the gross offering proceeds.

Assisting the Managing Owner by providing support to educate institutional investors about the Deutsche Bank indices and to complete governmental or institutional due diligence questionnaires or requests for proposals related to the Deutsche Bank indices.

For additional details see below.

General

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors who purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

Investors intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

The Managing Owner has agreed to indemnify certain parties against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that such parties may be required to make in respect of those liabilities. The Trustee has agreed to reimburse such parties, solely from and to the extent of the Fund’s assets, for indemnification and contribution amounts due from the Managing Owner in respect of such liabilities to the extent the Managing Owner has not paid such amounts when due.

The offering of Baskets is being made in compliance with FINRA Rule 2310. Accordingly, the Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares. The maximum amount of items of value to be paid to FINRA Members in connection with the offering of the Shares by the Fund will not exceed 10%.

The Authorized Participants will not charge a commission of greater than 0.99% of the gross offering proceeds of such Shares (which represents a maximum of $17,040,157 of the $1,721,228,000 registered on this Registration Statement on Form S-3 of the Trust.

Pursuant to the Distribution Services Agreement, Invesco Distributors will be paid by the Managing Owner out of the Management Fee of the Fund in an amount capped up to $25,000 per annum.

The Marketing Agent will be paid a marketing services fee by the Managing Owner. For each year ending on or prior to the sixth anniversary of the date of the Services Agreement, the marketing services fee will equal to the sum of: (i) 0.00345 times the lesser of Total Average Net Assets and $6,000,000,000, plus (ii) If such Total Average Net Assets were greater than $6,000,000,000, 0.002625 times the lesser of (A) the excess of such Total Average Net Assets over $6,000,000,000 and (B) $3,000,000,000, plus (iii) If such Total Average Net Assets were greater than $9,000,000,000, 0.000975 times the lesser of (A) the excess of such Total Average Net Assets over $9,000,000,000 and (B) $3,000,000,000, plus (iv) If such Total Average Net Assets were greater than $12,000,000,000, 0.00015 times the excess of such Total Average Net Assets over $12,000,000,000. For each year ending on or after to the sixth anniversary of the date of the Services Agreement, the marketing services fee will equal to 0.0005 times Total Average Net Assets. “Total Average Net Assets” means the sum of the “Average Net Assets” of all “Funds” for such period. “Average Net Assets” means in respect of any Fund, the average of the total NAV of such Fund (determined as described in its prospectus) as of the close of trading on each day of the applicable determination year during which the market on which such Fund is or was listed for trading was open for trading. For the avoidance of doubt, if a Fund was opened or terminated, or the applicable marketing services from the Marketing Agent were initiated or terminated, in the course of a determination year, the Average Net Assets will continue to be calculated with respect to all trading days in such determination year but with a value of zero for days on which the Fund did not exist or the Marketing Agent’s marketing services had been terminated or not yet initiated. For purposes of this paragraph only, “Funds” means, collectively, PowerShares DB Agriculture Fund, PowerShares DB Base Metals Fund, PowerShares DB Commodity Index Tracking Fund, PowerShares DB Energy Fund, PowerShares DB G10 Currency Harvest Fund, PowerShares DB Gold Fund, PowerShares DB Oil Fund, PowerShares DB Precious Metals Fund, PowerShares DB Silver Fund, PowerShares DB US Dollar Index Bearish Fund, PowerShares DB US Dollar Index Bullish Fund, and “New Invesco ETFs”. New Invesco ETF means, in part, any fund that both (i) is formed and sponsored or advised on or after the date of the Services Agreement by the Managing Owner or an affiliate and (ii) meets all of the following criteria: (1) is a any vehicle that both (a) is listed, traded or sold in North America, Central America or South America and (b) either (i) has an investment strategy substantially similar to that of a Fund or (ii) satisfies (or would, if sponsored by the Managing Owner, satisfy) all of the criteria set forth in clauses (ii)(1) and (b) herein; (2) is marketed as having a principal investment objective of providing exposure to certain designated commodities or derivatives thereof, whether long, short, or otherwise; and (3) (A) invests, is permitted to invest in, or which has as a principal investment strategy the investment of, more than 51% of its net assets in certain designated commodities, or (B) establishes or maintains, is permitted to establish or maintain, or which has as a principal investment strategy to establish or maintain, exposure to derivatives of certain designated commodities with a gross aggregate notional value greater than 51% of its NAV.

The payments to Invesco Distributors and the Marketing Agent will not, in the aggregate (of the Trust, and not on a Fund-by-Fund basis), exceed 0.25% and 8.75%, respectively, of the gross offering proceeds of the offering (or in an amount equal to $4,303,070 and $150,607,450, respectively, of the $1,721,228,000 registered on this Registration Statement on Form S-3 of the Trust. Invesco Distributors and the Marketing Agent will monitor compensation received in connection with the Trust to determine if the payments described hereunder must be limited, when combined with selling commissions charged and any price spreads realized by other FINRA members, in order to comply with the 10% limitation on total underwriters’ compensation pursuant to FINRA Rule 2310.

The Marketing Agent’s compensation is also subject to the limitations under NASD Rule 2830, which governs the underwriting compensation which may be paid in respect of investment companies.

The Shares are listed on the NYSE Arca under the symbol “UUP”.

LEGAL MATTERS

Sidley Austin LLP has advised the Managing Owner in connection with the Shares being offered hereby. Sidley Austin LLP also advises the Managing Owner with respect to its responsibilities as managing owner of, and with respect to matters relating to, the Trust and the Fund. Sidley Austin LLP has prepared the sections “Material U.S. Federal Income Tax Considerations” and “Purchases By Employee Benefit Plans” with respect to ERISA. Sidley Austin LLP has not represented, nor will it represent, the Trust, the Fund or the Shareholders in matters relating to the Trust or the Fund and no other counsel has been engaged to act on their behalf. Certain opinions of counsel have been filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

Richards, Layton & Finger, P.A., special Delaware counsel to the Trust, has advised the Trust in connection with the legality of the Shares being offered hereby.

EXPERTS

The financial statements of PowerShares DB US Dollar Index Bullish Fund and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ADDITIONAL INFORMATION

This Prospectus constitutes part of the Registration Statement filed by the Trust and the Trust on behalf of the Fund with the SEC in Washington, D.C. Additionally, as further discussed under “Incorporation by Reference of Certain Documents,” we have incorporated by reference certain information. This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the forms of the Participant Agreement and the Customer Agreement). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries; the exhibits themselves may be inspected without charge at the public reference facilities maintained by the SEC in Washington, D.C., and copies of all or part thereof may be obtained from the Commission upon payment of the prescribed fees. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov.

RECENT FINANCIAL INFORMATION AND ANNUAL REPORTS

The Managing Owner will furnish you with an annual report of the Fund within 90 calendar days after the end of its fiscal year as required by the rules and regulations of the CFTC, including, but not limited to, an annual audited financial statement certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund. You also will be provided with appropriate information to permit you to file your U.S. federal and state income tax returns (on a timely basis) with respect to your Shares. Monthly account statements conforming to CFTC and NFA requirements will be posted on the Managing Owner’s website at http://www.invescopowershares.com. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by regulatory authorities.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The Securities and Exchange Commission, or the SEC, allows us to “incorporate by reference” into this Prospectus the information that we file with it, meaning we can disclose important information to you by referring you to those documents already on file with the SEC.

The information we incorporate by reference is an important part of this Prospectus, and later information that we file with the SEC will automatically update and supersede some of this information. We incorporate by reference the documents listed below, and any future filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, including those filed prior to the effectiveness of the Registration Statement containing this Prospectus.

This Prospectus incorporates by reference the following documents, which we have previously filed with the SEC, in response to certain disclosures:

•	The Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed on February 29, 2016;

•	The Quarterly Report on Form 10-Q for the quarterly period ended on March 31, 2016, filed May 10, 2016;

•	The Current Reports on Form 8-K, filed April 22, 2016 and June 20, 2016;

•

All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2015, except for information furnished under Form 8-K, which is not deemed filed and not incorporated herein by reference;

•	Any documents filed pursuant to the Exchange Act subsequent to the date of this Registration Statement and prior to its effectiveness shall be deemed incorporated by reference into the Prospectus; and

•	Any documents filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made under this Prospectus.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this Prospectus except as so modified or superseded.

We will provide to you a copy of the filings that have been incorporated by reference in this Prospectus upon your request, at no cost. Any request may be made by writing or calling us at the following address or telephone number:

Invesco PowerShares Capital Management LLC

3500 Lacey Road, Suite 700

Downers Grove, IL 60515

Telephone: (800) 983-0903

These documents may also be accessed through our website at http://www.invescopowershares.com or as described herein under “Additional Information.” The information and other content contained on or linked from our website are not incorporated by reference in this Prospectus and should not be considered a part of this Prospectus.

We file annual, quarterly, current reports and other information with the SEC. You may read and copy these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding the Fund.

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PART TWO

STATEMENT OF ADDITIONAL INFORMATION

POWERSHARES DB US DOLLAR INDEX TRUST

PowerShares DB US Dollar Index Bullish Fund

Shares of Beneficial Interest

This is a speculative investment which involves the risk of loss.

Past performance is not necessarily indicative of future results.

See “The Risks You Face” beginning at page 20 in Part One.

THIS PROSPECTUS IS IN TWO PARTS:

A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION. THESE

PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN

IMPORTANT INFORMATION. YOU MUST READ THE

STATEMENT OF ADDITIONAL INFORMATION

IN CONJUNCTION WITH THE

DISCLOSURE DOCUMENT.

JUNE 20, 2016

Invesco PowerShares Capital Management LLC

Managing Owner

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

GENERAL INFORMATION RELATING TO INVESCO POWERSHARES CAPITAL MANAGEMENT LLC

Invesco PowerShares is Leading the Intelligent ETF Revolution® through its family of more than 140 domestic and international ETFs, with franchise assets of approximately $98 billion as of December 31, 2015. PowerShares ETFs trade on US stock exchanges, as well as exchanges throughout Canada and Europe.

Invesco PowerShares is anchored on a vision of delivering investment performance through the ETF structure. With this vision, Invesco PowerShares focuses on offering value-added and innovative ETFs; starting with the inception of the first two Dynamic ETFs in May 2003. Integration with Invesco Ltd. since 2006 continues to give Invesco PowerShares a global presence.

Invesco PowerShares is a part of Invesco Ltd., a leading independent global investment management company that provides comprehensive investment solutions and is listed on the New York Stock Exchange under the symbol IVZ.

THE FUTURES MARKETS

Futures Contracts

Futures contracts are standardized contracts made on United States or foreign exchanges that call for the future delivery of specified quantities of various agricultural and tropical commodities, industrial commodities, currencies, financial instruments or metals at a specified time and place. The contractual obligations, depending upon whether one is a buyer or a seller, may be satisfied either by taking or making, as the case may be, physical delivery of an approved grade of commodity or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same, or mutually off-setting, exchange prior to the designated date of delivery. As an example of an offsetting transaction where the physical commodity is not delivered, the contractual obligation arising from the sale of one contract of December 2016 wheat on a commodity exchange may be fulfilled at any time before delivery of the commodity is required by the purchase of one contract of December

2016 wheat on the same exchange. The difference between the price at which the futures contract is sold or purchased and the price paid for the offsetting purchase or sale, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Certain futures contracts, such as those for stock or other financial or economic indices approved by the CFTC or Eurodollar contracts, settle in cash (irrespective of whether any attempt is made to offset such contracts) rather than delivery of any physical commodity.

Hedgers and Speculators

The two broad classes of persons who trade futures interest contracts are “hedgers” and “speculators.” Commercial interests, including farmers, that market or process commodities, and financial institutions that market or deal in commodities, including interest rate sensitive instruments, foreign currencies and stocks, and which are exposed to currency, interest rate and stock market risks, may use the futures markets for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations occurring, for example, between the time a processor makes a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. The futures markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator risks his capital with the hope of making profits from price fluctuations in futures interests contracts. Speculators rarely take delivery of commodities, but rather close out their positions by entering into offsetting purchases or sales of futures interests contracts. Since the speculator may take either a long or short position in the futures markets, it is possible for him to make profits or incur losses regardless of whether prices go up or down. Trading by the Fund will be for speculative rather than hedging purposes.

Futures Exchanges

Futures exchanges provide centralized market facilities for trading futures contracts and options (but not forward contracts). Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange, the New York Mercantile Exchange, and ICE Futures U.S.

Each futures exchange in the United States has an associated “clearing house.” Once trades between members of an exchange have been confirmed, the clearing house becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s open position in the market. Thereafter, each party to a trade looks only to the clearing house for performance. The clearing house generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that enables the clearing house, at least to a large degree, to meet its obligations with regard to the “other side” of an insolvent clearing member’s contracts. Furthermore, clearing houses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearing houses is to ensure the integrity of trades, and members effecting futures transactions on an organized exchange need not worry about the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their commodity broker and the clearing house. The clearing house “guarantee” of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

Foreign futures exchanges differ in certain respects from their U.S. counterparts. In contrast to U.S. exchanges, certain foreign exchanges are “principals’ markets,” where trades remain the liability of the traders involved, and the exchange clearing house does not become substituted for any party.

Daily Limits

Most U.S. futures exchanges (but generally not foreign exchanges or banks or dealers in the case of forward contracts) limit the amount of fluctuation in futures interests contract prices during a single trading day by regulation. These regulations specify what are referred to as “daily price fluctuation limits” or more commonly “daily limits.” The daily limits establish the maximum amount that the price of a futures interests contract may vary either up or down from the previous day’s settlement price. Once the daily limit has been reached in a particular futures interest, no trades may be made at a price beyond the limit. See “The Risks You Face – (39) The NAV Calculation of the Fund May Be Overstated or Understated Due to the Valuation Method Employed When a Settlement Price is Not Available on the Date of NAV Calculation.”

Although the DX Contracts that the Fund will invest in are not currently subject to “daily limits,” the terms and conditions of these contracts may change in the future.

Regulations

Futures exchanges in the United States are subject to regulation under the Commodity Exchange Act, or CEAct, by the CFTC, the governmental agency having responsibility for regulation of futures exchanges and trading on those exchanges. (Investors should be aware that no governmental U.S. agency regulates the OTC foreign exchange markets.)

The CEAct and the CFTC also regulate the activities of “commodity trading advisors” and “commodity pool operators” and the CFTC has adopted regulations with respect to certain of such persons’ activities. Pursuant to its authority, the CFTC requires a commodity pool operator (such as the Managing Owner) to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend the registration of a commodity pool operator if the CFTC finds that the operator has violated the CEAct or regulations thereunder and in certain other circumstances. Suspension, restriction or termination of the Managing Owner’s registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the Trust. The CEAct gives the CFTC similar authority with respect to the activities of commodity trading advisors, such as the Managing Owner. If the registration of a Managing Owner as a commodity trading advisor were to be terminated, restricted or suspended, the Managing Owner would be unable, until such time (if any) as such registration were to be reinstated, to render trading advice to the Fund. The Fund is not registered with the CFTC in any capacity.

The CEAct requires all “futures commission merchants,” such as the Commodity Broker, to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified book and records open to inspection by the staff of the CFTC.

The CEAct also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

Shareholders are afforded certain rights for reparations under the CEAct. Shareholders may also be able to maintain a private right of action for certain violations of the CEAct. The CFTC has adopted rules implementing the reparation provisions of the CEAct which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEAct against a floor broker, futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.

Pursuant to authority in the CEAct, the NFA has been formed and registered with the CFTC as a “registered futures association.” At the present time, the NFA is the only non-exchange self-regulatory organization for commodities professionals. NFA members are subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. As the self-regulatory body of the commodities industry, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals who do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers and their respective associated persons and floor brokers. The Commodity Broker and the Managing Owner are members of the NFA (the Fund is not required to become a member of the NFA).

The CFTC has no authority to regulate trading on foreign commodity exchanges and markets.

Margin

“Initial” or “original” margin is the minimum amount of funds that must be deposited by a futures trader with his commodity broker in order to initiate futures trading or to maintain an open position in futures contracts. “Maintenance” margin is the amount (generally less than initial margin) to which a trader’s account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the futures trader’s performance of the futures interests which contracts he purchases or sells. Futures interests are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the purchase price of the underlying commodity being traded. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investment or speculation. The minimum amount of margin required in connection with a particular futures interests contract is set from time-to-time by the exchange on which such contract is traded, and may be modified from time-to-time by the exchange during the term of the contract.

Brokerage firms carrying accounts for traders in futures interests contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy in order to afford further protection for themselves.

Margin requirements are computed each day by a commodity broker. When the market value of a particular open futures interests contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the Fund’s position. With respect to the Managing Owner’s trading, only the Managing Owner, and not the Fund or its Shareholders personally, will be subject to margin calls.

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